Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of November 13, 2012, by and between Community Financial Shares, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS:

WHEREAS, the authorized capital stock of the Company consists of 5,000,000 shares of common stock (the “Common Stock”), of which 1,245,267 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, of which 6,970 shares of Series A Preferred Stock are issued and outstanding and 349 shares of Series B Preferred Stock are issued and outstanding;

WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, in a private offering of the Company’s Common Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock to certain accredited investors to be consummated on the date of the First Closing (as defined below) and the Second Closing (as defined below), if applicable, (the “Private Placement”) that is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act, such amount of the Company’s Common Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock as is set forth opposite such Purchaser’s name on Schedule 2.01(a) and Schedule 2.01(b) (the “Purchased Shares”). Immediately following the First Closing, the aggregate amount of Purchased Shares for all Purchasers will consist of 4,315,300 shares of Common Stock, 133,411 shares of Series C Preferred Stock, 56,708 shares of Series D Preferred Stock and 6,728 shares of Series E Preferred Stock;

WHEREAS, the Company has engaged FIG Partners LLC as its exclusive placement agent (the “Placement Agent”) for the offering of the Purchased Shares in the Private Placement on a “best efforts” basis; and

WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

“Advisory Member” has the meaning set forth in Section 3.01(f).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” has the meaning set forth in Section 4.31.

“Agency” has the meaning set forth in Section 4.37(c)(i).

“ALLL” has the meaning set forth in Section 4.08(c).

“Agreement” means, collectively, this Agreement and the schedules and exhibits attached hereto.

“Amended and Restated Certificate of Incorporation” has the meaning set forth in Section 7.11.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Audited Financial Statements” has the meaning set forth in Section 4.13.

“Bank” means the Company’s wholly owned subsidiary, Community Bank of Wheaton-Glen Ellyn, a commercial bank chartered under the laws of the State of Illinois.

“Bank Entity” means the Bank and any direct or indirect significant subsidiary (as such term is defined in Regulation S-X promulgated under the Securities Act) of the Company and any of their respective successors.

“Bank Entity Securities” means, with respect to any Bank Entity, (i) any common stock of such Bank Entity, (ii) securities convertible into or exercisable or exchangeable for common stock of such Bank Entity, (iii) any preferred stock of such Bank Entity, (iv) any other equity or equity-linked securities of such Bank Entity issued by the Company or such Bank Entity, and (v) options, warrants or other rights to acquire common stock of such Bank Entity or any other equity or equity-linked securities of such Bank Entity issued by the Company or such Bank Entity.

“Bank Holding Company” means a “bank holding company” as defined in the BHCA.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

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“BHCA Control” has the meaning set forth in Section 4.52.

“BHC Affiliates” means, with respect to an Person, its Affiliates and all of its “affiliates” as defined in the BHCA or Regulation Y of the Federal Reserve Board.

“Board Committees” has the meaning set forth in Section 3.01(a).

“Board of Directors” means the Board of Directors of the Company.

“Burdensome Regulatory Condition” means any requirement imposed by any Governmental Authority (other than a requirement that the Purchaser agree to such customary restrictions as are contained in the Federal Reserve Board’s current standard form of passivity commitments) that the Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on it, its investment advisor or its (or its investment advisor’s) Affiliates, limited partners, members, directors or officers, including, but not limited to, any requirement to disclose any information with regard to its (or its investment advisor’s) limited partners, non-managing members or shareholders, unless otherwise determined by the Purchaser in its sole discretion.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Chicago, Illinois or New York, New York are authorized or required by Applicable Law to close.

“Bylaws” has the meaning set forth in Section 2.02(b)(ii).

“Capital Stock” means the Common Stock and the Preferred Stock.

“Certificate of Incorporation” has the meaning set forth in Section 2.02(b)(ii).

“CIBCA” has the meaning set forth in Section 2.02(b)(xiii).

“Clinton Group” means Clinton Group, Inc. or any Affiliate thereof that is a Purchaser.

“Closing” means the First Closing or the Second Closing, as applicable.

“Closing Date” means the date of any Closing.

“Code” has the meaning set forth in Section 4.31.

“Commission” has the meaning set forth in the recitals hereof.

“Common Stock” means the common stock, no par value, of the Company.

“Company Reports” has the meaning set forth in Section 4.14.

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“Company Securities” means (i) any Common Stock, (ii) securities convertible into or exercisable or exchangeable for Common Stock, (iii) any Preferred Stock, (iv) any other equity or equity-linked securities issued by the Company, and (v) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked securities issued by the Company.

“Confidential Information” means information provided to the Purchasers pursuant to Section 7.04 and Section 7.06, except that “Confidential Information” does not include any information that (i) was publicly available prior to the date of this Agreement or hereafter becomes publicly available without any violation of this Agreement on the part of any Purchaser or any of its Representatives, (ii) was available to any Purchaser or its Representatives on a non-confidential basis prior to its disclosure to such Purchaser or its Representatives by the Company or its Representatives or (iii) becomes available to any Purchaser from a person other than the Company or its Representatives who is not, to the best of such Purchaser’s knowledge, subject to any legally binding obligation to keep such information confidential.

“Contingent Obligation” has the meaning set forth in Section 4.23.

“Contract” means any contract, agreement, lease, license, commitment, arrangement, sales and purchase order or other instrument, whether written or oral.

“Conversion Shares” means (a) the shares of Common Stock issuable pursuant to the conversion of the Series C Preferred Stock (including Series C Preferred Stock issued upon conversion of the Series D Preferred Stock or the Series E Preferred Stock), the Series D Preferred Stock and the Series E Preferred Stock and (b) the shares of Series C Preferred Stock issuable pursuant to the conversion of the Series D Preferred Stock and the Series E Preferred Stock.

“Damages” has the meaning set forth in Section 9.01.

“Deferred Tax Asset” means the aggregate value of any assets on the Company’s balance sheet that may be used to reduce the Company’s income tax expense in any subsequent period.

“Delaware Secretary” means the Secretary of State of the State of Delaware.

“Dispute Notice” has the meaning set forth in Section 7.19(c).

“DTC” means The Depository Trust Company.

“Electing Purchaser” has the meaning set forth in Section 7.19(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” has the meaning set forth in Section 4.14.

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“Excluded Issuance” means any of the following transactions or offerings:

(a) issuances of any Company Securities or Bank Entity Securities issued on exercise, conversion or exchange of any other Company Security or Bank Entity Security, as applicable, (i) that was outstanding immediately prior to the First Closing or (ii) that has been issued in compliance with this Agreement; provided that the exercise prices or conversion prices of such other Company Securities or Bank Entity Securities are not decreased and the number of Company Securities or Bank Entity Securities issuable upon exercise or conversion of such other Company Securities or Bank Entity Securities are not increased other than in accordance with the terms of such other Company Securities or Bank Entity Securities;

(b) issuances of any Company Securities or Bank Entity Securities as a dividend or distribution on any other Company Security or Bank Entity Security;

(c) issuances of any Bank Entity Securities to the Company or any wholly-owned Subsidiary of the Company;

(d) issuances of any Company Securities pursuant to (i) an acquisition of another Person (or all or substantially all of the assets of such Person) by the Company or any of its Subsidiaries, whether by merger, acquisition or other similar transaction or (ii) a joint venture or partnership agreement, provided that in each case such issuance has been or is approved by the Board of Directors and provided further that any Company Securities issued or issuable in connection with any transaction contemplated by this clause (d) that is either (A) attributable to capital raising for the Company or its Subsidiaries or (B) to raise capital for the Company or its Subsidiaries, directly or indirectly, in order to fund any transaction contemplated by this clause (d) including, without limitation, securities issued in one or more related transactions or that result in similar economic consequences, shall not be deemed to be an Excluded Issuance;

(e) the Company Securities sold in the Rights Offering in accordance herewith;

(f) the Purchased Shares sold at the First Closing or the Second Closing in accordance herewith; and

(g) issuances or grants of any compensatory Company Securities to directors, officers or employees of the Company under any equity-incentive plan in effect on the date of this Agreement or approved by the Nominating Purchaser Nominees.

“Exercise Notice” has the meaning set forth in Section 6.01(c).

“FDIC” means the Federal Deposit Insurance Corporation.

“Fair Market Value” of a security shall mean the closing bid price of such security, as reported by Bloomberg. If no closing bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group, Inc. If the Fair Market Value cannot be calculated for a security on a particular date on any of the foregoing bases, the Fair Market Value of such security on such date shall be the fair market value as mutually determined by the Company and the Purchasers.

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“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Financial Statements” has the meaning set forth in Section 4.13.

“First Closing” has the meaning set forth in Section 2.02(a).

“First Form 8-K Filing” means the first Form 8-K Filing made in connection with the execution of this Agreement pursuant to Section 7.15 hereof.

“Form 8-K Filing” has the meaning set forth in Section 7.15(a).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency or official, including any political subdivision thereof, and any applicable industry self-regulatory organization.

“IDFPR” means the Illinois Department of Financial and Professional Regulation.

“Indebtedness” has the meaning set forth in Section 4.23.

“Indemnified Party” has the meaning set forth in Section 9.01.

“Insolvent” has the meaning set forth in Section 4.15.

“Insurer” has the meaning set forth in Section 4.37(c)(iii).

“Intellectual Property Rights” has the meaning set forth in Section 4.28.

“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 7.21.

“Issuance Notice” has the meaning set forth in Section 6.01(a).

“Lead Purchasers” means Clinton Group and each Wellington Purchaser.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, community property right, claim, option or other restriction (including any restriction on the right to vote, sell or otherwise dispose of such property or asset), encumbrance or other similar adverse claim of any kind in respect of such property or asset.

“Loan Investor” has the meaning set forth in Section 4.37(c)(ii).

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“Material Adverse Effect” means, with respect to the Company, any change, circumstance or effect, individually or in the aggregate, that (a) is, or is reasonably expected to be, materially adverse to the business, results of operations, or financial condition, of the Company and its Subsidiaries taken as a whole, or (b) could materially impair the ability of the Company to perform its obligations under this Agreement or to consummate any Closing; provided, however, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (i) changes, after the date of this Agreement, in GAAP or regulatory accounting requirements applicable to financial institutions or Bank Holding Companies generally, except to the extent such change disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, relative to Persons in the banking services industry operating in the sectors in which the Company and its Subsidiaries operate generally, (ii) changes, after the date of this Agreement, in laws of general applicability, rules and regulations or interpretations thereof by any governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations, except to the extent such change disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, relative to Persons in the banking services industry operating in the sectors in which the Company and its Subsidiaries operate generally, (iii) changes, after the date of this Agreement, in global or national or regional political conditions (including the outbreak of war or acts of terrorism) or in general or regional economic or market conditions affecting financial institutions or Bank Holding Companies, except to the extent that any such change in general or regional economic or market conditions has a disproportionate adverse effect on such party relative to Persons in the banking services industry operating in the sectors in which the Company and its Subsidiaries operate generally or (iv) the public disclosure of this Agreement or the transactions contemplated hereby.

“Material Contracts” has the meaning set forth in Section 4.29.

“Maximum Voting Ownership Interest” has the meaning set forth in Section 6.01(f).

“Nominating Purchasers” means Clinton Group, Marlin Capital and Phillip J. Timyan.

“Nominating Purchaser Nominee” has the meaning set forth in Section 3.01(a).

“Ownership Interest” means, with respect to any determination date and with respect to any Purchaser, the percentage that results from dividing (a) the number of outstanding shares of Common Stock that are beneficially owned by a Purchaser on such determination date by (b) the total number of shares of Common Stock that are outstanding on such determination date, assuming, without double counting, (i) in the case of the foregoing clause (a), all of the then outstanding Company Securities held by such Purchaser that are convertible directly or indirectly into Common Stock (assuming for such purpose that there are no restrictions on the right of the Purchaser to effect such conversion and that there are sufficient shares of Common Stock available to effect such conversion) have been converted into Common Stock, and (ii) in the case of the foregoing clause (b), all the then outstanding Company Securities held by any person that are convertible directly or indirectly into Common Stock (assuming for such purpose that there are no restrictions on the right of the Purchaser to effect such conversion and that there are sufficient shares of Common Stock available to effect such conversion) have been converted into Common Stock.

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“OREO” has the meaning set forth in Section 4.08(b).

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Placement Agent” has the meaning set forth in the recitals hereof.

“Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

“Private Placement” has the meaning set forth in the recitals hereof.

“Purchase Price” means (i) $100.00 per share for each Purchased Share that is a share of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock and (ii) $1.00 per share for each Purchased Share that is a share of Common Stock.

“Purchased Shares” has the meaning set forth in the recitals hereof.

“Purchaser” has the meaning set forth in the preamble.

“Qualified Public Offering” means the closing of an underwritten public offering with a nationally recognized underwriter of Common Stock pursuant to an effective registration statement under the Securities Act and related regulations of the Commission, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form, with aggregate offering proceeds to the Company of at least $40 million.

“Registrable Securities” means the Conversion Shares that are shares of Common Stock or any shares of capital stock issued or issuable with respect to the conversion of the shares purchased by the Purchasers as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

“Registration Rights Agreement” has the meaning set forth in Section 6.01(g).

“Regulatory Agreement” has the meaning set forth in Section 4.36.

“Representatives” of any Person means the Affiliates, officers, directors, employees, attorneys, accountants, financial advisors and other agents and other representatives of such Person.

“Regulation D” has the meaning set forth in the recitals hereof.

“Required Consents” has the meaning set forth in Section 4.04.

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“Required Holders” means the holders of a majority of the Purchased Shares.

“Required Stockholder Approval” has the meaning set forth in Section 4.02.

“Rights Offering” has the meaning set forth in Section 7.18.

“Rule 144” means Rule 144 or Rule 144A (or any successor provisions) under the Securities Act.

“Sarbanes-Oxley Act” has the meaning set forth in Section 4.20.

“Second Closing” has the meaning set forth in Section 2.02(a).

“Second Closing Calculation Notice” has the meaning set forth in Section 7.19(a).

“Second Closing Date” has the meaning set forth in Section 2.02(a).

“Second Closing Election” has the meaning set forth in Section 7.19(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, of the Company.

“Series B Preferred Stock” means the shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, $1.00 par value per share, of the Company.

“Series C Certificate of Designations” means the Certificate of Designations of the Powers, Preferences and Rights of the Series C Preferred Stock, which is set forth in Exhibit A.

“Series C Preferred Stock” means the Series C Preferred Stock of the Company, which shall have the terms set forth in the Series C Certificate of Designations.

“Series D Certificate of Designations” means the Certificate of Designations of the Powers, Preferences and Rights of the Series D Preferred Stock, which is set forth in Exhibit B.

“Series D Preferred Stock” means the Series D Preferred Stock of the Company, which shall have the terms set forth in the Series D Certificate of Designation.

“Series E Certificate of Designations” means the Certificate of Designations of the Powers, Preferences and Rights of the Series E Preferred Stock, which is set forth in Exhibit C.

“Series E Preferred Stock” means the Series E Preferred Stock of the Company, which shall have the terms in the Series E Certificate of Designations.

“Stockholders Meeting” has the meaning set forth in Section 7.11.

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“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“TARP Preferred Stock” has the meaning set forth in Section 2.02(b)(xv).

“Tax” or “Taxes” has the meaning set forth in Section 4.31.

“Termination Date” has the meaning set forth in Section 8.01(c).

“Transaction Documents” means collectively this Agreement, the Registration Rights Agreement, the Series C Certificate of Designations, the Series D Certificate of Designations, the Series E Certificate of Designations and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

“Treasury” has the meaning set forth in Section 2.02(b)(xv).

“Unaudited Financial Statements” has the meaning set forth in Section 4.13.

“Voting Ownership Interest” means, with respect to any particular date and with respect to any Purchaser, the percentage of any class of Voting Securities of the Company deemed to be owned or controlled by the Purchaser (when aggregated with its BHC Affiliates) for purposes of, and in accordance with, the BHCA and its implementing regulations and guidance.

“Voting Securities” means shares of any class or series of capital stock of the Company that entitle the holders thereof (either as a separate class or series, or together with any other class or series of the Company’s capital stock) to vote on (a) the election of directors of the Company or (b) with regard to any additional matter, other than (i) the issuance of additional amounts or classes of senior securities, (ii) the modification of the terms of the security or interest so as to significantly and adversely affect its rights or preference, (iii) the dissolution of the Company, (iv) the payment of dividends by the Company when preferred dividends are in arrears or (v) such other items customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preference of the security or interest.

“Wellington Purchasers” means each Purchaser managed by Wellington Management Company, LLP.

ARTICLE II

PURCHASE AND SALE OF THE SECURITIES

Section 2.01. Purchase and Sale of the Purchased Shares.

(a) On the terms and subject to the conditions contained in this Agreement, and in reliance upon the representations, warranties and covenants set forth in this Agreement, at the

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First Closing, each Purchaser, severally and not jointly, hereby agrees to purchase such amount of the Purchased Shares as is set forth opposite such Purchaser’s name on Schedule 2.01(a) at the Purchase Price for each Purchased Share to be purchased at the First Closing, and the Company hereby agrees to issue, sell, convey, transfer and assign such Purchased Shares to the respective Purchasers, free and clear of all Liens.

(b) On the terms and subject to the conditions contained in this Agreement, and in reliance upon the representations, warranties and covenants set forth in this Agreement, at the Second Closing, each Electing Purchaser, severally and not jointly, hereby agrees to purchase such amount of Purchased Shares as is set forth opposite such Purchaser’s name on Schedule 2.01(b) at the Purchase Price for each Purchased Share to be purchased at the Second Closing, and the Company hereby agrees to issue, sell, convey, transfer and assign such Purchased Shares to the respective Purchasers, free and clear of all Liens.

Section 2.02. Closings.

(a) Closing. The initial closing of the sale by the Company and the purchase by the Purchasers of the Purchased Shares set forth opposite the Purchasers’ names on Schedule 2.01(a) (the “First Closing”) will take place on (i) the date that is two (2) Business Days following the satisfaction or waiver of the conditions set forth in Section 2.02(b) and Section 2.02(c) (excluding conditions that, by their nature, cannot be satisfied until the Closing Date, but subject to the satisfaction or waiver of those conditions) or (ii) on such other date as the parties may agree in writing (the “First Closing Date”), in each case at the offices of Kilpatrick Townsend & Stockton LLP in Washington D.C. (or at such other place as the parties may agree in writing). The second closing of the sale by the Company and the purchase by the Purchasers of the Purchased Shares listed under the heading “Second Closing” on Schedule 2.01(b) as determined in accordance with Section 7.19 (the “Second Closing”) will take place (i) within ten (10) Business Days following acceptance of the final Second Closing Calculation Notice pursuant to Section 7.19 or (ii) on such other date as the parties may agree in writing (the “Second Closing Date”) at the offices of Kilpatrick Townsend & Stockton LLP in Washington D.C. (or at such other place as the parties may agree in writing).

(b) Purchaser Conditions to each Closing. The obligation of each Purchaser hereunder to purchase the applicable Purchased Shares at each Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for each Purchaser’s sole benefit and may be waived by any Purchaser (but only with respect to itself) at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) the Company shall have duly executed and delivered to the Purchaser (A) each of the Transaction Documents and (B) one or more certificates (if physical certificates are required by the Purchaser to be held immediately prior to Closing; if not, then facsimile or “.pdf” copies of such certificates shall suffice for purposes of Closing with the original certificates to be delivered within one Business Day of the Closing Date), free and clear of all restrictive and other legends (except as expressly provided in Section 7.02), evidencing the

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applicable Purchased Shares purchased by such Purchaser at such Closing pursuant to this Agreement (or, if the Company and such Purchaser agree, the Company shall cause to be made a book-entry record through the facilities of DTC representing the applicable Purchased Shares purchased by such Purchaser at such Closing registered in the name of such Purchaser);

(ii) the Company shall have delivered to such Purchaser a certificate of the Secretary of the Company, dated as of such Closing Date, (A) certifying resolutions adopted by the Board of Directors approving the transactions contemplated by this Agreement and the issuance of the Purchased Shares and Conversion Shares in respect thereof, (B) certifying the current versions of the certificate of incorporation (the “Certificate of Incorporation”) and bylaws of the Company (the “Bylaws”), and (C) certifying as to the signatures and authority of the persons signing the Agreement and related documents on behalf of the Company;

(iii) (A) all of the representations and warranties made by the Company in this Agreement (other than such representations and warranties which are qualified by materiality or Material Adverse Effect) shall be true and correct in all material respects on and as of the date of this Agreement and as of such Closing Date as if made on such date, (B) all of the other representations and warranties made by the Company in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and as of such Closing Date as if made on such date and (C) the Company shall have performed and complied with, in all material respects, all of the obligations and agreements required to be performed by the Company on or before such Closing Date under this Agreement. The Company shall have delivered to such Purchaser a certificate of the President and Chief Executive Officer of the Company, dated as of such Closing Date, pursuant to which the Company will certify that the conditions set forth in this Section 2.02(b)(iii) shall have been satisfied.

(iv) the Purchasers shall have received the opinion of Kilpatrick Townsend & Stockton LLP, the Company’s outside counsel, dated as of such Closing Date, in substantially the form of Exhibit D attached hereto; provided that such opinion shall be reasonably acceptable to the Lead Purchasers;

(v) the Required Consents shall have been obtained to the reasonable satisfaction of such Purchaser and without requiring any of the actions described in the last sentence of Section 7.16;

(vi) the Company shall have delivered to the Purchasers a certificate evidencing the formation and good standing of the Company and the Bank in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within twenty (20) days of such Closing Date;

(vii) the Company shall have delivered to the Purchasers a certificate evidencing the Company and the Bank’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which such entity conducts business and is required to so qualify, as of a date within twenty (20) days of such Closing Date;

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(viii) the Company shall have obtained (A) the Required Consents and (B) the Required Stockholder Approval;

(ix) there shall not have occurred an event that has had or would reasonably be expected to have a Material Adverse Effect;

(x) there shall be no effective injunction, written or preliminary restraining order or any other order of any nature issued by a Governmental Authority of competent jurisdiction to the effect that the transactions contemplated hereby may not be consummated as provided in this Agreement, no proceeding or lawsuit will have been commenced by any Governmental Authority for the purpose of obtaining any such injunction, writ, preliminary restraining order and no written notice will have been received from any Governmental Authority indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby;

(xi) except as set forth on Schedule 2.02(b)(xi), the Common Stock (including without limitation, the Registrable Securities, to the extent applicable) (A) shall be designated for quotation on the Over-the-Counter Bulletin Board or quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group, Inc., (B) shall not have been suspended, as of such Closing Date, by the Commission or the Over-the-Counter Bulletin Board or the OTC Markets Group, Inc. from quotation on the Over-the-Counter Bulletin Board or quoted in the over-the-counter market as reported in the “pink sheets,” nor shall suspension by the Commission or the Over-the-Counter Bulletin Board or OTC Markets Group, Inc. have been threatened, as of the Closing Date, in writing by the Commission or the Over-the-Counter Bulletin Board or OTC Markets Group, Inc. and (C) during any day during the ninety (90) Business Days prior to such Closing Date, shall not have fallen below the minimum listing maintenance requirements of the Over-the-Counter Bulletin Board or OTC Markets Group, Inc.;

(xii) after giving effect to transactions to be consummated at such Closing, the Company’s total equity to total assets ratio shall not be less than 6% and the Bank shall have capital at levels that are at least equal to those levels required for banks to be considered “well-capitalized” under the applicable regulations of the FDIC and any other applicable regulatory capital requirements. Specifically, as computed in accordance with the applicable regulations of the FDIC, the Bank’s Tier 1 risk-based capital ratio shall not be less than 10%, its total risk-based capital ratio shall not be less than 11% and its Tier 1 leverage ratio shall not be less than 8%;

(xiii) each Lead Purchaser shall have received confirmation, satisfactory to it in its reasonable good faith judgment, from the Federal Reserve Board to the effect that the purchase of the applicable Purchased Shares and the consummation of such Closing and the transactions contemplated by this Agreement will not result in such Lead Purchaser or any of its Affiliates being deemed in control of the Company for purposes of (A) the Change in Bank Control Act of 1978, as amended (the “CIBCA”), or the BHCA, or (B) otherwise being regulated as a bank holding company within the meaning of the BHCA;

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(xiv) no Lead Purchaser shall have received any indication from the Federal Reserve Board, the FDIC, the IDFPR or any other Governmental Authority that such Lead Purchaser, its investment advisor or its (or its investment advisor’s) Affiliates, limited partners, members, shareholders, directors or officers is required to comply with a Burdensome Regulatory Condition in order to consummate such Closing and the transactions contemplated by this Agreement, or as a result of such consummation;

(xv) the Company shall have delivered to such Lead Purchaser such other documents relating to the transactions contemplated by this Agreement as such Lead Purchaser or its counsel may reasonably request;

(xvi) the Company shall have received the written approval, which shall not have been subsequently modified or withdrawn, of the U.S. Department of Treasury (the “Treasury”) to repurchase the shares of Series A Preferred Stock and Series B Preferred Stock previously issued to the Treasury by the Company pursuant to the Treasury’s Trouble Asset Relief Program Capital Purchase Program (the “TARP Preferred Stock”) in accordance with the terms set forth on Schedule 2.02(b)(xvi) (such repurchase the “TARP Preferred Stock Repurchase”);

(xvii) (A) the Company shall have caused the Amended and Restated Certificate of Incorporation, the Series C Certificate of Designations, the Series D Certificate of Designations and the Series E Certificate of Designations to have been filed with and accepted by the Delaware Secretary and the Company shall have provided evidence thereof to such Purchaser prior to or at such Closing and (B) the Amended and Restated Certificate of Incorporation, the Series C Certificate of Designations, the Series D Certificate of Designations and the Series E Certificate of Designations shall be in full force and effect as of such Closing;

(xviii) the aggregate purchase price for the Purchased Shares issued in the Private Placement at the First Closing shall be at least $24.0 million; and

(xix) the purchase of such Purchased Shares shall not cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Purchaser) would represent more than 9.9% of the voting securities of the Company outstanding at such time.

(c) Company Conditions to each Closing. The obligation of the Company hereunder to issue and sell the Purchased Shares to each of the Purchasers, at each Closing, is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Purchasers with prior written notice thereof:

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(i) such Purchaser shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company this Agreement, duly executed by such Purchaser;

(ii) (A) all of the representations and warranties made by such Purchaser in this Agreement (other than such representations and warranties which are qualified by materiality or Material Adverse Effect which) shall be true and correct in all material respects on and as of the date of this Agreement and as of such Closing Date as if made on such date, (B) all of the other representations and warranties made by such Purchaser in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and as of such Closing Date as if made on such date and (C) such Purchaser shall have, in all material respects, performed and complied with all of the obligations and agreements required to be performed by the Purchaser on or before such Closing Date under this Agreement;

(iii) such Purchaser shall have delivered to the Company the Purchase Price for the Purchased Shares being purchased by such Purchaser at such Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company; and

(iv) there shall be no effective injunction, written or preliminary restraining order or any other order of any nature issued by a Governmental Authority of competent jurisdiction to the effect that the transactions contemplated hereby may not be consummated as provided in this Agreement, no proceeding or lawsuit will have been commenced by any Governmental Authority for the purpose of obtaining any such injunction, writ or preliminary restraining order, and no written notice will have been received from any Governmental Authority indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby.

Section 2.03. Form of Payment. Unless otherwise agreed to by the Company and the Purchasers, on or prior to each Closing Date, each Purchaser shall wire the applicable Purchase Price, in United States dollars and in immediately available funds, to a non-interest bearing account established by the Company, and the Company shall irrevocably instruct its transfer agent to deliver to the Purchasers one or more certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 7.02 hereof), evidencing the Purchased Shares purchased by such Purchaser at such Closing pursuant to this Agreement. Notwithstanding anything to the contrary set forth herein, if a Purchaser requires that physical certificates be held immediately prior to Closing, then such Purchaser shall not be required to wire its Purchase Price until it (or its designated custodian) confirms receipt of its Purchased Shares.

ARTICLE III

BOARD REPRESENTATION

Section 3.01. Nominating Purchaser Representation on Company and Bank Entity Board of Directors.

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(a) On the First Closing Date, subject to any required approval or non-objection of the FDIC, IDFPR, Federal Reserve Board or other Governmental Authority, the Company will appoint one individual (each a “Nominating Purchaser Nominee”) designated by each Nominating Purchaser (who may be affiliated with such Nominating Purchaser) and approved by the Company, which approval will not be unreasonably withheld, conditioned or delayed, to serve as (A) a member of the Board of Directors and the board of directors of each Bank Entity and (B) at the option of such Nominating Purchaser Nominee, a member of each of the respective committees of the Boards of Directors of the Company and each Bank Entity for which such Nominating Purchaser Nominee qualifies (each such committee, a “Board Committee”) (provided, that in the case of any such Board Committee, such Nominating Purchaser Nominee would not constitute more than 25% of the members of such Board Committee). A Nominating Purchaser Nominee may only be subject to removal from the Board Committees and replaced on such Board Committees by another nominee if the Nominating Purchaser that appointed such Nominating Purchaser Nominee elects, in its sole discretion, to remove and replace such Nominating Purchaser Nominee from the Board Committees for and of which such Nominating Purchaser Nominee qualifies and has elected to be a member, subject to approval of any replacement by the Company, which approval will not be unreasonably withheld, conditioned or delayed.

(b) Each Nominating Purchaser Nominee shall be entitled to (a) directors and officers insurance coverage, (b) indemnification from the Company, (c) fees and (d) any other rights and benefits, in each case in amounts and scope of coverage comparable to those provided to other outside directors.

(c) For so long as each Nominating Purchaser and its Affiliates maintain an Ownership Interests of at least 2.5%, the Board of Directors and the board of directors of each Bank Entity will nominate an individual designated by each Nominating Purchaser and approved by the Company and each Bank Entity, which approval will not be unreasonably withheld, conditioned or delayed, for election to the Board of Directors and the board of directors of each Bank Entity, and the Company and each Bank Entity will do all other lawful things in their power to cause that person to be elected to its respective Board of Directors. Upon such election, such Nominating Purchaser Nominee shall be appointed to serve as a member of the respective Board Committees for and of which such Nominating Purchaser Nominee qualifies and has elected to be a member, and the Company and each Bank Entity will do all other lawful things in their power to cause that person to be elected to each of the Board Committees to which such Nominating Purchaser Nominee has been appointed, including without limitation, increasing the number of members on each of the Board Committees to four or more members. If a Nominating Purchaser Nominee ceases to serve as a director for any reason, the Company and each Bank Entity shall cause the vacancy created thereby to be filled by an individual designated by the Nominating Purchaser that appointed such Nominating Purchaser Nominee as soon as reasonably practicable, subject to the Company’s and each Bank Entity’s reasonable approval of the qualifications of such designated individual and to any required regulatory approval or non-objection. If an individual designated by a Nominating Purchaser and nominated by the Company and each Bank Entity is not elected to the Board of Directors or the board of directors

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of any Bank Entity, the Company or such Bank Entity, as applicable, shall immediately increase the size of its Board of Directors, notwithstanding the limitation set forth in Section 3.01(d) hereof, and appoint to its Board of Directors an individual designated by the Nominating Purchaser that appointed such Nominating Purchaser Nominee, subject to the Company’s or such Bank Entity’s reasonable approval of the qualifications of such designated individual and to any required regulatory approval or non-objection (such individual to be different from the individual who was not elected by the stockholders of the Company or such Bank Entity).

(d) For so long as each Nominating Purchaser and its Affiliates collectively maintain an Ownership Interest of at least 2.5%, the Board of Directors and the board of directors of each Bank Entity shall not exceed nine persons. Notwithstanding the foregoing, the Board of Directors and the board of directors of each Bank Entity may exceed nine members (i) to the extent necessary to increase the size of such Board of Directors to enable the Company or such Bank Entity to comply with the last sentence of Section 3.01(c), or (ii) during the period that is three months following the Closing Date; provided that, during that period, the Company and such Bank Entity, as applicable, shall use their reasonable best efforts to cause the reduction in the number of directors to not more than nine.

(e) In the event a Nominating Purchaser and its Affiliates collectively fail to maintain an Ownership Interest of at least 2.5%, such Nominating Purchaser agrees to cause its Nominating Purchaser Nominee to resign from the Board of Directors and the board of directors of each Bank Entity if requested by the Company and each Bank Entity, as applicable; provided that such Nominating Purchaser Nominee shall be entitled to serve until the date of the next annual meeting of the stockholders of the Company and each Bank Entity following such request.

(f) In lieu of designating a nominee to election to the Board of Directors or the board of directors of any Bank Entity or if, at the Closing Date, the Company has not received any required approval or non-objection of the FDIC, IDFPR, Federal Reserve Board or other Governmental Authority with respect to the appointment of the a Nominating Purchaser Nominee to the Board of Directors of the Company, the Nominating Purchaser that appointed a Nominating Purchaser Nominee shall be entitled to designate an advisory member to the Board of Directors of the Company and each of the respective Board Committees of the Company for which such Nominating Purchaser Nominee qualifies (each, an “Advisory Member”) to be appointed by resolution of a majority of the Board of Directors and the board of directors of each Bank Entity. The Advisory Members shall be without voting power or power of final decision in matters concerning the business of the Company and each Bank Entity. The Advisory Members shall not be counted to determine the number of directors of the Company or a Bank Entity or the presence of a quorum for any action by the Board of Directors, and shall not be required to own qualifying shares. The Advisory Members shall be permitted to attend all meetings of the Board of Directors and the board of directors of each Bank Entity, and the Company and each Bank Entity shall provide the Advisory Members, at the same time and in the same manner as provided to the directors, notice of such meetings and copies of all minutes, consents and other materials, financial and otherwise, which the Company or each Bank Entity provides its

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directors. An Advisory Member shall serve until such date that the Nominating Purchaser Nominee selected by the Nominating Purchaser is appointed to the Board of Directors and the board of directors of each Bank Entity or until the Nominating Purchaser that designated such Advisory Member elects to have such Advisory Member become a full member of the Board of Directors or the board of directors of any Bank Entity.

Section 3.02. Appointment of Chairman of the Board of Directors. On the First Closing Date, subject to any required approval or non-objection of the FDIC, IDFPR, Federal Reserve Board or other Governmental Authority, the Company and the Bank will appoint Donald H. Wilson as the Chairman of the Board of Directors and the board of directors of each Bank Entity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of the Purchasers as of the date hereof and as of each Closing Date as follows, except as otherwise set forth in the corresponding sections or subsections of the Schedules:

Section 4.01. Existence and Power.

(a) The Company is duly organized as a corporation under the laws of the State of Delaware and is validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority required to enter into this Agreement and the other Transaction Documents and to own, lease and operate its property and assets and to carry on its business as now being conducted or described in its Certificate of Incorporation or other constituent documents.

(b) The Company’s Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authority to own, lease and operate their property and assets and to carry on their business as now being conducted or as described in their articles of association or other constituent documents.

Section 4.02. Authorization. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the issuance of the Purchased Shares issued at the applicable Closing and the issuance of the Conversion Shares, are within the powers of the Company and, other than the amendment to the Certificate of Incorporation pursuant to the Amended and Restated Certificate of Incorporation (which must be approved by the holders of a majority of the shares of Common Stock outstanding as of the record date for the Stockholders Meeting, voting or consenting as a separate class (the votes or consents contemplated by the foregoing, the “Required Stockholder Approval”)) have been duly authorized by all necessary action on the part of the Company’s Board of Directors and stockholders and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. Other than the Required Stockholder Approval, no vote, consent or other approval from the stockholders is required to authorize the transactions contemplated by this Agreement and all Purchased Shares to be issued hereunder at the applicable Closing.

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Section 4.03. Enforceability. This Agreement and the other Transaction Documents have been (or at the applicable Closing will have been, as applicable) duly executed and delivered by the Company and constitute (or will constitute, as applicable) valid and binding agreements of the Company and its Subsidiaries enforceable against the Company and its Subsidiaries in accordance with their terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws from time to time in effect and subject to the limitations imposed by general equitable principles.

Section 4.04. Governmental Authorization. Except for any filings or approvals specified on Schedule 4.04 (the “Required Consents”), the execution, delivery and performance by the Company and its Subsidiaries of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not require any action by or in respect of, or filing with, any Governmental Authority. The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries which would be likely to prevent the Company from obtaining or effecting any of the Required Consents.

Section 4.05. Noncontravention. Except as disclosed in Schedule 4.05, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and, subject to the receipt of the Required Stockholder Approval, the consummation of the transactions contemplated hereby or thereby do not and will not (a) violate the Certificate of Incorporation or Bylaws or any other constituent documents of the Company or any of its Subsidiaries, (b) violate any material Applicable Law, (c) except for the Required Consents, require any consent, notice or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any Material Contract or other instrument binding upon the Company, (d) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract to which the Company or any of its Subsidiaries is a party, or (e) result in the creation or imposition of any Lien on the Purchased Shares or any material Lien on any other asset of the Company.

Section 4.06. Issuance of Shares. The Purchased Shares have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be fully paid and nonassessable, will be issued in compliance with applicable federal and state securities laws, will be free of any preemptive or other rights to subscribe for such Purchased Shares and will be free and clear of any Liens. The offer and issuance by the Company of the Purchased Shares is exempt from registration under the Securities Act and, except as set forth in Schedule 4.06, from registration and qualification under applicable securities laws of the states in which the Purchasers are resident based upon their addresses set forth on the signature pages hereto. The Conversion Shares, when issued, will be duly and validly authorized, fully paid and

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nonassessable, issued in compliance with applicable federal and state securities laws, free of any preemptive or other rights to subscribe for such Conversion Shares and free and clear of any Liens. The issuance by the Company of the Conversion Shares is exempt from registration under the Securities Act and from registration and qualification under applicable securities laws of the states in which the Purchasers are resident based upon their addresses set forth on the signature pages hereto. After the Closing, the holders of shares of the Series C Preferred Stock shall be entitled to vote their respective shares of Series C Preferred Stock at any meeting of the stockholders of the Company on all matters presented to the stockholders of the Company in accordance with the terms of the Series C Preferred Stock as set forth in Exhibit A hereto.

Section 4.07. Capital. As computed in accordance with the applicable regulations of the FDIC, as of June 30, 2012, the Bank’s Tier 1 risk-based capital ratio was 4.4%, its total risk-based capital ratio was 5.6% and its Tier 1 leverage ratio was 2.9%. The stockholders’ equity of the Company is, and as of the Closing Date will be, not less than $5.0 million.

Section 4.08. Loan Portfolio and OREO.

(a) The Company has disclosed to the Purchasers the following information as of March 31, 2012: (i) each loan made by the Company or the Bank with a remaining principal balance exceeding $1,000,000 that was classified by the Company or the Bank as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and the accrued and unpaid interest on each such loan, as of March 31, 2012, and the identity of the borrowers thereunder, (ii) the aggregate amount of the other loans, by category of loan (i.e., commercial, commercial real estate, construction and land development, and consumer), made by the Company or the Bank that, as of March 31, 2012, were classified as such, together with the aggregate principal amount of and aggregate accrued and unpaid interest thereon, and (iii) each asset of the Company or the Bank that was classified as “Other Real Estate Owned” (“OREO”) and the book value thereof, it being understood and agreed that the loans referenced in clauses (i) and (ii) of this sentence are inclusive of any loans so classified by any Governmental Authority. Except as set forth in Schedule 4.08(a), since March 31, 2012, there has not been a material change in the value of such loans or OREO that remain on the Company’s or the Bank’s books or a material increase in the amount of such loans or OREO.

(b) Each loan in the Bank’s loan portfolio as of March 31, 2012 (a) is evidenced by notes, agreements or other evidences of Indebtedness that are true, genuine and what they purport to be, (b) to the extent carried on the books and records as a secured loan, is secured by valid Liens which have been perfected and (c) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. Each loan in the Bank’s loan portfolio as of March 31, 2012 to the extent carried on the books and records as a secured loan, is secured by valid Liens which have been perfected, except for loans not secured by a deed of trust or mortgage that would not individually or in the aggregate have a Material Adverse Effect.

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(c) The allowance for loan and lease losses (the “ALLL”) of the Company and the Bank is in compliance in all material respects with the Company’s existing methodology for determining the adequacy of its ALLL and is believed to be adequate as provided under the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board.

(d) Since January 1, 2010, no Person has made a written demand or written request on the Company or the Bank that either of them repurchase a loan sold or transferred by the Company or the Bank.

(e) Except as disclosed in Schedule 4.08(e), neither the Company nor the Bank has contingent liabilities for the potential repurchase of loans sold to any third party that either individually or in the aggregate exceeds $1,000,000.

Section 4.09. Compliance with Law. Except as set forth on Schedule 4.09, the Company has complied with, and is in compliance with, in all material respects, all Applicable Laws, including without limitation, the requirements set forth in the rules and regulations of the Federal Reserve Board.

Section 4.10. No General Solicitation; Private Placement; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on behalf of the Company or any of its Subsidiaries or Affiliates, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Purchased Shares. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Article V of this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Purchasers under the Transaction Documents. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any of the Purchasers or their investment advisors) relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to the Placement Agent, which placement agent fees are set forth on Schedule 4.10. The Company shall pay, and hold each of the Purchasers harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

Section 4.11. No Integrated Offering. The Company has not sold or issued, or will sell or issue any securities that would be integrated with the offering of the Purchased Shares pursuant to the Securities Act and the rules and regulations or the interpretations thereunder of the Commission. None of the Company, any of its Affiliates, and any Person acting on their behalf has made, or will make, directly or indirectly, any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Shares to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Purchased Shares to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

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Section 4.12. Application of Takeover Protections; Rights Agreement. The Company has not adopted any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation, any certificates of designations or the laws of the jurisdiction of its incorporation which is or could become applicable to the Purchasers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Purchased Shares and the Conversion Shares and the Purchasers’ ownership of the Purchased Shares and the Conversion Shares. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

Section 4.13. Financial Statements. (a) The audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 2011 and December 31, 2010 and the related audited consolidated statements of income, stockholders’ equity and cash flows for the years then ended (the “Audited Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2012 and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for the period then ended (the “Unaudited Financial Statements, and collectively with the Audited Financial Statements, the “Financial Statements”) delivered to the Purchasers prior to the date hereof, are correct and complete copies of the financial statements (including, in each case, any related notes thereto) of the Company and its Subsidiaries, on a consolidated basis, for the applicable periods thereof, and such Financial Statements fairly present in all material respects the financial position of the Company and its Subsidiaries, on a consolidated basis, at the respective dates thereof and the results of operations and cash flows for the periods indicated, except that the Unaudited Financial Statements are subject to normal, recurring year-end audit adjustments which will not have a Material Adverse Effect. The Financial Statements, including the schedules and notes thereto, were prepared in accordance with GAAP applied consistently throughout the periods involved (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and the recurring year-end audit adjustments).

Section 4.14. Company Documents. (i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Exchange Act Reports”) and (ii) the Company and the Bank have filed all other material reports,

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registrations, document, filings, statements and submissions, together with any required amendments thereto, that they were required to file with any Government Authority (together with the Exchange Act Reports, the “Company Reports”) and have paid all fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Authority and, at the time they were filed, none of the material Company Reports, and to the knowledge of the Company, none of the Company Reports that are not material, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the knowledge of the Company, as of the date hereof, there are no outstanding comments from any Governmental Authority with respect to any Company Report that are adverse, or would reasonably be expected to be adverse, to the Company.

Section 4.15. Absence of Certain Changes. Except as set forth on Schedule 4.15, since January 1, 2012, (a) the Company and its Subsidiaries have conducted their business in the ordinary course of business; (b) the Company and its Subsidiaries have not entered into any contract, assumed any liability or otherwise conducted its business other than in the ordinary course of business consistent with past practice; (c) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records; and (d) there has been no (i) Material Adverse Effect, (ii) declaration, setting aside or payment of any redemption, dividend or other distribution with respect to the capital stock of the Company or its Subsidiaries, (iii) issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Purchasers hereunder), (iv) material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such Indebtedness (as defined in Section 4.22), (vi) loans to any officer or employee of the Company or its Subsidiaries, (vii) material change in accounting methods, principles or practices used in preparing the Company’s financial statements, (viii) except for loans made to a borrower in the ordinary course of business, entering into any contract or series of related contracts involving payments of more than $100,000, (ix) capital expenditures by the Company or its Subsidiaries (or series of related capital expenditures) involving more than $100,000 individually or $250,000 in the aggregate, (x) except for deposits in the ordinary course of business, issuance of any note, bond or other debt security or create, incur, assume or guarantee of any liability for borrowed money or capitalized lease contract either involving more than $100,000 individually or $250,000 in the aggregate, (xi) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business, (xii) any merger or consolidation with any other Person, or acquisition of all or a substantial portion of the assets or capital stock of any business or any corporation, partnership, association or other business organization or division thereof, (xiii) adoption of a plan of complete or partial liquidation or approval of resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company or any of its

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Subsidiaries, or (xiv) revaluation of any portion of its assets, properties or businesses, except as may be required by GAAP and other than any write-down or write-off of the value of any current asset. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings or of the existence of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 4.15, “Insolvent” means, with respect to any Person (a) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (b) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (c) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

Section 4.16. No Undisclosed Events, Liabilities, Developments or Circumstances. Except (a) as set forth in the Financial Statements or disclosed in the notes thereto, or (b) as incurred in the ordinary course of business following the date of the Financial Statements, neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of (i) any transaction entered into by the Company or any of its Subsidiaries at or prior to the Closing, (ii) any act or omission at or prior to the Closing, or (iii) any state of facts existing at or prior to the Closing, which (individually or in the aggregate) would reasonably be expected to have a Material Adverse Effect.

Section 4.17. Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under the Certificate of Incorporation, Bylaws any other certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or other constituent documents, respectively. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. Except as set forth in Schedule 4.17, since January 1, 2012, (a) the Common Stock has been registered pursuant to the Exchange Act and has been designated for quotation on the Over-the-Counter Bulletin Board, (b) trading in the Common Stock has not been suspended by the Commission or the Over-the-Counter Bulletin Board and (c) the Company has received no communication, written or oral, from the Commission, Over-the-Counter Bulletin Board or other Governmental Authority regarding the suspension or the removal of the quotation of the Common Stock from the Over-the-Counter Bulletin Board or the termination of registration under the Exchange Act, including any notification that such an entity is contemplating terminating such listing or registration. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Over-the-Counter Bulletin Board or the OTC Markets Group, Inc., as applicable.

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Section 4.18. Other Activities of the Company and the Bank.

(a) The Company engages, and since January 1, 2010 has engaged, only in activities permissible under the BHCA and applicable Federal Reserve Board regulations. The Bank engages, and since January 1, 2010 has engaged, only in activities permissible under Applicable Law and Federal Reserve Board and FDIC regulations.

(b) Except as set forth in Schedule 4.18(b), neither the Company nor the Bank, nor any officer or employee of the Company or the Bank acting in an agency capacity on behalf of either of them, is authorized to engage in or conduct, and does not engage in or conduct (i) any insurance activities, whether as principal, agent, broker or otherwise, or (ii) any securities sales, underwriting, brokerage, or investment management activities, whether as principal or agent, either directly or under contractual or other arrangements with third parties.

(c) Neither the Company nor any of its Subsidiaries engages in any trust activities.

Section 4.19. Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 4.20. Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations promulgated thereunder. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by Rule 13a-15 and Rule 15d-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the management of the Company as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The management of the Company completed its assessment of the effectiveness of the Company’s

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internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2011, and such assessment concluded that as of December 31, 2011 such controls were effective. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Board of Directors (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial data and have identified to such auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal control over financial reporting.

Section 4.21. Transactions With Affiliates. Except as disclosed in Schedule 4.21, none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any contract, agreement or other arrangement with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such office, director or employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.22. Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of: (a) 5,000,000 shares of Common Stock, of which as of the date hereof, 1,245,267 are issued and outstanding and 100,000 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans; and (b) 1,000,000 shares of Preferred Stock, of which 6,970 shares of Series A Preferred Stock are issued and outstanding and 349 shares of Series B Preferred Stock are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable, and, subject to the Required Stockholder Approval and the filing of the Amended and Restated Certificate of Incorporation and the Series C Certificate of Designations, the Series D Certificate of Designations and the Series E Certificate of Designations with the Delaware Secretary, upon issuance of the Purchased Shares in accordance with the terms and conditions of this Agreement, such Purchased Shares will be validly issued, fully paid and nonassessable and the only outstanding shares of capital stock shall be such Purchased Shares and the outstanding shares described in clauses (a) and (b) of the first sentence of this Section 4.22. Except as disclosed in Schedule 4.22, (a) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any Liens suffered or permitted by the Company; (b) there are no outstanding (i) options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, (ii) contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to issue additional capital stock of the Company or any of its Subsidiaries, or (iii) options, warrants, scrip, rights to subscribe to, calls or commitments of any character

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whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (c) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (d) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (e) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Purchased Share; and (f) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Purchasers true, correct and complete copies of the Certificate of Incorporation, the Bylaws, the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

Section 4.23. Indebtedness and Other Contracts. Except as set forth on Schedule 4.23, neither the Company nor any of its Subsidiaries (a) has any outstanding Indebtedness (as defined below), or (b) is in violation of any term of or in default under any Material Contract relating to any Indebtedness. For purposes of this Agreement: (i) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; provided, however, that customer deposits and similar obligations shall not be included as Indebtedness; and (ii) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, or similar obligation of another Person if the primary effect thereof is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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Section 4.24. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any securities market or exchange, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company or its Subsidiaries’ officers or directors which the Company reasonably believes is likely to result in a liability in excess of $250,000.

Section 4.25. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.26. Employee Relations.

(a) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. No executive officer of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with the Company, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(b) The Company and its Subsidiaries are in compliance with all material federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

(c) No labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company or any Subsidiary which would have or reasonably be expected to have a Material Adverse Effect.

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Section 4.27. Title; Real Property.

(a) Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property owned by such party and good and marketable title to all personal property owned by such party that is material to the business of the Company or its Subsidiaries, as the case may be, in each case free and clear of all Liens, except such as do not materially impair the value of such property and do not interfere with the current use of such property by the Company or such Subsidiary, as applicable. Any real property or personal property held under lease (whether a capital or true lease) by the Company or any of its Subsidiaries is held by such party under a valid, subsisting and enforceable lease with such exceptions as are not material and do not interfere with the current use of such property by the Company or such Subsidiary, as applicable.

(b) None of (i) the real property or premises (other than OREO) owned on the date hereof, in whole or in part by the Company or any of its Subsidiaries, and (ii) the real property or premises leased or subleased in whole or in part by the Company or any of its Subsidiaries have been condemned or otherwise taken by any public authority and to the knowledge of the Company, no condemnation or taking is threatened or contemplated.

(c) Each of the real property leases referred to in Section 4.27(a) is in full force and effect and (i) neither the Company nor any of its Subsidiaries, or to the knowledge of the Company the other party thereto is in default of any such lease (ii) no written notice of a claim of default by any party has been delivered to the Company or any of its Subsidiaries, and (ii) there does not exist any event known to the Company or any of its Subsidiaries that, with notice or the passing of time, or both, would constitute a default by the Company or any of its Subsidiaries.

Section 4.28. Intellectual Property Rights. Each of the Company and its Subsidiaries owns or possesses adequate rights or licenses to use all trademarks, service marks, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by others of the Intellectual Property Rights of the Company and its Subsidiaries. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as disclosed on Section 4.26, there is no claim, action or proceeding that has been brought, or, to the knowledge of the Company, has been threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights. To the knowledge of the Company, there are no facts or circumstances affecting the Company or any of its Subsidiaries which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

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Section 4.29. Contracts.

(a) Schedule 4.29(a) lists the following contracts and other agreements to which Company and/or any of its Subsidiaries is a party (collectively, “Material Contracts”):

(i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

(ii) any agreement (or group of related agreements) for the purchase or sale of commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or involve consideration in excess of $50,000;

(iii) any partnership or joint venture agreement;

(iv) any agreement (or group of related agreements) under which the Company and/or its Subsidiaries has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation;

(v) any agreement concerning confidentiality, non-competition or non solicitation, other than confidentiality agreements entered into with prospective investors in connection with the Private Placement;

(vi) any agreement with any stockholder of the Company or any of its Subsidiaries or, to the knowledge of the Company, any Affiliate of a stockholder of the Company or any of its Subsidiaries, except those agreements made in the ordinary course of business and for fair value as arms’ length transactions;

(vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of the current or former directors, officers or employees of the Company and/or its Subsidiaries;

(viii) any collective bargaining agreement;

(ix) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis providing annual compensation (net of commissions) in excess of $25,000 or providing severance benefits (other than verbal agreements for employment of any individual which are terminable without cause on an at will basis);

(x) except for any agreement to loan any amount to any person or entity as part of Company’s or its Subsidiaries’ consumer or commercial loan portfolio, any agreement under which Company has advanced or loaned any amounts to any other Person;

(xi) any other agreement (or group of related agreements) (other than any agreement with respect to the Transaction) the performance of which involves consideration in excess of $50,000 annually; or

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(xii) any contract of the Company that was, or was required to be, filed as an exhibit to the Exchange Act Reports pursuant to Item 601 of Regulation S-K.

(b) With respect to each Material Contract, except as set forth on Schedule 4.29(b): (i) the agreement is legal, valid, binding, enforceable on and against the Company and/or its Subsidiaries, as applicable, and, to the knowledge of the Company, each other party thereto, and is in full force and effect in accordance with its terms; (ii) the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby and by the Transaction Documents; (iii) the Company and/or its Subsidiaries, as applicable, is not in breach or default in any material respect under the agreement, and no event has occurred which with notice or lapse of time would constitute a breach or default by the Company and/or its Subsidiaries, as applicable, or permit termination, modification or acceleration by the other party under the agreement; (iv) except for borrowers within the grace period provided by the Company and/or its Subsidiaries, as applicable for payment of loans, to the knowledge of the Company, no other party is in breach or default, and to the to the knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a breach or default by the other party, or permit termination, modification or acceleration by the Company under the agreement; and (v) no party has given notice of repudiation of any provision of the agreement.

Section 4.30. Subsidiary Rights. The Company has no direct or indirect Subsidiaries other than as set forth in Schedule 4.30. The Company owns, directly or indirectly, all of the capital stock (except for any preferred securities issued by Subsidiaries that are trusts) or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable (to the extent such concept is applicable to an equity interest of a Subsidiary) and free of preemptive and similar rights to subscribe for or purchase securities. Each of the Company or its Subsidiaries, as applicable, has the unrestricted right to vote, and (subject to limitations imposed by Applicable Law) to receive dividends and distributions on, all capital securities of such party’s respective Subsidiaries.

Section 4.31. Tax Status. The Company and each of its Subsidiaries and each affiliated group (within the meaning of Section 1504 of the Code) or consolidated, combined or unitary group (under State or local law) of which the Company or any Subsidiary is or has been a member (each, an “Affiliated Group”) (i) has timely made or filed all foreign, federal and state income and all other Tax returns, reports and declarations required to be filed by any of them, (ii) has paid all Taxes due with respect to the periods covered by such Tax returns, reports or declarations, and (iii) has set aside on its books provision adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply, (iv) has complied with all Applicable Laws relating to the payment and withholding of Taxes, (v) is not a party to any agreement or understanding relating to the allocation or sharing of Taxes or indemnification with respect to any Taxes, (vi) is not required to include in income any adjustment pursuant to Section 481 of the Code, (vii) is not subject to any Liens in respect of any Taxes, (viii) is not subject to any audit or other examination in respect of any Taxes and

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(ix) has not engaged or participated in any manner in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. For purposes of this Agreement, (i) “Tax” or “Taxes” means any federal, state, local or foreign gross or net income, receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, environmental, franchise, withholding, unemployment, disability, ad valorem, sales, use, transfer, value added, alternative minimum, customs duty or other tax, fee, assessment or charge of any kind and any interest, penalty, addition to tax or additional amount in respect thereof and (ii) “Code” means the Internal Revenue Code of 1986, as amended.

Section 4.32. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

Section 4.33. Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Purchased Shares will be, or will have been, fully paid or provided for by the Company, and all Applicable Laws imposing such taxes will be or will have been complied with.

Section 4.34. U.S. Real Property Holding Corporation. The Company is not, has never been, and does not contemplate becoming a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon any request by the Purchasers.

Section 4.35. Risk Management Instruments. All material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or their customers, were entered into (i) only in the ordinary course of business, (ii) in accordance with prudent practices and in compliance in all material respects with all Applicable Laws, and (iii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms. Neither the Company, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

Section 4.36. Agreements with Regulatory Agencies. Except as set forth in Schedule 4.36, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent

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agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or has adopted any board resolutions at the request of, any Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. All compliance or corrective action relating to the Company or the Bank that is required by Governmental Authorities having jurisdiction over the Company or the Bank to have been taken by either of them, each of the Company and its Subsidiaries is in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Authority indicating that such party is not in compliance in all material respects with any such Regulatory Agreement. Each of the Company and its Subsidiaries has paid all assessments made or imposed by and required to have been heretofore paid to any Governmental Authority.

Section 4.37. Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(a) The Company and the Bank has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company and the Bank satisfied, (i) all Applicable Law with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all Applicable Laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or the Bank and any Agency, Loan Investor or Insurer, (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (iv) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(b) No Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or the Bank has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or the Bank to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Company or the Bank or (iii) sought to have the Company or the Bank repurchase a mortgage loan, or (iv) indicated in writing to the Company or the Bank that it has terminated or intends to terminate its relationship with the Company or the Bank for poor performance, poor loan quality or concerns with respect to the Company’s or the Bank’s compliance with Applicable Laws. Except as disclosed in Schedule 4.37(b), neither the Company nor the Bank has any contingent liabilities for the potential repurchase of mortgage loans sold to any third party which, either individually or in the aggregate, exceeds $2,000,000.

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(c) For purposes of this Section 4.37:

(i) “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (A) authority to determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Bank or (B) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including without limitation state and local housing finance authorities.

(ii) “Loan Investor” shall mean any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Bank or a security backed by or representing an interest in any such mortgage loan; and

(iii) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Bank, including, the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

Section 4.38. Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act Reports and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

Section 4.39. Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares or any of the Conversion Shares, (b) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Purchased Shares or any of the Conversion Shares, or (b) other than the Placement Agent, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Section 4.40. Confidentiality. Each of the Company and the Bank maintains adequate safeguards to protect and maintain the confidentiality of the non-public personally identifiable information of its customers and consumers in accordance with the Gramm-Leach-Bliley Act of 1999, as amended, and other Applicable Laws and has maintained the confidentiality of its customer lists, and has not granted to any third parties any rights to use such customer lists,

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including, without limitation, for purposes of soliciting the Bank’s customers or consumers. The Company has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than the disclosure of the terms hereof to prospective investors in connection with the Private Placement.

Section 4.41. Intentionally Omitted.

Section 4.42. Brokered Deposits. The Bank does not have any brokered deposits, as such deposits are defined by the regulations of the FDIC at 12 C.F.R. § 337.6(9)(2).

Section 4.43. Acknowledgement Regarding Purchaser’s Trading Activity. The Company understands and acknowledges (a) that none of the Purchasers have been asked by the Company or the Bank to agree, nor has any Purchaser agreed with the Company or the Bank, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Purchased Shares for any specified term; (b) that any Purchaser, and counterparties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (c) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction. The Company further understands and acknowledges that (x) one or more Purchaser may engage in hedging and/or trading activities at various times during the period that the Purchased Shares and the Conversion Shares are outstanding, and (y) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the other Transaction Documents or any of the documents executed in connection herewith.

Section 4.44. Brokers and Finders. No Person, other than the Placement Agent, will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

Section 4.45. Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.46. Exchange Act Registration. The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

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Section 4.47. Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

Section 4.48. Reservation of Underlying Shares. Assuming the Required Stockholder Approval has been obtained, the Company will reserve, free of any preemptive or similar rights of shareholders of the Company, (i) a number of unissued shares of Common Stock sufficient to issue and deliver the shares of Common Stock into which the shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are convertible and (ii) a number of unissued shares of Series C Preferred Stock sufficient to issue and deliver the shares of Series C Preferred Stock into which the shares of Series D Preferred Stock and Series E Preferred Stock are convertible.

Section 4.49. No Additional Agreements. The Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser to purchase Purchased Shares on terms that are different from those set forth herein.

Section 4.50. Disclosure. The Company confirms that neither it nor any of its officers or directors nor any other Person acting on its or their behalf has provided, and it has not authorized the Placement Agents to provide, any Wellington Purchaser or its respective agents or counsel with any information that it believes constitutes or could reasonably be expected to constitute material, non-public information except insofar as the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder may constitute such information, all of which will be disclosed by the Company in the press release and First Form 8-K Filing contemplated by Section 7.15 hereof. The Company understands and confirms that each Wellington Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

Section 4.51. Change in Control. The issuance of the Purchased Shares to the Purchasers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

Section 4.52. Common Control. The Company is not and, after giving effect to the offering and sale of the Purchased Shares, will not be under the control (as defined in the BHCA and the Federal Reserve Board’s Regulation Y (12 CFR Part 225) (“BHCA Control”) of any company (as defined in the BHCA and the Federal Reserve Board’s Regulation Y). The Company is not in BHCA Control of any federally insured depository institution other than the Bank. The Bank is not under the BHCA Control of any company (as defined in the BHCA and the Federal Reserve Board’s Regulation Y) other than Company. Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution, other than the Company’s ownership interest in the Bank.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser represents to the Company, with respect to itself only, as of the date hereof and as of each Closing Date as follows, except as otherwise set forth in the corresponding sections or subsections of the Schedules:

Section 5.01. Organization; Authority. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement and the other Transaction Documents to which each Purchaser is a party have been (or, at the applicable Closing, will have been, as applicable) duly executed and delivered by Purchaser, and constitute (or will constitute, as applicable) the valid and legally binding agreements of Purchaser, enforceable against Purchaser in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws from time to time in effect and subject to the limitations imposed by equitable principles.

Section 5.02. No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) violate any material Applicable Law, (iii) require any consent, notice or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Purchaser or to a loss of any benefit to which Purchaser is entitled under any provision of any agreement, indenture or other instrument binding upon Purchaser or (iv) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party.

Section 5.03. Investment Intent. Purchaser understands that the Purchased Shares are “restricted securities” and have not been registered under the Securities Act as or any applicable state securities laws and Purchaser is acquiring the Purchased Shares as principal for its own account and not with a view to, or for distributing or reselling such Purchased Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Purchased Shares for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Purchased Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state

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securities laws. Purchaser is acquiring the Purchased Shares hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Purchased Shares (or any securities which are derivatives thereof) to or through any person or entity.

Section 5.04. General Solicitation. Purchaser is not purchasing the Purchased Shares as a result of any advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

Section 5.05. Investment Risk. Purchaser understands that its investment in the Purchased Shares involves a significant degree of risk and that the market price of the Purchased Shares and the Common Stock may be volatile and that no representation is being made as to the future value or trading volume of the Purchased Shares or the Common Stock.

Section 5.06. Experience of Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Share, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Purchased Shares and, at the present time, is able to afford a complete loss of such investment.

Section 5.07. Access to Information. Purchaser acknowledges that it has been afforded (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Share; (b) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of any Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in this Agreement. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Purchased Shares.

Section 5.08. Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.

Section 5.09. No Reliance. Purchaser is not relying upon, and have not relied upon, any statement, representation or warranty made by any Person, including, without limitation, the Placement Agent and Representatives of the Company, except for the statements,

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representations and warranties contained in this Agreement. Furthermore, Purchaser acknowledges that the Placement Agent has not performed any due diligence review on behalf of Purchaser. Except for the statements, representations and warranties contained in this Agreement, Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares. Purchaser understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Purchased Shares and such Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to Purchaser in connection with the transactions contemplated by this Agreement.

Section 5.10. Reliance on Exemptions. Purchaser understands that the Purchased Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Purchased Shares.

Section 5.11. No Governmental Review. Purchaser understands that no U.S. federal or state agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Purchased Shares or the fairness or suitability of the investment in the Purchased Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Shares.

ARTICLE VI

NON-DILUTION RIGHTS

Section 6.01. Lock-Up and Non-Dilution Rights.

(a) From the date hereof until the one-year anniversary of the date of the First Closing, neither the Company nor any Bank Entity will issue any Company Securities or Bank Entity Securities without the (i) written consent of all of the Purchasers, or (ii) the approval of at least two-thirds of the Board of Directors of the Company; provided, however,(A) that this Section 6.01(a) shall not apply to issuances described in clauses (a) (solely with respect to issuances of the Conversion Shares), (e) and (f) of the definition of “Excluded Issuances” and (B) that the Purchasers may not withhold their consent pursuant to this Section 6.01(a) with respect to any issuance of Company Securities or Bank Entity Securities that is required by the FDIC, IDFPR, Federal Reserve Board or other Governmental Authority.

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(b) From and after the First Closing, except with respect to the Excluded Issuances, and subject to the provisions of Section 6.01(a), the Company and each Bank Entity shall give each of the Purchasers notice (an “Issuance Notice”) of any proposed issuance by the Company of any Company Securities or by such Bank Entity of any Bank Entity Securities at least 20 Business Days prior to the proposed issuance date (provided that the Company shall contact only those persons listed in the “Address for Notice” section of such Purchaser’s signature page to this Agreement). The Issuance Notice shall specify the price at which such Company Securities or such Bank Entity Securities are to be issued, the aggregate amount of Company Securities or Bank Entity Securities to be issued and the other material terms of the issuance. Each Purchaser shall be entitled to purchase, at the price and on the terms specified in the Issuance Notice, the number of Company Securities or Bank Entity Securities equal to (i) the Ownership Interest of such Purchaser (and its Affiliated transferees ) immediately prior to such issuance multiplied by (ii) the total number of Company Securities or Bank Entity Securities to be issued at such issuance.

(c) If a Purchaser desires to purchase any or all of its allotment of the Company Securities or the Bank Entity Securities specified in the Issuance Notice it shall deliver notice to the Company (each an “Exercise Notice”) of its election to purchase such Company Securities or such Bank Entity Securities within ten Business Days of receipt of the Issuance Notice. The Exercise Notice shall specify the number (or amount) of Company Securities or Bank Entity Securities to be purchased by such Purchaser (or its designee) and shall constitute exercise by such Purchaser of its rights under this Section 6.01. The failure by a Purchaser to timely deliver an Exercise Notice shall constitute a waiver of such Purchaser’s rights under this Section 6.01 with respect to the purchase of such Company Securities or such Bank Entity Securities. The failure by a Purchaser to exercise its right to purchase under this Section 6.01 with respect to one offering, sale and issuance of any Company Securities or any Bank Entity Securities shall not affect such Purchaser’s option to purchase Company Securities or Bank Entity Securities under this Section 6.01 in any subsequent offering, sale and purchase (or reoffering of such Company Securities or Bank Entity Securities pursuant to Section 6.01(d)).

(d) The Company or the applicable Bank Entity shall have 60 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities or such Bank Entity Securities that a Purchaser has not elected to purchase (including such Company Securities and such Bank Entity Securities not allotted to such Purchaser), at the price and upon terms that are not less favorable to the Company or such Bank Entity than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 60-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 120 days from the date of the Issuance Notice. In the event that the Company or a Bank Entity proposes to issue Company Securities or Bank Entity Securities for any consideration other than cash, each Purchaser shall be entitled to purchase any or all of its allotment of the Company Securities or the Bank Entity Securities in cash, at a price equal to the Fair Market Value of the proposed consideration. In the event that the Company or such Bank Entity has not sold any or all of such Company Securities or Bank Entity Securities proposed to be issued in the Issuance Notice that a Purchaser has not elected to purchase (including such Company Securities or Bank Entity Securities not allotted to such Purchaser) within such 60-day (or 120-day) period, such Purchaser shall not be required to

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purchase the Company Securities or the Bank Entity Securities set forth in its Exercise Notice; provided, however, that such Purchaser may, at its election, purchase any or all of the Company Securities or all of the Bank Entity Securities that it had originally elected to purchase in its Exercise Notice. If the Company or such Bank Entity proposes to issue any such Company Securities or such Bank Entity Securities after such 60-day (or 120-day) period, the Company or such Bank Entity shall again comply with the procedures set forth in this Section 6.01.

(e) At the consummation of the issuance of such Company Securities or such Bank Entity Securities, the Company or such Bank Entity shall issue certificates representing the Company Securities or such Bank Entity Securities to be purchased by a Purchaser (or its designee) exercising non-dilution rights pursuant to this Section 6.01 registered in the name of such Purchaser (or its designee), against payment by such Purchaser of the purchase price for such Company Securities or such Bank Entity Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(f) Notwithstanding the foregoing, if the Company or a Bank Entity proposes to issue Company Securities or Bank Entity Securities which constitute voting securities or securities convertible into voting securities, a Purchaser may elect to purchase up to an equivalent amount of non-voting securities or securities convertible into non-voting securities (the “Elected Securities”) to the extent that the exercise of its rights under this Section 6.01 would cause such Purchaser, together with any other person whose Company Securities or Bank Entity Securities, as applicable, would be aggregated with such Purchaser’s Company Securities or Bank Entity Securities, as applicable, for purposes of any bank regulation or law, to own or have the right to own more than the maximum Voting Ownership Interest as set forth on Schedule 6.01(f) (with respect to each Purchaser, its “Maximum Voting Ownership Interest”) of any class of voting securities or securities immediately convertible into any class of voting securities at the election of the holder (treating, for purposes of determining such Maximum Voting Ownership Interest, any separate classes of securities that vote together as a single class as one class). In that instance, the Purchaser may elect to purchase a number of shares of voting securities or securities convertible into voting securities that would cause it to beneficially own its Maximum Voting Ownership Interest of the issued and outstanding shares of that class of voting securities or securities convertible into that class of voting securities (treating, for purposes of determining such Maximum Voting Ownership Interest, any separate classes of securities that vote together as a single class as one class) at the election of the holder after giving effect to the proposed issuance. The Company or such Bank Entity shall issue Elected Securities to such Purchaser for the remainder of such Purchaser’s allocable portion of the issuance. Other than the right to vote, and subject to Section 6.01(b), such Elected Securities shall have the same terms as the voting securities or securities convertible into voting securities proposed to be issued and shall be convertible into the voting securities or securities convertible into voting securities proposed to be issued subject to the limitation that the Purchaser shall hold no more than its Maximum Voting Ownership Interest following any conversion from time to time.

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(g) If a Purchaser elects to participate in any issuance of Company Securities pursuant to this Section 6.01, such Purchaser shall be granted registration rights substantially similar in all respects to those contained in the Registration Rights Agreement attached hereto as Exhibit E (the “Registration Rights Agreement”). If a Purchaser elects to participate in any issuance of Bank Entity Securities pursuant to this Section 6.01 and the equity of such Bank Entity is quoted or listed on any exchange or automated quotation system, such Purchaser shall be granted registration rights substantially similar in all respects to those contained in the Registration Rights Agreement.

(h) This Section 6.01 shall terminate upon the consummation of a Qualified Public Offering.

ARTICLE VII

CERTAIN COVENANTS

Section 7.01. Public Announcements. Purchasers agree to consult with the Company before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the consent of the Company. The Company agrees to consult with the Lead Purchasers before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the consent of the Lead Purchasers. Notwithstanding the foregoing, except to the extent required by Applicable Law or any listing agreement with any national securities exchange (in which case the Company shall provide the relevant Purchaser with prior written notice of such disclosure), without the prior written consent of such Purchaser, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of a Purchaser or any of its Affiliates or investment advisors in any filing, announcement, release or otherwise; provided, however, that Purchasers understand that an executed copy of this Agreement will be filed as an exhibit in the Form 8-K Filing referenced in Section 7.15 hereof and that such exhibit will include the identity of each Purchaser.

Section 7.02. Transfer Restrictions; Legends; Removal of Legends.

(a) Notwithstanding any other provision of this Agreement, each Purchaser covenants that the Purchased Shares or Registrable Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Purchased Shares or Registrable Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that the Purchased Shares or Registrable Securities may be sold pursuant to

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such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such transferred Purchased Shares or Registrable Securities under the Securities Act. As a condition of transfer (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the applicable Purchaser under this Agreement and the registration rights provisions hereof with respect to such transferred Purchased Shares or Registrable Securities. Notwithstanding the foregoing, except as may be required by applicable federal securities laws, the Purchased Shares and Registrable Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Purchased Shares or Registrable Securities and such pledge of Purchased Shares or Registrable Securities shall not be deemed to be a transfer, sale or assignment of the Purchased Shares or Registrable Securities hereunder, and if a Purchaser is effecting a pledge, such Purchaser shall not be required to provide the Company with any notice of such pledge or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.

(b) Certificates evidencing the Purchased Shares and the Registrable Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under this Section 7.02 or Applicable Law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE).

(c) (i) Following the date on which the Purchased Shares or Registrable Securities are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer where a Purchaser, upon written request, provides the Company with an opinion of

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counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Purchased Shares or Registrable Securities may be made without registration under the applicable requirements of the Securities Act, (iii) upon such Purchaser providing the Company with reasonable assurance that the Purchased Shares or Registrable Securities can be sold, assigned or transferred pursuant to Rule 144, or (iv) at such earlier time as a restrictive legend is no longer required for certain Purchased Shares or Registrable Securities, in each case the Company will take such action as may be necessary and appropriate to cause the Transfer Agent to promptly (and in no event later than three (3) Business Days following delivery by such Purchaser of such Purchased Shares or Registrable Securities to the Company or the Transfer Agent, as applicable) issue to such Purchaser new certificates representing the Purchased Shares or Registrable Securities without such restrictive legends in exchange for the certificates issued to such Purchaser under Section 2.03 of this Agreement or otherwise. The Company shall be responsible for the fees of its Transfer Agent and any other fees associated with such issuance, if any.

Section 7.03. Periodic Exchange Act Reports. The Company agrees to timely file all Exchange Act Reports, and the Company shall not terminate its status as an issuer required to file Exchange Act Reports with the Commission unless the Exchange Act or the rules and regulations thereunder would otherwise permit such termination (but no such termination, if permitted, shall occur until after the first anniversary of the Second Closing). All such filings, at the time they are filed, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 7.04. Reports. Until the occurrence of a Qualified Public Offering, to the extent permitted by Applicable Law, unless otherwise elected to in writing by a Lead Purchaser (which election may be revoked by such Lead Purchaser at any time), the Company shall prepare and deliver to each Lead Purchaser for so long as such Lead Purchaser (or its Affiliated transferees) owns any outstanding Purchased Shares or Registrable Securities:

(a) as soon as practicable and, in any event within 30 days after the end of each month, the management reports provided to the Board of Directors, which reports shall include the summary unaudited consolidated balance sheet of the Company and its Subsidiaries and the related summary unaudited statement of operations for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP;

(b) as soon as practicable and, in any event within the time prescribed for filing with the Commission, a copy of the Company’s Quarterly Report on Form 10-Q for the immediately preceding fiscal quarter, (ii) a copy of the Company’s Annual Report on Form 10-K for the immediately preceding fiscal year, (iii) a copy of the Company’s Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act as made applicable to the Company under the regulations of the Commission;

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(c) as soon as practicable and, in any event within seven calendar days following its approval of the Board of Directors, the annual operating budget of the Company and its Subsidiaries;

(d) on the same day as the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries; and

(e) such other information as any Lead Purchaser may reasonably request from time to time.

Section 7.05. Pledge of Shares. The Company acknowledges and agrees that the Purchased Shares and the Registrable Securities may be pledged by the Purchasers in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Purchased Shares or the Registrable Securities. The pledge of Purchased Shares or Registrable Securities shall not be deemed to be a transfer, sale or assignment of the Purchased Shares or the Registrable Securities hereunder, and if a Purchaser is effecting a pledge of Purchased Shares or Registrable Securities, it shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Purchased Shares or the Registrable Securities may reasonably request in connection with a pledge of the Purchased Shares or the Registrable Securities to such pledgee by a Purchaser.

Section 7.06. Confidentiality. Each Purchaser shall keep confidential and will not disclose, in whole or in part, any Confidential Information. Notwithstanding the foregoing, a Purchaser shall be permitted to disclose the Confidential Information to (a) its Representatives; provided that such Purchaser will require its Representatives to be bound by the terms of this Section 7.06 to the fullest extent as if they were parties hereto; (b) with the prior written consent of the Company or (c) if required by Applicable Law.

Section 7.07. Percentage Ownership. The Company shall (i) provide each Lead Purchaser with at least forty-five (45) days prior written notice of any event or circumstance (including, without limitation, any redemption, repurchase, rescission or recapitalization of Capital Stock, or securities or rights, options or warrants to purchase Capital Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Capital Stock) that may result in such Lead Purchaser’s Voting Ownership Interest exceeding its Maximum Voting Ownership Interest or such Lead Purchaser’s Ownership Interest exceeding 24.99%, (ii) provide each other Purchaser with at least forty-five (45) days prior written notice of any event or circumstance (including, without limitation, any redemption, repurchase, rescission or recapitalization of Capital Stock, or securities or rights, options or warrants to purchase Capital Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Capital Stock) that may result in such Purchaser’s Voting Ownership Interest exceeding its Maximum Voting Ownership Interest, and (iii) cooperate with each Purchaser and undertake any reasonable actions requested by a Purchaser to ensure that such Purchaser’s ownership interest in the Company does not exceed the limits set forth above.

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Section 7.08. Registration Rights. The Company shall provide to each of the Purchasers the registration rights as set forth in the Registration Rights Agreement.

Section 7.09. Listing of Shares. The Company shall promptly secure the listing of all of Registrable Securities upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of this Agreement and the other Transaction Documents. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Registrable Securities by any national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.09.

Section 7.10. Most Favored Nation. From the date hereof until the three-year anniversary of the Closing Date, in the event that the Company or any Bank Entity issues any Company Securities or Bank Entity Securities on terms that are or will be more favorable than the terms of this Agreement, without any further action by a Purchaser or the Company or such Bank Entity, as applicable, the terms of the Transaction Documents shall be deemed to be amended and modified in an economically and legally equivalent manner such that each Purchaser shall receive the benefit of the more favorable terms contained in such issuances. Prior to any such issuance, the Company or such Bank Entity shall provide the Purchasers with the agreements pertaining to such issuance, or if such agreements are confidential, a notice setting forth in reasonable detail the price per Company Security or Bank Entity Security and other terms on which such Company Securities or such Bank Entity Securities are being issued, the terms of such Company Securities or such Bank Entity Securities and the amount thereof issued, including the persons to which such issuance is proposed made. This Section 7.10 shall not apply to the issuance of Company Securities upon the issuance or exercise of any of the existing stock options, provided that the terms of such options are not amended, modified or changed on or after the date of this Agreement.

Section 7.11. Amendment to Certificate of Incorporation. Promptly after the execution of this Agreement and in accordance with the Laws of Delaware, the Certificate of Incorporation, the Bylaws and the rules and regulations of the Commission, the Company will either submit and mail to its stockholders a notice of a special meeting of its stockholders (the “Stockholders Meeting”) or solicit the written consent of its stockholders to (a) approve an increase in authorized shares of Common Stock to a number that is at least sufficient to accommodate the issuance of the Conversion Shares to the Purchasers and (b) make the other deletions and other amendments contemplated by the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit F (the “Amended and Restated Certificate of Incorporation”). The Company will use its best efforts to file with the Commission a preliminary consent solicitation or preliminary proxy statement, as the case may be, under Regulation 14A of the Exchange Act within 15 days after the execution of this

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Agreement and shall promptly respond to any comments of the Commission with respect thereto. The Board of Directors of the Company shall unanimously recommend that its stockholders vote in favor of the proposal to approve and adopt the Amended and Restated Certificate of Incorporation and will use its reasonable best efforts to obtain an affirmative vote from its stockholders. The Company shall take all such other actions required to cause the Amended and Restated Certificate of Incorporation to be duly authorized and to become effective. In the event the Company elects to hold a Stockholders Meeting, the Company shall hold the Stockholders Meeting within 40 days of the mailing of the notice of the Stockholders Meeting. The Company will not impose a requirement that the holders of more than the minimum percentage required by Applicable Law of the capital stock of the Company entitled to vote on the proposal to authorize and approve the increase in authorized shares of Common Stock and to make the other deletions and other amendments contemplated by the Amended and Restated Certificate of Incorporation.

Section 7.12. Use of Proceeds. The Company will use the proceeds from the sale of the Purchased Shares, in part, to (i) repay the Company’s current indebtedness to M&I Bank on the terms set forth on Schedule 7.12 hereto, and (ii) consummate the TARP Preferred Stock Repurchase on the terms set forth on Schedule 2.02(b)(xvi) hereto. The Company will use the remaining proceeds from the sale of the Purchased Shares to further capitalize the Company, and, except for as otherwise provided in this Agreement, in no event shall the proceeds be used for (i) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries, (ii) the redemption or repurchase of any of its or its Subsidiaries’ equity securities or any dividend thereon, or (iii) any other ventures or business opportunities not related to the current business of the Company and the Bank.

Section 7.13. Conduct of Business.

(a) From the date hereof until the earlier of the Second Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company shall, and shall cause its Subsidiaries to, operate their business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their employees, consultants and agents, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations, maintain all of its operating assets in their current condition (normal wear and tear excepted) and shall not take or omit to take any action that, if taken or omitted to be taken after January 1, 2012 and prior to the date hereof, would constitute a breach of Section 4.15.

(b) From the date hereof until the earlier of the Second Closing Date or the termination of this Agreement in accordance with its terms, without limiting the generality of Section 7.13(a), except (i) as set forth in Schedule 7.13(b), (ii) as contemplated by this Agreement, (iii) as required by Applicable Law or (iv) as expressly consented to in writing by such Purchasers that would hold at least a majority of the Voting Ownership Interests of the Purchasers to be held at the First Closing Date, the Company shall not, and shall cause each of its Subsidiaries not to:

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(i) amend the Certificate of Incorporation or the Bylaws (whether by merger, consolidation or otherwise);

(ii) subdivide or in any way reclassify any of the Company Interests, or change or agree to change in any manner the rights of Company Interests;

(iii) (A) issue, sell, redeem or acquire any Company Interests or any capital stock of any of its Subsidiaries or (B) issue, sell or grant any option, warrant, convertible or exchangeable security, right, “phantom” partnership (or other ownership) interest (or similar “phantom” security), restricted partnership (or other ownership) interest, subscription, call, unsatisfied pre-emptive right or other agreement or right of any kind to purchase or otherwise acquire (including by exchange or conversion) any Company Interests or any capital stock of any of its Subsidiaries;

(iv) acquire or agree to acquire in any manner, including by way of merger, consolidation, or purchase of any capital stock or assets, any business of any Person or other business organization or division thereof;

(v) sell, transfer or otherwise dispose of (i) all or substantially all of the assets of the Company or any of its Subsidiaries or (ii) any assets that are material to the business or the operation and management of the business of the Company and its Subsidiaries;

(vi) make any material change in the business (or the operation of the business) of the Company and its Subsidiaries;

(vii) make any material change in its accounting policies, unless such change is required by GAAP after the date hereof;

(viii) incur any capital expenditures or any liabilities in respect thereof, other than any capital expenditures that do not exceed $100,000 individually or $200,000 in the aggregate;

(ix) make any loans, advances or capital contributions to, or investments in, any other Person, other than in the ordinary course of business;

(x) create, incur or assume any Indebtedness or enter into any swap or other off-balance sheet transactions or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business;

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(xi) increase the base salary, incentive compensation opportunity or benefits that may become due to any current or former key officer, key employee or independent consultant, other than in the ordinary course of business;

(xii) terminate (other than for cause) any key officer, key employee or independent consultant;

(xiii) take any action to accelerate any rights or benefits, or make any determinations relating to the transactions contemplated hereby or otherwise, under any employee benefit plan, including any employment, indemnification, severance or termination Contract;

(xiv) amend in any material respect, modify in any material respect, or terminate any Contract that is a Material Contract other than amendment or modifications in the ordinary course of business;

(xv) enter into any Contract that limits or otherwise restricts in any material respect the Company or any of its Subsidiaries or any of their respective Affiliates or any successor thereto from engaging or competing in any line of business, in any location or with any Person;

(xvi) settle or compromise any litigation other than settlements or compromises where (A) the amount paid in settlement or compromise does not exceed $250,000 in any matter or $2.0 million in the aggregate for all matters and (B) such settlement or compromise only involves monetary relief; provided that no settlement or compromise of any litigation that relates to the Transaction shall be made without the prior written consent of by a majority-in-interest of the Lead Purchasers (which consent will not be unreasonably withheld, conditioned or delayed);

(xvii) change any method of Tax accounting, make or change any material Tax election, file any amended material Tax return, settle or compromise any material Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Tax or surrender any right to claim a material Tax refund;

(xviii) adopt a plan of complete or partial liquidation or dissolution; or

(xix) agree, commit or offer to do any of the foregoing.

(c) On or after the First Closing Date, the business of the Company and its Subsidiaries shall not be conducted in violation of any material law, ordinance or regulation of any Governmental Authority, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

Section 7.14. Satisfaction of Conditions. Each party shall use its commercially reasonable efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 2.02(b) and Section 2.02(c).

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Section 7.15. Disclosure of Transactions and Other Material Information.

(a) The Company shall, by 8:30 a.m., Eastern time, on the first Business Day following each of (i) the date of this Agreement, (ii) the First Closing and (iii) the Second Closing, issue a press release and file a Current Report on Form 8-K, in the form required by the Exchange Act, with the Commission describing all material terms of the transactions contemplated by the Transaction Documents and any other material, nonpublic information that the Company may have provided to any Wellington Purchaser at any time prior to the issuance of such press release and the filing of such Form 8-K, and attaching to such Form 8-K the material Transaction Documents as exhibits (to the extent such material Transaction Documents have not been previously filed) (each such filing, including all attachments, a “Form 8-K Filing”). The Company shall give the Lead Purchasers an opportunity to comment on each press release and Form 8-K Filing and shall reflect in each press release and Form 8-K Filing any reasonable comments proposed by the Lead Purchasers.

(b) From and after the First Form 8-K Filing, except as otherwise expressly contemplated by this Agreement or unless otherwise elected to in writing by a Purchaser (which election may be revoked by such Purchaser at any time), for so long as no individual designated by a Purchaser is a member of the Board of Directors or has observation rights as an Advisory Member of the Board of Directors, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide such Purchaser with any material, nonpublic information regarding the Company or any of its Subsidiaries without the express prior written consent of such Purchaser. If a Purchaser or its Affiliates has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from and after the First Form 8-K Filing (except such material, nonpublic information provided to such Purchaser under any other express provision of this Agreement), such Purchaser shall provide the Company with written notice thereof and the Company shall, within two (2) Business Days of receipt of such notice, review the information and make a good faith determination whether the Company believes that the information is material and nonpublic. If the Company determines that the information is both material and nonpublic, it shall (subject to the next sentence), within four (4) business days thereafter make public disclosure of such material, nonpublic information. Notwithstanding the preceding sentence, the Company shall not be required to publicly disclose such information if the Company is prevented from making such disclosure pursuant to Applicable Law with respect to the Company. If the Company determines that the information is either not material or already public, it will inform the Purchaser of its determination and the reasons therefor. In the event of either (i) a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, or (ii) such Purchaser disagrees with the determination by the Company that the information is either not material or already public, in addition to any other remedy provided herein or in the Agreement, such Purchaser shall have the right to make a public disclosure, in the form of a press release, public

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advertisement or otherwise, of such nonpublic information as follows: the Purchaser shall submit a proposed press release or other disclosure to the Company for review and the Company shall review it promptly. If the Company has not responded within two (2) Business Days, the Purchaser’s proposed disclosure is deemed approved. The Company and the Purchaser shall negotiate in good faith the form and content of such disclosure for two (2) Business Days. If the Company and the Purchaser cannot agree on the disclosure after two (2) Business Days, the Purchaser shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise, of such information.

(c) Notwithstanding anything in this Section 7.15 to the contrary, if an individual is designated by any Purchaser as a member of the Board of Directors or has observation rights as an Advisory Member of the Board of Directors and such individual terminates his position as a director or Advisory Member, the Company shall not be obligated to comply with Section 7.15(b) with respect to such Purchaser until the earlier of (i) 180 days after the date of such individual’s resignation or (ii) the first date after such individual’s resignation that any other director of the Board of Directors is permitted by the Company to trade such director’s shares of Common Stock on such securities market upon which the Common Stock is traded.

Section 7.16. Required Consents. During the period from the date of this Agreement to the earlier of (a) the Closing Date for which such Required Consents are necessary or (b) the termination of this Agreement, the parties shall, except as expressly provided in this Agreement or otherwise required by Applicable Law, use their best efforts to obtain the Required Consents; provided, however, that if such Required Consents require amendments, modifications or changes to the Transaction Documents that a Lead Purchaser determines in its reasonable good faith judgment is materially and unreasonably burdensome, “best efforts” shall not require a party to accept any such amendments, modifications or changes, and any such amendments, modifications or changes shall be made only upon the approval of each of the Company and the Purchasers in their sole discretion. Notwithstanding the foregoing or anything else in this Agreement, nothing contained in this Agreement shall be deemed to require (i) any party hereto or any of such party’s Affiliates to agree to sell, divest, dispose of or hold separate any assets or businesses, or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, one or more of its businesses, product lines or material assets, (ii) any party hereto or any of such party’s Affiliates to litigate, pursue or defend against any administrative or judicial action or proceeding (including any temporary restraining order or preliminary injunction) challenging any of the transactions contemplated hereby as violative of any antitrust, competition, merger control or similar law, or (iii) a Purchaser or any of such Purchaser’s Affiliates to file a Change in Bank Control notice with the FDIC or IDFPR or a bank holding company application with the Federal Reserve Board.

Section 7.17. Blue Sky Laws. The Company shall, on or before each Closing Date, take such action as the Company reasonably determines is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to the Purchasers at such Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action

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so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or “Blue Sky” laws of the states of the United States following such Closing Date.

Section 7.18. Permitted Rights Offering. Notwithstanding any other provision of this Agreement, following the First Closing Date, the Company shall make to each holder of the Common Stock as of the end of the Business Day immediately preceding the First Closing Date, a non-transferable offer to purchase shares of Common Stock at a purchase price per share equal to the Conversion Price (as defined in the Series C Certificate of Designations) of the Series C Preferred Stock, which offering shall have a $3.0 million aggregate offering price and shall be subject to customary oversubscription procedures and which shall be commenced and completed as promptly as possible following the First Closing Date and must be completed, in any event, within three months of the First Closing Date unless the holders of a majority of the Purchased Shares consent otherwise (such offering, the “Rights Offering”).

Section 7.19. Calculation of Second Offering Issuance.

(a) Promptly following the closing of the Rights Offering (but in no event later than five Business Days after the closing of the Rights Offering), the Company shall deliver a written notice to each Purchaser (other than a Purchaser (x) that informed the Company prior to the date hereof that such Purchaser did not desire to participate in the Second Closing and (y) who is listed on Schedule 7.19(a)) requesting in writing that such Purchaser notify the Company if such Purchaser desires to participate in the Second Closing (an “Electing Purchaser”), it being understood and agreed that no Purchaser shall be obligated to participate in the Second Closing. Each Electing Purchaser shall have five Business Days following the receipt of such notice to notify the Company with respect to such matters. Promptly (but in no event later than two Business Days) after the expiration of such five Business Day period, the Company shall calculate the number of shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock required to be issued and sold at the Second Closing to provide each Electing Purchaser with the same Ownership Interest as each Electing Purchaser held as of the First Closing after giving effect to the transactions consummated thereat, which Ownership Interest shall consist of (i) shares of Series C Preferred Stock up to the Maximum Voting Ownership Interest of such Purchaser (calculated based on the capitalization of the Company after giving effect to such Rights Offering and the Company Securities to be issued at the Second Closing), and (ii) with respect to the remainder, shares of Series D Preferred Stock if such Purchaser’s Maximum Voting Ownership Interest is 9.99% or shares of Series E Preferred Stock if such Purchaser’s Maximum Voting Ownership Interests is 4.99%. Promptly after such calculation (but in no event more than five Business Days after the expiration the five Business Day period in which Electing Purchasers were to notify the Company of their respective maximum Voting Ownership Interest), the Company shall provide to each Electing Purchaser written notice of such calculation, including all supporting documents reasonably required for an understanding of such calculation, and provide each Electing Purchaser with a draft of Schedule 2.01(b) (such notice, a “Second Closing Calculation Notice”).

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(b) Each Purchaser shall have at least five Business Days from the date of receipt of the Second Closing Calculation Notice to dispute the Company’s calculation by written notice to the Company (such a notice, a “Dispute Election”), which dispute shall be resolved in accordance with Section 7.19(c). If any Electing Purchaser or Electing Purchasers have disputed the calculation, promptly after the conclusion of all such disputes (but in no event more than five Business Days after the conclusion of all such disputes), the Company shall issue a final updated Second Closing Calculation Notice to each Purchaser.

(c) If an Electing Purchaser does not deliver to the Company a Dispute Election to any Second Closing Calculation Notice within the prescribed time period set forth in this Section 7.19, such Electing Purchaser shall be deemed to have accepted all elements of such Second Closing Calculation Notice. If any Electing Purchaser timely provides a Dispute Notice, the Company and such Electing Purchaser shall promptly attempt to resolve in good faith, by mutual agreement, such dispute. If the Company and such Electing Purchaser have not resolved all disputes within 15 Business Days of delivery of a Dispute Notice, the Company and such Electing Purchaser shall engage a mutually agreeable independent accounting firm to resolve such disputes. The Company, as to 50%, and such Electing Purchaser, as to 50%, shall be responsible for the fees and expenses of such accounting firm.

Section 7.20. Certificates of Designation. The Company shall, on or before the First Closing Date, file with the Delaware Secretary the Series C Certificate of Designations, the Series D Certificate of Designations and the Series E Certificate of Designations and as long as any shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock remain outstanding, the Series C Certificate of Designations, the Series D Certificate of Designations and the Series E Certificate of Designations shall be in full force and effect.

Section 7.21. Transfer Agent Instructions. The Company shall issue irrevocable instructions, in a form and substance reasonably acceptable the Lead Purchasers, to the Transfer Agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Purchaser or its respective nominee(s), for the Purchased Shares and Conversion Shares in such amounts as specified from time to time by each Purchaser to the Company (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7.21, will be given by the Company to the Transfer Agent, and that the Purchased Shares and Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Purchaser effects a sale, assignment or transfer of the Purchased Shares and Conversion Shares in accordance with Section 7.02, the Company shall permit the transfer and shall promptly instruct the Transfer Agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves the Purchased Shares or the Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the Transfer Agent shall issue such Purchased Shares or the Conversion Shares to such Purchaser, assignee or transferee, as the case may be, without any restrictive legend.

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Section 7.22. FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions. So long as a Lead Purchaser holds any Company Securities, the Company will not, without the consent of such Lead Purchaser, take any action, directly or indirectly, through its subsidiaries or otherwise, that the Board of Directors of the Company believes in good faith would reasonably be expected to cause such Lead Purchaser to be subject to transfer restrictions or other covenants of the FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions as in effect at the time of taking such action.

ARTICLE VIII

TERMINATION

Section 8.01. Termination. This Agreement may be terminated at any time prior to the First Closing:

(a) by mutual written consent of the Company and a Purchaser (but only with respect to itself);

(b) by either the Company or a Purchaser (but only with respect to itself), if any Applicable Law is enacted that permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Applicable Law is final and nonappealable;

(c) by the Company or a Purchaser (but only with respect to itself), if the First Closing does not occur on or prior to February 13, 2013 (the “Termination Date”); provided, however, that the party seeking termination pursuant to this clause (c) shall not have failed to fulfill any of its obligations under this Agreement (other than the requirement of such party to have received any Required Consents) nor shall have been a principal reason for or a principal cause of the failure of the First Closing Date to occur on or before such Termination Date;

(d) by the Company, if there has been a material violation or breach by a Purchaser of any covenant, representation or warranty contained in this Agreement that has prevented the satisfaction prior to or on the Termination Date of any condition to the obligations of the Company set forth in Section 2.02(c) and such violation or breach has not been waived by the Company or, in the case of a covenant breach, cured by such Purchaser within ten (10) days after written notice thereof to such Purchaser by the Company; and

(e) by a Purchaser (but only with respect to itself), if there has been a material violation or breach by the Company of any covenant, representation or warranty contained in this Agreement that has prevented the satisfaction prior to or on the Termination Date of any condition to the obligations of the Purchaser set forth in Section 2.02(b) and such violation or breach has not been waived by such Purchaser or, in the case of a covenant breach, cured by the Company within ten (10) days after written notice thereof to the Company by such Purchaser.

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Section 8.02. Effect of Termination. Notwithstanding any other provision of this Agreement, if this Agreement is terminated by the Company or a Purchaser pursuant to this ARTICLE VIII, such termination shall only be with respect to such Purchaser itself and shall not result in a termination of the Agreement for any other Purchaser. The Company shall give prompt notice of any such termination to each other Purchaser, and, as necessary, work in good faith to restructure the transaction to allow each Purchaser that does not exercise a termination right to purchase the full number of securities set forth below such Purchaser’s name on the signature page of this Agreement without exceeding such Purchaser’s Maximum Voting Ownership Interest.

ARTICLE IX

INDEMNIFICATION

Section 9.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Purchaser, its affiliates, officers, directors, employees, partners and agents, and each Person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, including the Purchasers, an “Indemnified Party”) from and against any and all losses, claims, damages, liabilities, costs, penalties, fees and expenses (including reasonable fees and expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to, directly or indirectly (in each case without regards to materiality or Material Adverse Effect qualifiers set forth therein) (a) any breaches of the representations and warranties of the Company contained herein, or (b) the failure of the Company to fulfill any of its obligations under this Agreement or any other Transaction Document or under any other document delivered in accordance with this Agreement or (c) actual or threatened claims brought against the Company, its Subsidiaries, such Purchaser, or any of their respective affiliates, officers, directors, partners, employees or agents in connection with or arising out of the entering into of this Agreement and the transactions contemplated hereby, provided that with respect to this subsection (c) only, the Company shall not indemnify an Indemnified Party with regard to a failure of the applicable Purchaser to fulfill its obligations under this Agreement.

Section 9.02. Conduct of Indemnification Proceedings. If any claim or demand is asserted or any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party by any third party in respect of which indemnity may be sought pursuant to Section 9.01, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify (as determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In any

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such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (c) the Company fails to undertake the defense in a diligent manner or later withdraws from the defense. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Company shall not be liable, except in the situations described in clauses (a), (b) and (c) of the preceding sentence, for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local or specialty counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm(s) for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (i) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding, (ii) does not contain any admission of wrongdoing by such Indemnified Party and (iii) does not contain any obligation or requirement of an Indemnified Party to take, or refrain from taking, any action. The Company and each Indemnified Party shall cooperate fully with each other in connection with the defense, negotiation or settlement of any such third party claim.

Section 9.03. Contribution. If the indemnification provided by Section 9.01 is unavailable, unenforceable or insufficient to hold harmless an Indemnified Party in respect to any Damages, then the Company shall contribute to the amount paid or payable to such Indemnified Party as a result of such Damages (or actions or proceedings in respect thereof) in such proportions as appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other hand, in connection with any matter that is the subject of a representation and warranty that is not as represented and warranted or any failure to fulfill in any respect any obligations under this Agreement, or under any document delivered in accordance with this Agreement, which resulted in such Damages, actions or proceedings, as well as other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any breach by the Company, on the one hand, or such Indemnified Party, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9.03 were determined by pro rata allocation or by any other method of allocation that did not take account of equitable considerations. Notwithstanding the provisions of this Section 9.03, no Purchaser shall be required to contribute any amount exceeding the aggregate dollar amount paid by such Purchaser for its applicable Purchased Shares.

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Section 9.04. Payment. The indemnification required by this ARTICLE IX shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Damages are incurred.

Section 9.05. Non-Exclusive Remedy. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar right of the Indemnified Party against the Company or others, and (b) any liabilities the Company may be subject to pursuant to Applicable Law.

ARTICLE X

MISCELLANEOUS

Section 10.01. Survival. Unless this Agreement is terminated in accordance with ARTICLE VIII, the representations and warranties of the parties hereto, as well as the indemnification obligations of the parties hereto, contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the First Closing and the Second Closing until the later of (a) the termination of the applicable statute of limitations and (b) two (2) years from the First Closing or the Second Closing, as applicable (or, in each case, until final resolution of any claim or action arising from the breach of any such representation or warranty, if notice of such breach was provided prior to the end of such period). The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely and until they have been completely preformed pursuant to their respective terms and provisions, or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by Applicable Law.

Section 10.02. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Purchasers, to:

The address set forth on the signature page hereto.

if to the Company, to:

Community Financial Shares, Inc.

357 Roosevelt Road

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Glen Ellyn, Illinois

Attention: Scott W. Hamer

  President and Chief Executive Officer

Facsimile No.: (630) 545-0399

E-mail: shamer@cbwge.com

with a copy to:

Kilpatrick Townsend & Stockton LLP

607 14th Street, NW, Suite 900

Washington, DC 20005

Attention: Edward G. Olifer, Esq.

Facsimile No.: (202) 204-5614

E-mail: eolifer@kilpatricktownsend.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by e-mail or facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.

Section 10.03. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.04. Expenses. Each party hereto shall pay its own costs and expenses relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement, except that (i) the Company shall reimburse Clinton Group for all reasonable out-of-pocket expenses (including the fees and expenses of legal counsel) up to $250,000 incurred in connection with the transactions contemplated by this Agreement and irrespective of whether the transactions contemplated by this Agreement are ultimately consummated and (ii) the Company shall reimburse the Wellington Purchasers for all reasonable out-of-pocket expenses (including the fees and expenses of legal counsel) up to $50,000 incurred in connection with the transactions contemplated by this Agreement and irrespective of whether the transactions contemplated by this Agreement are ultimately consummated.

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Section 10.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Company may not assign, delegate or otherwise transfer some or all of its rights or obligations under this Agreement without the consent of the Required Holders. Each Purchaser may assign some or all of its rights hereunder (including as a Lead Purchaser) (a) to a Person to whom it has assigned, delegated or otherwise transferred ownership of some or all of its Purchased Shares or Conversion Shares, (b) to any Affiliate of such Purchaser, in each case without consent of the Company and (c) to any Person that shares a common investment advisor with such Purchaser; provided that such Purchaser shall have no right to assign or otherwise transfer any of its rights under this Agreement with respect to the purchase of Company Securities if the issuance of Company Securities to such transferee would require the filing of a registration statement with the Commission, unless the issuance would have otherwise been registered with the Commission, notwithstanding such assignment or other transfer.

Section 10.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

Section 10.07. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York state court sitting in Manhattan, New York, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party in the manner provided in Section 10.02 shall be deemed effective service of process on such party.

Section 10.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 10.09. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 10.10. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

Section 10.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the Southern District of New York or any New York state Court sitting in Manhattan, New York, in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMMUNITY FINANCIAL SHARES, INC.

By:	Scott W. Hamer
Its:	President and Chief Executive Officer

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[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

NAME OF PURCHASER:

By:

Tax ID No.:

Address for Notice:

Attention:

Telephone No.:

Fax No.:

E-mail Address:

Delivery Instructions, if different from above:		c/o
Street:
City/State/Zip:
Attention:
Telephone No.:

Exhibit A

CERTIFICATE OF DESIGNATIONS

OF THE POWERS, PREFERENCES AND RIGHTS

OF SERIES C PREFERRED STOCK OF

COMMUNITY FINANCIAL SHARES, INC.

Community Financial Shares, Inc., a Delaware corporation (the “Company”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Company (“Board of Directors”) by the Certificate of Incorporation of the Company (as amended, “Certificate of Incorporation”) and applicable law, the following resolutions were duly adopted by the Board of Directors.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to, and vested in, the Board of Directors in accordance with the provisions of its Certificate of Incorporation, the Company does hereby create and designate a series of preferred stock, $1.00 par value per share, and the Board of Directors does hereby fix the relative rights and preferences of the shares of such series as follows:

1. Definitions.

(a) “Act” means the Securities Exchange Act of 1934, as amended, or any successor provisions, including any rules or regulations promulgated thereunder.

(b) “Authorized Share Failure” has the meaning set forth in Section 6(d).

(c) “Board of Directors” has the meaning set forth in the preamble.

(d) “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by applicable law to close.

(e) “Bylaws” means the bylaws of the Company (as amended).

(f) “Certificate” has the meaning set forth in Section 6(b)(i).

(g) “Certificate of Designations” means this Certificate of Designations.

(h) “Certificate of Incorporation” has the meaning set forth in the preamble.

(i) “Change of Control” means any of the following transactions that is approved by at least a majority of the members of the Board of Directors:

(i) the acquisition by any Person (other than the current members of the Board or any of their descendants, the Company, or any savings, pension or other benefit plan for the benefit of the employees of the Company or subsidiaries thereof), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company) where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the Company’s then outstanding capital stock then entitled to vote generally in the election of directors;

(ii) a reorganization, merger, consolidation or other corporate transaction involving the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company) with respect to which the shareholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iii) the sale, transfer or assignment of all or substantially all of the assets of the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company) to any third party; or

(iv) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) through (iii) as reasonably determined by the Board of Directors.

(j) “Closing Price” means, with respect to the Common Stock and on any particular date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on such date, the “Closing Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by the OTC Markets Group Inc. or similar organization. If none of the foregoing apply, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

(k) “Common Stock” means the common stock, no par value, of the Company.

(l) “Company” has the meaning set forth in the preamble.

(m) “Conversion Date” has the meaning set forth in Section 6(b)(i).

(n) “Conversion Notice” has the meaning set forth in Section 6(b)(i).

(o) “Conversion Price” means $1.00 per share of Common Stock, as the same may be adjusted as provided in Section 7 hereof.

(p) “Conversion Rate” means a number equal to (i) $100.00 (as adjusted for any split, subdivision, combination or consolidation, recapitalization or similar event with respect to the Series C Preferred Stock) divided by (ii) the Conversion Price.

(q) “Deemed Liquidation” has the meaning set forth in Section 5(d).

(r) “Deemed Liquidation Payment” has the meaning set forth in Section 5(d).

(s) “Distribution” means payment of dividends or distributions, whether payable in cash, securities, options or other property (including any distributions of any rights, (including rights relating to the issuance, grant or sale of stock, warrants, securities or other property)).

(t) “DTC” has the meaning set forth in Section 6(b)(ii).

(u) “Fair Market Value” means, (i) for any security, the Closing Price, (ii) with respect to property other than a security, the fair market value determined in good faith by a nationally recognized investment banking firm selected by the Company, and (iii) for any cash, the amount of such cash.

(v) “Holder” means a holder of shares of Series C Preferred Stock.

(w) “Junior Securities” has the meaning set forth in Section 5(a).

(x) “Liquidation Preference” has the meaning set forth in Section 5.

(y) “Parity Securities” has the meaning set forth in Section 5(a).

(z) “Person” means any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Act.

(aa) “Registration Rights Agreement” has the meaning set forth in the Securities Purchase Agreement.

(bb) “Reorganization” means

(i) an acquisition, reorganization, merger, consolidation or other corporate transaction involving the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company);

(ii) the sale, transfer or assignment of all or substantially all of the assets of the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company); or

(iii) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) or (ii) as reasonably determined by the Board of Directors.

(cc) “Required Reserve Amount” has the meaning set forth in Section 6(d).

(dd) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as November 13, 2012, by and between the Company and the investors named therein.

(ee) “Senior Indebtedness” means (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed (including deposit obligations) and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business); (iv) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, banker’s acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contract and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).

(ff) “Senior Securities” has the meaning set forth in Section 5(a).

(gg) “Series A Preferred Stock” means the 6,970 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, of the Company previously issued to the U.S. Department of Treasury by the Company pursuant to the U.S Department of Treasury’s Trouble Asset Relief Program Capital Purchase Program.

(hh) “Series B Preferred Stock” means the 349 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, $1.00 par value per share, of the Company previously issued to the U.S. Department of Treasury by the Company pursuant to the U.S Department of Treasury’s Trouble Asset Relief Program Capital Purchase Program.

(ii) “Series C Preferred Stock” has the meaning set forth in Section 3.

(jj) “Series D Preferred Stock” means the shares of Series D Convertible Noncumulative Perpetual Preferred Stock, $1.00 par value per share, of the Company.

(kk) “Series E Preferred Stock” means the shares of Series E Convertible Noncumulative Perpetual Preferred Stock, $1.00 par value per share, of the Company.

(ll) “Share Delivery Date” has the meaning set forth in Section 6(b)(ii).

(mm) “Surviving Entity” means the successor Person in any Reorganization other than the Company, provided that if (i) such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on a national securities exchange, quotation system or over-the-counter market and (ii) the common stock or equivalent equity security of the parent entity that, directly or indirectly, controls such Person (a “Parent Entity”) is quoted or listed on a national securities exchange, quotation system or over-the-counter market, “Surviving Entity” shall mean such Person’s Parent Entity; provided further that if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Reorganization shall be deemed to be the “Surviving Entity”.

(nn) “Transaction Documents” means collectively the Securities and Purchase Agreement, the Registration Rights Agreement, and each of the other agreements entered into by the Company, on the one hand, and Holders and/or the holders of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, on the other hand, in connection with the issuance of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

2. Interpretation. For the purposes hereof, unless the context requires otherwise: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to the Certificate of Designations as a whole and not to any particular provision of the Certificate of Designations, and Section references are to the Sections of the Certificate of Designations unless otherwise specified; (iii) the word “including” and words of similar import when used in the Certificate of Designations shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) the terms “Dollars”, “cents” and “$” shall mean U.S. dollars; (vi) with respect to determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (vii) references to any statute shall be deemed to refer to such statute as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (viii) the word “hereby,” or the term “contemplated hereby,” when used in the Certificate of Designations, shall refer to the Certificate of Incorporation and the Certificate of Designations and not to any other agreement or instrument; and (ix) any calculations of “as-converted” or “fully converted” basis or similar concept, unless otherwise expressly provided otherwise, shall be of the maximum number of shares of Common Stock into which such Series C Preferred Stock would be convertible assuming for such purposes that the Series C Preferred Stock would be convertible at such time and that there would be sufficient authorized shares of Common Stock to permit such conversion at such time.

3. Designation; Number of Shares. The series of preferred stock to which this Statement of Designation relates is designated “Series C Convertible Noncumulative Perpetual Preferred Stock,” par value $1.00 per share (the “Series C Preferred Stock”). Each share of

Series C Preferred Stock has the designations, preferences, limitations and relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as described herein. The authorized number of shares of Series C Preferred Stock is 350,000. Each share of Series C Preferred Stock is identical in all respects to every other share of Series C Preferred Stock. The Series C Preferred Stock shall be perpetual until such time as no shares of Series C Preferred Stock remain outstanding.

4. Dividends. Distributions may be paid on the Series C Preferred Stock as and when declared by the Board of Directors, subject, however, to the prior and superior rights of the holders of Senior Securities. In addition, the Holders of record shall be entitled to receive, on a fully converted basis, as, when, and if declared by the Board of Directors, Distributions in the same per share amount as paid on the Common Stock, and no Distributions shall be payable on Junior Securities or Parity Securities unless an identical Distribution is payable at the same time on the Series C Preferred Stock; provided however, that if a Distribution payable in Common Stock is declared on the Common Stock, the Conversion Price shall be adjusted pursuant to Section 7 in lieu of the Holders receiving an equivalent Distribution. Distributions that are payable on Series C Preferred Stock shall be payable to the Holders of record as they appear on the stock register of the Company on the applicable record date, as determined by the Board of Directors, which record date, in the case of a Distribution in which a Distribution is also paid on the Common Stock, shall be the same as the record date for the Distribution on the Common Stock. The Company will not make any Distribution to the stockholders of the Company which could reasonably be determined to materially adversely affect the rights, powers, privileges and preferences afforded to the Holders with respect to the right to receive the Liquidation Preference in the event of any liquidation, dissolution or winding up of the affairs of the Company (including any such event following a sale, transfer or assignment of all or substantially all of the assets of the Company).

5. Liquidation Preference.

(a) Rank. The Series C Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, in each case rank (i) subordinate and junior to the Company’s Series A Preferred Stock and Series B Preferred Stock, Senior Indebtedness (as defined herein) and all other securities of the Company issued or established after the date of this Certificate of Designations by the Company which, by their respective terms, are senior to the Series C Preferred Stock (“Senior Securities”); (ii) on parity with the Company’s Series D Preferred Stock, the Series E Preferred Stock and each other class or series of preferred stock established after the date of this Certificate of Designations by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (“Parity Securities”); and (iii) senior to the Company’s Common Stock and each other class or series of the Company’s capital stock outstanding or established or issued after date of this Certificate of Designations by the Company the terms of which do not expressly provide that such shares of capital stock rank on a parity with or senior to the Series C Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (“Junior Securities”).

(b) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, Holders shall be entitled to receive for each share of Series C Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock or any other Junior Securities, an amount equal to the greater of (i) the sum of (A) $100.00 per share of the Series C Preferred Stock (as adjusted for any split, subdivision, combination or consolidation, recapitalization or similar event with respect to the Series C Preferred Stock) and (B) the amount of any declared, but unpaid, Distributions to the date of payment and (ii) the amount such Holder would have received if such share of Series C Preferred Stock had been fully converted into shares of Common Stock in accordance with this Certificate of Designations immediately prior to such liquidation, dissolution or winding up (such greater amount of the foregoing clauses (i) and (ii), the “Liquidation Preference”).

(c) Partial Payment. If, in any distribution described in Section 4 and this Section 5, the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series C Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series C Preferred Stock as to such distribution, Holders and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(d) Change in Control; Deemed Liquidations. Not less than twenty calendar days prior to the date that a contemplated Change of Control is expected to be consummated, the Company shall notify each Holder of the anticipated consummation date of such Change of Control by written notice via facsimile or email and overnight courier. Upon the election of a Holder (an “Electing Holder”) in writing given to the Company not later than five Business Days prior to the anticipated consummation date in the foregoing notice, the consummation by the Company of a Change of Control will constitute a liquidation, dissolution or winding up of the Company (a “Deemed Liquidation”) solely with respect to any or all of the Series C Preferred Stock held by such Holders and, upon such election, shall have the right to receive a distribution in accordance with this Section 5 (a “Deemed Liquidation Payment”). The Company shall make payment of the Deemed Liquidation Payment to any Electing Holder concurrently with the consummation of such Change of Control and in the event that the Company does not pay the Deemed Liquidation Payment on such date, an Electing Holder shall have the right to void its election. If the Company fails to pay the Deemed Liquidation Payment in full when due in accordance with this Section 5(d), the Company will pay interest thereon at a rate equal to the lesser of 25% per annum and the maximum rate permitted by applicable law, accruing daily from such date until the Deemed Liquidation Payment, plus all such interest thereon, is paid in full. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 5(d).

6. Conversion.

(a) Conversion. Each share of Series C Preferred Stock shall be convertible at the sole discretion of the Holder into a number of shares of Common Stock equal to the then applicable Conversion Rate in the manner set forth in Section 6(b). The number of shares of Common Stock into which a share of Series C Preferred Stock shall be convertible shall be determined by dividing (i) $100.00 (as adjusted for any split, subdivision, combination or consolidation, recapitalization or similar event with respect to the Series C Preferred Stock) by (ii) the then Conversion Price (subject to the conversion procedures set forth below in Section 6(b)).

(b) Conversion Mechanics.

(i) A Holder may elect to convert any or all of such Holder’s shares of Series C Preferred Stock into a number of shares of Common Stock equal to the then applicable Conversion Rate, at any time in whole or from time to time in part, as and when provided in Section 6 upon written notice delivered to the Company (at the registered office of the Company or at any office of any agent or agents of the Company, as may be designated by the Board of Directors, who shall provide prompt notice of such designation to the Holders in accordance with Section 13, specifying the number of shares of Series C Preferred Stock such Holder is electing to convert (“Conversion Notice”), accompanied by the duly endorsed certificate or certificates evidencing outstanding shares of Series C Preferred Stock (“Certificate(s)” and together with the Conversion Notice, the “Conversion Documents”). The conversion date for such conversion shall be the date on which the Company actually receives the Conversion Documents (but in no event later than the date upon which delivery of the Conversion Documents would be deemed pursuant to Section 13) (the “Conversion Date”) and the Person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Conversion Date.

(ii) Upon receipt by the Company of the Conversion Documents, the Company shall, as soon as practicable, but in any event within one Trading Day thereafter, send, via facsimile or email, a confirmation of receipt and copies of such Conversion Documents to such Holder and to the transfer agent, which confirmation shall constitute an instruction to the transfer agent to process such Conversion Notice in accordance with the terms herein and as soon as practicable following the Conversion Date (and in any event within three Trading Days thereafter (the “Share Delivery Date”) and (A) provided the transfer agent is participating in the The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program or if such Holder elected (in the Conversion Notice) to not have the shares of Common Stock credited to such Holder’s balance account with DTC, issue and deliver, to the address as specified in the Conversion Notice, one or more certificates representing shares of Common Stock to which such Holder shall be entitled. In the event less than all of the shares of Series C Preferred Stock represented by a Certificate are being converted into Common Stock by the Holder, a new Certificate, of like tenor, at the Company’s sole cost and expense, shall be issued and delivered promptly (and in no event later than the Share Delivery Date) to the Holder representing the number of such shares of Series C Preferred Stock that are not being converted.

(iii) From and after the Conversion Date, the shares of Series C Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding and all rights of the Holder as Holder (except the right to receive the Common Stock upon conversion) shall cease and terminate with respect to such shares; provided that a Holder shall be entitled to receive any Distributions that were declared prior to, but remain unpaid as of, the Conversion Date; provided further that in the event that a share of Series C Preferred Stock is not converted due to a default by the Company or because the Company is otherwise unable to issue the requisite shares of Common Stock, such share of Series C Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein.

(iv) The Company acknowledges that a breach by it of its obligations under this Section 6(b) will cause irreparable harm to a Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(b), that a Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance, without the necessity of showing economic loss and without any bond or other security being required.

(c) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 7 and this Section 6 in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Holders against impairment.

(d) Reservation of Shares Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Series C Preferred Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock and all shares of Series C Preferred Stock that would be issuable upon the full conversion of all outstanding Series D Preferred Stock and Series E Preferred Stock (the “Required Reserve Amount”). If at any time while any shares of Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Series C Preferred Stock (including any shares of Series C Preferred Stock that could result from the conversion of Series D Preferred Stock or Series E Preferred Stock into Series C Preferred Stock) at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the

Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall file a proxy statement for a special meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause the Board of Directors to unanimously recommend to the stockholders that they approve such proposal.

(e) Cash Damages. If by the Share Delivery Date, the Company shall fail to issue and deliver to a Holder (i) the number of shares of Common Stock to which such Holder is entitled hereunder upon such Holder’s conversion of the Series C Preferred Stock or (ii) a new certificate representing the number of shares of Series C Preferred Stock that are not being converted, in addition to all other available remedies to which such Holder may pursue hereunder and under the Transaction Documents, the Company shall pay additional damages to such Holder on each Business Day after the Share Delivery Date that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the number of shares of Common Stock not issued to such Holder by the Share Delivery Date and to which such Holder is entitled (or in the case of failure to deliver a new certificate representing shares of Series C Preferred Stock not being converted, the number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock that would be represented by such certificate as of the Share Delivery Date), multiplied by (B) the Closing Price of the Common Stock on the Share Delivery Date. If the Company fails to pay the damages set forth in this Section 6(e) within five Business Days of the date incurred, then such payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until such payments are made. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock and/or a certificate representing the remaining shares of Series C Preferred Stock upon conversion of the Series C Preferred Stock in accordance with the terms hereof.

7. Anti-Dilution Adjustments.

(a) Adjustments for Combinations or Divisions of Common Stock. In the event that the Company at any time or from time to time shall effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of distributions in Common Stock or in any right to acquire the Common Stock), the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. In the event the outstanding Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, the Conversion Price in effect immediately before such combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series C Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, consolidation, reclassification or otherwise (other than a division or combination of shares provided for in Section 7(a)), a Holder’s right to convert the Series C Preferred Stock into Common Stock then in effect shall, concurrently with the effectiveness of such transaction, be proportionately adjusted so that the Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the Holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of such shares that would have been subject to receipt by such Holder upon conversion of the Series C Preferred Stock into Common Stock immediately before that change.

(c) Adjustment for Dividends and Distributions in Shares of Common Stock. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a Distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and

(ii) the denominator of which shall be (A) the total number of shares of Common Stock issued and outstanding immediately after prior to the time of such issuance on the close of business on such record date plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, however, if such record date shall have been fixed and such Distribution is not fully paid on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 7(c) as of the time of actual payment of such Distribution.

(d) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than five Business Days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder a certificate executed by the Company’s President and Chief Executive Officer (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any Holder (but in any event not later than five Business Days following such request), furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

8. Redemption. Except as set forth in Section 5(d), the Series C Preferred Stock shall not be redeemable either at the Company’s option or at the option of the Holders at any time. Notwithstanding the foregoing, the Company shall not be prohibited from repurchasing or otherwise acquiring shares of Series C Preferred Stock in voluntary transactions; provided that Company must offer to repurchase shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on a pro rata basis among the Holders, the holders of Series D Preferred Stock and the holders of Series E Preferred Stock. Subject to Section 10, any shares of Series C Preferred Stock repurchased or otherwise acquired may be cancelled by the Company and thereafter be reissued as shares of any series of preferred stock of the Company. The Company may not purchase, repurchase or redeem any Junior Securities (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase Junior Securities upon the termination of services at cost).

9. Voting Rights. On any matter presented to the holders of the Common Stock for a vote by them at any meeting of such holders (or by written consent thereof in lieu of meeting), each Holder shall be entitled to cast a number of votes equal to the maximum number of shares of Common Stock into which such Holder’s shares of Series C Preferred Stock are convertible as of the record date for determining holders of the Common Stock entitled to vote on such matter. Except as required by law or by the other provisions of the Certificate of Incorporation, Holders shall vote together with the holders of Common Stock as a single class on all matters submitted to the stockholders of the Company.

10. Protective Provisions. So long as any shares of Series C Preferred Stock are issued and outstanding, the Company will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the Holders of a majority of the issued and outstanding shares of Series C Preferred Stock, (a) issue additional amounts or classes of Senior Securities, (b) modify the terms of the Series C Preferred Stock so as to significantly and adversely affect its rights or preference, as reasonably determined by the Holders, (c) liquidate, dissolve or wind-up the business and affairs of the Company in any form of transaction, or consent to any of the foregoing, (d) pay dividends when preferred dividends on the Series C Preferred Stock are in arrears or (e) take any other action which, under the laws of Delaware or any other applicable law, requires the prior approval (by vote or written consent) of the Series C Preferred Stock voting as a separate class.

11. Assumption. Upon the occurrence of any Reorganization, the Company shall cause the Surviving Party to, and the Surviving Party shall, be substituted for the Company (so that from and after the date of such Reorganization, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to such Surviving Party) and succeed to and assume all of the obligations, rights and powers of the Company under this Certificate of Designations with the same effect as if such Surviving Party had been named as the Company herein with respect to the shares of Series C Preferred Stock of any Holder who elects such assumption. Upon consummation of such Reorganization, the Surviving Party shall deliver to each Holder that (a) did not elect to treat such Reorganization (if such Reorganization constitutes a Change in Control) as a Deemed Liquidation with respect to all such Holder’s shares of Series C Preferred Stock and (b) elected to have such Surviving Party succeed to the Company’s obligations hereunder, confirmation that there shall be issued upon conversion of the shares of Series C Preferred Stock at any time after the consummation of such Reorganization, in lieu of the shares of Common Stock issuable upon the conversion of the shares of Series C Preferred Stock prior to such Reorganization, such shares of common stock (or their equivalent) of the Surviving Party, as adjusted to reflect the value of such Reorganization, in accordance with the provisions of this Certificate of Designations. The provisions of this Section 11 shall apply similarly and equally to successive Reorganizations and shall be applied without regard to any limitations on the conversion of the shares of Series C Preferred Stock.

12. Taxes.

(a) If the Company believes that it is required to make a deduction or withholding for or on account of tax from a payment due to a Holder under this Certificate of Designations (or that there is a change in the rate or the basis of such deduction or withholding), the Company shall notify the affected Holders promptly and provide such Holders with a reasonable opportunity to provide any necessary information that may enable the Holders to avoid such deduction or withholding.

(b) The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock upon conversion or due upon the issuance of a new Certificate for any shares of Series C Preferred Stock not converted, except for any documentary, stamp or similar issue or transfer tax due because any shares of Common Stock or Series C Preferred Stock are issued in a name other than the name of the converting Holder.

13. Notices. Any notice required by the provisions hereof to be given must be made in writing and will be deemed delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one Business Day after deposit with an overnight courier service or (iv) five days after being sent by certified or registered mail, in each case properly addressed to the party to receive such notice. Unless the Company otherwise provides the Holders notice thereof in accordance with this Section 13, the Company’s address for notices hereunder shall be 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

14. Record Holders. To the fullest extent permitted by law, the Company will be entitled to recognize the Holder of record as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof.

15. No Preemptive Rights. Except as otherwise set forth in any agreement with the Company, no share of Series C Preferred Stock has any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

16. Other Rights. The shares of Series C Preferred Stock have no rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

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IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its President and Chief Executive Officer and attested by its Corporate Secretary on this             day of             , 2012.

Scott W. Hamer
President and Chief Executive Officer

Christopher P. Barton
Corporate Secretary

Exhibit B

CERTIFICATE OF DESIGNATIONS

OF THE POWERS, PREFERENCES AND RIGHTS

OF SERIES D PREFERRED STOCK OF

COMMUNITY FINANCIAL SHARES, INC.

Community Financial Shares, Inc., a Delaware corporation (the “Company”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Company (“Board of Directors”) by the Certificate of Incorporation of the Company (as amended, “Certificate of Incorporation”) and applicable law, the following resolutions were duly adopted by the Board of Directors.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to, and vested in, the Board of Directors in accordance with the provisions of its Certificate of Incorporation, the Company does hereby create and designate a series of preferred stock, $1.00 par value per share, and the Board of Directors does hereby fix the relative rights and preferences of the shares of such series as follows:

1. Definitions.

(a) “Act” means the Securities Exchange Act of 1934, as amended, or any successor provisions, including any rules or regulations promulgated thereunder.

(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Authorized Share Failure” has the meaning set forth in Section 6(e).

(d) “BHCA” means the Bank Holding Company Act of 1956, as amended.

(e) “BHC Affiliates” means, with respect to an Person, its Affiliates and all of its “affiliates” as defined in the BHCA or Regulation Y of the Board of Governors of the Federal Reserve.

(f) “Board of Directors” has the meaning set forth in the preamble.

(g) “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by applicable law to close.

(h) “Bylaws” means the bylaws of the Company (as amended).

(i) “Certificate” has the meaning set forth in Section 6(c)(i).

(j) “Certificate of Designations” means this Certificate of Designations.

(i) “Certificate of Incorporation” has the meaning set forth in the preamble.

(k) “Change of Control” means any of the following transactions that is approved by at least a majority of the members of the Board of Directors:

(i) the acquisition by any Person (other than the current members of the Board or any of their descendants, the Company, or any savings, pension or other benefit plan for the benefit of the employees of the Company or subsidiaries thereof), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company) where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the Company’s then outstanding capital stock then entitled to vote generally in the election of directors;

(ii) a reorganization, merger, consolidation or other corporate transaction involving the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company) with respect to which the shareholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iii) the sale, transfer or assignment of all or substantially all of the assets of the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company) to any third party; or

(iv) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) through (iii), as reasonably determined by the Board of Directors.

(l) “Closing Price” means, with respect to the Common Stock and on any particular date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on such date, the “Closing

Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by the OTC Markets Group Inc. or similar organization. If none of the foregoing apply, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

(m) “Common Stock” means the common stock, no par value, of the Company.

(n) “Company” has the meaning set forth in the preamble.

(o) “Company Securities” means (i) any Common Stock, (ii) securities convertible into or exercisable or exchangeable for Common Stock, (iii) any Preferred Stock, (iv) any other equity or equity-linked securities issued by the Company, and (v) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked securities issued by the Company.

(p) “Conversion Date” has the meaning set forth in Section 6(c)(i).

(q) “Conversion Notice” has the meaning set forth in Section 6(c)(i).

(r) “Conversion Price” means $1.00 per share of Common Stock, as the same may be adjusted as provided in Section 7 hereof.

(s) “Conversion Rate” means a number equal to (i) $100.00 (as adjusted for any split, subdivision, combination or consolidation, recapitalization or similar event with respect to the Series D Preferred Stock) divided by (ii) the Conversion Price.

(t) “Deemed Liquidation” has the meaning set forth in Section 5(d).

(s) “Deemed Liquidation Payment” has the meaning set forth in Section 5(d).

(u) “Distribution” means payment of dividends or distributions, whether payable in cash, securities, options or other property (including any distributions of any rights, (including rights relating to the issuance, grant or sale of stock, warrants, securities or other property.

(v) “DTC” has the meaning set forth in Section 6(c)(ii).

(w) “Eligible Transferee” has the meaning set forth in Section 6(b).

(x) “Fair Market Value” means, (i) for any security, the Closing Price, (ii) with respect to property other than a security, the fair market value determined in good faith by a nationally recognized investment banking firm selected by the Company, and (iii) for any cash, the amount of such cash.

(x) “Holder” means a holder of shares of Series D Preferred Stock.

(y) “Junior Securities” has the meaning set forth in Section 5(a).

(z) “Liquidation Preference” has the meaning set forth in Section 5.

(aa) “Parity Securities” has the meaning set forth in Section 5(a).

(bb) “Permitted Transfer” means a transfer by any Holder: (i) in a widespread public distribution; (ii) in which no transferee (or group of associated transferees) would receive two percent (2%) or more of any class of Voting Securities of the Company; or (iii) to a transferee that would control more than fifty percent (50%) of the Voting Securities of the Company without any transfer from the Holder.

(cc) “Person” means any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Act.

(dd) “Registration Rights Agreement” has the meaning set forth in the Securities Purchase Agreement.

(ee) “Reorganization” means

(i) an acquisition, reorganization, merger, consolidation or other corporate transaction involving the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company);

(ii) the sale, transfer or assignment of all or substantially all of the assets of the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company); or

(iii) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) or (ii) as reasonably determined by the Board of Directors.

(ff) “Required Reserve Amount” has the meaning set forth in Section 6(e).

(gg) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as November 13, 2012, by and between the Company and the investors named therein.

(hh) “Senior Indebtedness” means (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed (including deposit obligations) and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business); (iv) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, banker’s acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contract and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).

(ii) “Senior Securities” has the meaning set forth in Section 5(a).

(jj) “Series A Preferred Stock” means the 6,970 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, of the Company previously issued to the U.S. Department of Treasury by the Company pursuant to the U.S. Department of Treasury’s Trouble Asset Relief Program Capital Purchase Program.

(kk) “Series B Preferred Stock” means the 349 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, $1.00 par value per share, of the Company previously issued to the U.S Department of Treasury by the Company pursuant to the U.S Department of Treasury’s Trouble Asset Relief Program Capital Purchase Program.

(ll) “Series C Preferred Stock” means the shares of Series C Convertible Noncumulative Perpetual Preferred Stock, $1.00 par value per share, of the Company.

(mm) “Series D Preferred Stock” has the meaning set forth in Section 3.

(nn) “Series E Preferred Stock” means the shares of Series E Convertible Noncumulative Perpetual Preferred Stock, $1.00 par value per share, of the Company.

(nn) “Share Delivery Date” has the meaning set forth in Section 6(c)(ii).

(oo) “Surviving Entity” means the successor Person in any Reorganization other than the Company, provided that if (i) such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on a national securities exchange, quotation system or over-the-counter market and (ii) the common stock or equivalent equity security of the parent entity that, directly or indirectly, controls such Person (a “Parent Entity”) is quoted or listed on a national securities exchange, quotation system or over-the-counter market, “Surviving Entity” shall mean such Person’s Parent Entity; provided further that if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Reorganization shall be deemed to be the “Surviving Entity”.

(pp) “Transaction Documents” means collectively the Securities and Purchase Agreement, the Registration Rights Agreement, and each of the other agreements entered into by the Company, on the one hand, and Holders and/or the holders of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, on the other hand, in connection with the issuance of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

(qq) “Voting Ownership Interest” means, with respect to any particular date and with respect to any Holder, the percentage of any class of Voting Securities of the Company deemed to be owned or controlled by the Holder (when aggregated with its BHC Affiliates) for purposes of, and in accordance with, the BHCA and its implementing regulations and guidance.

(rr) “Voting Securities” means shares of any class or series of capital stock of the Company that entitle the holders thereof (either as a separate class or series, or together with any other class or series of the Company’s capital stock) to vote on (a) the election of directors of the Company or (b) with regard to any additional matter, other than (i) the issuance of additional amounts or classes of senior securities, (ii) the modification of the terms of the security or interest so as to significantly and adversely affect its rights or preference, (iii) the dissolution of the Company, (iv) the payment of dividends by the Company when preferred dividends are in arrears or (v) such other items customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preference of the security or interest.

2. Interpretation. For the purposes hereof, unless the context requires otherwise: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to the Certificate of Designations as a whole and not to any particular provision of the Certificate of Designations, and Section references are to the Sections of the Certificate of Designations unless otherwise specified; (iii) the word “including” and words of similar import when used in the Certificate of Designations shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) the terms “Dollars”, “cents” and “$” shall mean U.S. dollars; (vi) with respect to determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (vii) references to any statute shall be deemed to refer to such statute as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (viii) the word “hereby,” or the term “contemplated hereby,” when used in the Certificate of Designations, shall refer to the Certificate of Incorporation and the Certificate of Designations and not to any other agreement or instrument; and (ix) any calculations of “as-converted” or “fully converted” basis or similar concept, unless otherwise expressly provided otherwise, shall be of the maximum number of shares of Common Stock into which such Series D Preferred Stock would be convertible assuming for such purposes that the Series D Preferred Stock would be convertible at such time and that there would be sufficient authorized shares of Common Stock to permit such conversion at such time.

3. Designation; Number of Shares. The series of preferred stock to which this Statement of Designation relates is designated “Series D Convertible Noncumulative Perpetual Preferred Stock,” par value $1.00 per share (the “Series D Preferred Stock”). Each share of Series D Preferred Stock has the designations, preferences, limitations and relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as described herein. The authorized number of shares of Series D Preferred Stock is 85,000. Each share of Series D Preferred Stock is identical in all respects to every other share of Series D Preferred Stock. The Series D Preferred Stock shall be perpetual until such time as no shares of Series D Preferred Stock remain outstanding

4. Dividends. Distributions may be paid on the Series D Preferred Stock as and when declared by the Board of Directors, subject, however, to the prior and superior rights of the holders of Senior Securities. In addition, the Holders of record shall be entitled to receive, on a fully converted basis, as, when, and if declared by the Board of Directors, Distributions in the same per share amount as paid on the Common Stock, and no Distributions shall be payable on Junior Securities or Parity Securities unless an identical Distribution is payable at the same time on the Series D Preferred Stock; provided however, that if a Distribution payable in Common Stock is declared on the Common Stock, the Conversion Price shall be adjusted pursuant to Section 6(f) in lieu of the Holders receiving an equivalent Distribution. Distributions that are payable on Series D Preferred Stock shall be payable to the Holders of record as they appear on the stock register of the Company on the applicable record date, as determined by the Board of Directors, which record date, in the case of a Distribution in which a Distribution is also paid on the Common Stock, shall be the same as the record date for the Distribution on the Common Stock. The Company will not make any Distribution to the stockholders of the Company which could reasonably be determined to materially adversely affect the rights, powers, privileges and preferences afforded to the Holders with respect to the right to receive the Liquidation Preference in the event of any liquidation, dissolution or winding up of the affairs of the Company (including any such event following a sale, transfer or assignment of all or substantially all of the assets of the Company).

5. Liquidation Preference.

(a) Rank. The Series D Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, in each case rank (i) subordinate and junior to the Company’s Series A Preferred Stock and Series B Preferred Stock, Senior Indebtedness (as defined herein) and all other securities of the Company issued or established after the date of this Certificate of Designations by the Company which, by their respective terms, are senior to the Series D Preferred Stock (“Senior Securities”); (ii) on parity with the Company’s Series C Preferred Stock, the Series E Preferred Stock and each other class or series of preferred stock established after the date of this Certificate of Designations by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (“Parity Securities”); and (iii) senior to the Company’s Common Stock and each other class or series of the Company’s capital stock outstanding or established or issued after date of this Certificate of Designations by the Company the terms of which do not expressly provide that such shares of capital stock rank on a parity with or senior to the Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (“Junior Securities”).

(b) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, Holders shall be entitled to receive for each share of Series D Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock or any other Junior Securities, an amount equal to the greater of (i) the sum of (A) $100.00 per share of the Series D Preferred Stock (as adjusted for any split, subdivision, combination or consolidation, recapitalization or similar event with respect to the Series D Preferred Stock) and (B) the amount of any declared, but unpaid, Distributions to the date of payment and (ii) the amount such Holder would have received if such share of Series D Preferred Stock had been fully converted into shares of Common Stock in accordance with this Certificate of Designations immediately prior to such liquidation, dissolution or winding up (such greater amount of the foregoing clauses (i) and (ii), the “Liquidation Preference”).

(c) Partial Payment. If, in any distribution described in Section 4 and this Section 5, the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series D Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series D Preferred Stock as to such distribution, Holders and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(d) Change in Control; Deemed Liquidations. Not less than twenty calendar days prior to the date that a contemplated Change of Control is expected to be consummated, the Company shall notify each Holder of the anticipated consummation date of such Change of Control by written notice via facsimile or email and overnight courier. Upon the election of a Holder (an “Electing Holder”) in writing given to the Company not later than five Business Days prior to the anticipated consummation date in the foregoing notice, the consummation by the Company of a Change of Control will constitute a liquidation, dissolution or winding up of the Company (a “Deemed Liquidation”) solely with respect to any or all of the Series C Preferred Stock held by such Holders and, upon such election, shall have the right to receive a distribution in accordance with this Section 5 (a “Deemed Liquidation Payment”). The Company shall make payment of the Deemed Liquidation Payment to any Electing Holder concurrently with the consummation of such Change of Control and in the event that the Company does not pay the Deemed Liquidation Payment on such date, an Electing Holder shall have the right to void its election. If the Company fails to pay the Deemed Liquidation Payment in full when due in accordance with this Section 5(d), the Company will pay interest thereon at a rate equal to the lesser of 25% per annum and the maximum rate permitted by applicable law, accruing daily from such date until the Deemed Liquidation Payment, plus all such interest thereon, is paid in full. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 5(d).

6. Conversion.

(a) Series C Preferred Stock. Each share of Series D Preferred Stock shall be convertible at any time into one share of Series C Preferred Stock in the manner set forth in Section 6(c); provided no such conversion may result in a Holder, together with all BHC Affiliates of the Holder, owning or controlling in the aggregate more than a 9.99% Voting Ownership Interest, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Holder and its BHC Affiliates of Voting Securities of the Company.

(b) Common Stock. Each share of Series D Preferred Stock shall be convertible into Common Stock only (i) simultaneously with the closing of a transfer to a transferee of such Series D Preferred Stock pursuant to a Permitted Transfer (an “Eligible Transferee”) and (ii) at the sole discretion of the Eligible Transferee into a number of shares of Common Stock equal to the then applicable Conversion Rate in the manner set forth in Section 6(c) upon written notice from the Eligible Transferee. The number of shares of Common Stock into which a share of Series C Preferred Stock shall be convertible shall be determined by dividing (i) $100.00 (as adjusted for any split, subdivision, combination or consolidation, recapitalization or similar event with respect to the Series D Preferred Stock) by (ii) the then Conversion Price (subject to the conversion procedures set forth below in Section 6(c)).

(c) Conversion Mechanics.

(i) (A) An Eligible Transferee may elect to convert any or all of such Eligible Transferee’s shares of Series D Preferred Stock acquired pursuant to a Permitted Transfer into Common Stock into a number of shares of Common Stock equal to the then applicable Conversion Rate and (B) a Holder may elect to convert any or all of such Holder’s eligible shares of Series D Preferred Stock in shares of Series C Preferred Stock pursuant to Section 6(a), in each case at any time in whole or from time to time in part, as and when provided in Section 6 upon written notice delivered to the Company (at the registered office of the Company or at any office of any agent or agents of the Company, as may be designated by the Board of Directors, who shall provide prompt notice of such designation to the Holders in accordance with Section 13, specifying the number of shares of Series D Preferred Stock such Eligible Transferee or Holder is electing to convert (“Conversion Notice”), accompanied by the duly endorsed certificate or certificates evidencing outstanding shares of Series D Preferred Stock (“Certificate(s)” and together with the Conversion Notice, the “Conversion Documents”). The conversion date for such conversion shall be the date on which the Company actually receives the Conversion Documents (but in no event later than the date upon which delivery of the Conversion Documents would be deemed pursuant to Section 13) (the “Conversion Date”) and the Person entitled to receive the shares of Common Stock or Series C Preferred Stock, as applicable, issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock or Series C Preferred Stock on the Conversion Date.

(ii) Upon receipt by the Company of the Conversion Documents, the Company shall, as soon as practicable, but in any event within one Trading Day thereafter, send, via facsimile or email, a confirmation of receipt and copies of such Conversion Documents to such Eligible Transferee or Holder and to the transfer agent, which confirmation shall constitute an instruction to the transfer agent to process such Conversion Notice in accordance with the terms herein and as soon as practicable following the Conversion Date (and in any event within three Trading Days thereafter (the “Share Delivery Date”) and (A) provided the transfer agent is participating in the The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Eligible Transferee or Holder shall be entitled to such Eligible Transferee’s or Holder’s or their respective designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program or if such Eligible Transferee or Holder elected (in the Conversion Notice) to not have the shares of Common Stock or shares of Series C Preferred Stock credited to such Eligible Transferee’s or Holder’s balance account with DTC, issue and deliver, to the address as specified in the Conversion Notice, one or more certificates representing shares of Common Stock to which such Eligible Transferee or Holder shall be entitled. In the event less than all of the shares of Series D Preferred Stock represented by a Certificate are being converted into Common Stock or Series C Preferred Stock by an Eligible Transferee or a Holder, as applicable, a new Certificate, of like tenor, at the Company’s sole cost and expense, shall be issued and delivered promptly (and in no event later than the Share Delivery Date) to such Eligible Transferee or Holder representing the number of such shares of Series D Preferred Stock that are not being converted.

(iii) From and after the Conversion Date, the shares of Series D Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding and all rights of the Eligible Transferee or Holder, as applicable, as Holder (except the right to receive the Common Stock or Series C Preferred Stock upon conversion) shall cease and terminate with respect to such shares; provided that a Holder shall be entitled to receive any Distributions that were declared prior to, but remain unpaid as of, the Conversion Date; provided further that in the event that a share of Series D Preferred Stock is not converted due to a default by the Company or because the Company is otherwise unable to issue the requisite shares of Common Stock or Series C Preferred Stock, such share of Series D Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein.

(iv) The Company acknowledges that a breach by it of its obligations under this Section 6(c) will cause irreparable harm to an Eligible Transferee and/or a Holder, as applicable. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(c) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(c), that an Eligible

Transferee or a Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance, without the necessity of showing economic loss and without any bond or other security being required.

(d) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 7 and this Section 6 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of any Eligible Transferee and/or any Holder, as applicable, against impairment.

(e) Reservation of Shares Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued (i) Common Stock and (ii) Series C Preferred Stock, in each case solely for the purpose of effecting the conversion of the Series D Preferred Stock such number of shares of Common Stock and Series C Preferred Stock as will from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock (the “Required Reserve Amount”). If at any time while any shares of Series D Preferred Stock remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock and/or Series C Preferred Stock, as applicable, to satisfy its obligation to reserve for issuance upon conversion of the Series D Preferred Stock at least a number of shares of Common Stock and/or Series C Preferred Stock, as applicable, equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock and/or Series C Preferred Stock, as applicable, to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the shares of Series D Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall file a proxy statement for a special meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and/or Series C Preferred Stock, as applicable. In connection with such meeting, the Company shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and/or Series C Preferred Stock, as applicable, and to cause the Board of Directors to unanimously recommend to the stockholders that they approve such proposal.

(f) Cash Damages. If by the Share Delivery Date, the Company shall fail to issue and deliver to an Eligible Transferee or a Holder, as applicable, (i) the number of shares of Common Stock or Series C Preferred Stock, as applicable, to which such Eligible Transferee or Holder is entitled hereunder upon such Eligible Transferee’s or Holder’s conversion of the Series D Preferred Stock or (ii) a new certificate representing the number of shares of Series D Preferred Stock that are not being converted, in addition to all other available remedies to which such Eligible Transferee or Holder may pursue hereunder and under the Transaction Documents, the Company shall pay additional damages to such Eligible Transferee or Holder on each Business Day after the Share Delivery Date that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the number of shares of Common Stock (in the case of a conversion into Common Stock) or the number of Common Stock issuable upon conversion of the shares of Series C Preferred Stock (in the case of a conversion into Series C Preferred Stock), as applicable, not issued to such Eligible Transferee or Holder by the Share Delivery Date and to which such Eligible Transferee or Holder is entitled (or in the case of failure to deliver a new certificate representing shares of Series D Preferred Stock not being converted, the number of shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock (assuming that a Permitted Transfer was made to an Eligible Transferee) that would be represented by such certificate as of the Share Delivery Date), multiplied by (B) the Closing Price of the Common Stock on the Share Delivery Date. If the Company fails to pay the damages set forth in this Section 6(f) within five Business Days of the date incurred, then such payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until such payments are made. Nothing herein shall limit an Eligible Transferee’s or a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock, Series C Preferred Stock and/or a certificate representing the remaining shares of Series D Preferred Stock, as applicable, upon conversion of the Series D Preferred Stock in accordance with the terms hereof.

7. Anti-Dilution Adjustments.

(a) Adjustments for Combinations or Divisions.

(i) Series C Preferred Stock. In the event that the Company at any time or from time to time shall effect a division of the Series C Preferred Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of distributions in Series C Preferred Stock or in any right to acquire the Series C Preferred Stock) and a corresponding division is not made with respect to the Series D Preferred Stock, the number of shares of Series C Preferred Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Series C Preferred Stock outstanding. In the event the outstanding Series C Preferred Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Series C Preferred Stock and a corresponding combination or consolidation is not made with respect to the Series D Preferred Stock, the number of shares of Series C Preferred Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Series C Preferred Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Common Stock. In the event that the Company at any time or from time to time shall effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of distributions in Common Stock or in any right to acquire the Common Stock), the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. In the event the outstanding Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, the Conversion Price in effect immediately before such combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series D Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustments for Reclassification and Reorganization. If the Common Stock or Series C Preferred Stock, as applicable, issuable upon conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, consolidation, reclassification or otherwise (other than a division or combination of shares provided for in Section 7(a)), an Eligible Transferee’s or a Holder’s, as applicable, right to convert the Series D Preferred Stock then in effect shall, concurrently with the effectiveness of such transaction, be proportionately adjusted so that the Series D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock or Series C Preferred Stock, as applicable, which such Eligible Transferee or Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of such shares that would have been subject to receipt by such Eligible Transferee or Holder upon conversion of the Series D Preferred Stock into Common Stock or Series C Preferred Stock, as applicable, immediately before that change.

(c) Adjustment for Dividends and Distributions.

(i) Common Stock. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a Distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and

(B) the denominator of which shall be (A) the total number of shares of Common Stock issued and outstanding immediately after prior to the time of such issuance on the close of business on such record date plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, however, if such record date shall have been fixed and such Distribution is not fully paid on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 7(c) as of the time of actual payment of such Distribution.

(ii) Series C Preferred Stock. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Series C Preferred Stock entitled to receive, a Distribution payable on the Series C Preferred Stock in additional shares of Series C Preferred Stock and a corresponding Distribution in shares of Series D Preferred Stock is not made with respect to the Series D Preferred Stock, then and in each such event the number of shares of Series C Preferred Stock issuable on conversion of each share of Series D Preferred Stock shall be increased in proportion to the increase in the aggregate number of shares of Series C Preferred Stock outstanding.

(d) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than five Business Days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder and Eligible Transferee a certificate executed by the Company’s President and Chief Executive Officer (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any Holder or Eligible Transferee (but in any event not later than five Business Days following such request), furnish or cause to be furnished to such Holder or Eligible Transferee a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock, the number of shares of Series C Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series D Preferred Stock.

8. Redemption. Except as set forth in Section 5(d), the Series D Preferred Stock shall not be redeemable either at the Company’s option or at the option of the Holders at any time. Notwithstanding the foregoing, the Company shall not be prohibited from repurchasing or otherwise acquiring shares of Series D Preferred Stock in voluntary transactions; provided that Company must offer to repurchase shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on a pro rata basis among the Holders, the holders of Series C Preferred Stock and the holders of Series E Preferred Stock. Subject to Section 10, any shares of Series D Preferred Stock repurchased or otherwise acquired may be cancelled by the Company and thereafter be reissued as shares of any series of preferred stock of the Company. The Company may not purchase, repurchase or redeem any Junior Securities (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase Junior Securities upon the termination of services at cost).

9. Voting Rights. Holders of the Series D Preferred Stock shall not have any voting rights except as otherwise required by Section 10 or from time to time under applicable law.

10. Protective Provisions. So long as any shares of Series D Preferred Stock are issued and outstanding, the Company will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the Holders of a majority of the issued and outstanding shares of Series D Preferred Stock, (a) issue additional amounts or classes of Senior Securities, (b) modify the terms of the Series D Preferred Stock so as to significantly and adversely affect its rights or preference, as reasonably determined by the Holders, (c) liquidate, dissolve or wind-up the business and affairs of the Company in any form of transaction, or consent to any of the foregoing, (d) pay dividends when preferred dividends on the Series D Preferred Stock are in arrears or (e) take any other action which, under the laws of Delaware or any other applicable law, requires the prior approval (by vote or written consent) of the Series D Preferred Stock voting as a separate class.

11. Assumption. Upon the occurrence of any Reorganization, the Company shall cause the Surviving Party to, and the Surviving Party shall, be substituted for the Company (so that from and after the date of such Reorganization, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to such Surviving Party) and succeed to and assume all of the obligations, rights and powers of the Company under this Certificate of Designations with the same effect as if such Surviving Party had been named as the Company herein with respect to the shares of Series D Preferred Stock of any Holder who elects such assumption. Upon consummation of such Reorganization, the Surviving Party shall deliver to each Holder that (a) did not elect to treat such Reorganization (if such Reorganization constitutes a Change in Control) as a Deemed Liquidation with respect to all such Holder’s shares of Series D Preferred Stock and (b) elected to have such Surviving Party succeed to the Company’s obligations hereunder, confirmation that there shall be issued upon conversion of the shares of Series D Preferred Stock at any time after the consummation of such Reorganization, in lieu of the shares of Common Stock and/or Series C Preferred Stock issuable upon the conversion of the shares of Series D Preferred Stock prior to such Reorganization, such shares of common stock or preferred stock (or their equivalent) of the Surviving Party, as adjusted to reflect the value of such Reorganization, in accordance with the provisions of this Certificate of Designations. The provisions of this Section 11 shall apply similarly and equally to successive Reorganizations and shall be applied without regard to any limitations on the conversion of the shares of Series D Preferred Stock.

12. Taxes.

(a) If the Company believes that it is required to make a deduction or withholding for or on account of tax from a payment due to a Holder under this Certificate of Designations (or that there is a change in the rate or the basis of such deduction or withholding), the Company shall notify the affected Holders promptly and provide such Holders with a reasonable opportunity to provide any necessary information that may enable the Holders to avoid such deduction or withholding.

(b) The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock or Series C Preferred Stock upon conversion or due upon the issuance of a new Certificate for any shares of Series D Preferred Stock not converted, except for any documentary, stamp or similar issue or transfer tax due because any shares of Common Stock, Series C Preferred Stock or Series D Preferred Stock are issued in a name other than the name of the converting Holder.

13. Notices. Any notice required by the provisions hereof to be given must be made in writing and will be deemed delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one Business Day after deposit with an overnight courier service or (iv) five days after being sent by certified or registered mail, in each case properly addressed to the party to receive such notice. Unless the Company otherwise provides the Holders notice thereof in accordance with this Section 13, the Company’s address for notices hereunder shall be 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

14. Record Holders. To the fullest extent permitted by law, the Company will be entitled to recognize the Holder of record as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof.

15. No Preemptive Rights. Except as otherwise set forth in any agreement with the Company, no share of Series D Preferred Stock has any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

16. Other Rights. The shares of Series D Preferred Stock have no rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

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IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its President and Chief Executive Officer and attested by its Corporate Secretary on this             day of             , 2012.

Scott W. Hamer President and Chief Executive Officer

Christopher P. Barton
Corporate Secretary

Exhibit C

CERTIFICATE OF DESIGNATIONS

OF THE POWERS, PREFERENCES AND RIGHTS

OF SERIES E PREFERRED STOCK OF

COMMUNITY FINANCIAL SHARES, INC.

Community Financial Shares, Inc., a Delaware corporation (the “Company”), hereby certifies that, pursuant to the authority conferred upon the Board of Directors of the Company (“Board of Directors”) by the Certificate of Incorporation of the Company (as amended, “Certificate of Incorporation”) and applicable law, the following resolutions were duly adopted by the Board of Directors.

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to, and vested in, the Board of Directors in accordance with the provisions of its Certificate of Incorporation, the Company does hereby create and designate a series of preferred stock, $1.00 par value per share, and the Board of Directors does hereby fix the relative rights and preferences of the shares of such series as follows:

1. Definitions.

(a) “Act” means the Securities Exchange Act of 1934, as amended, or any successor provisions, including any rules or regulations promulgated thereunder.

(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Authorized Share Failure” has the meaning set forth in Section 6(e).

(d) “BHCA” means the Bank Holding Company Act of 1956, as amended.

(e) “BHC Affiliates” means, with respect to an Person, its Affiliates and all of its “affiliates” as defined in the BHCA or Regulation Y of the Board of Governors of the Federal Reserve.

(f) “Board of Directors” has the meaning set forth in the preamble.

(g) “Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by applicable law to close.

(h) “Bylaws” means the bylaws of the Company (as amended).

(i) “Certificate” has the meaning set forth in Section 6(c)(i).

(j) “Certificate of Designations” means this Certificate of Designations.

(i) “Certificate of Incorporation” has the meaning set forth in the preamble.

(k) “Change of Control” means any of the following transactions that is approved by at least a majority of the members of the Board of Directors:

(i) the acquisition by any Person (other than the current members of the Board or any of their descendants, the Company, or any savings, pension or other benefit plan for the benefit of the employees of the Company or subsidiaries thereof), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of voting securities of the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company) where such acquisition causes any such Person to own fifty percent (50%) or more of the combined voting power of the Company’s then outstanding capital stock then entitled to vote generally in the election of directors;

(ii) a reorganization, merger, consolidation or other corporate transaction involving the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company) with respect to which the shareholders of the Company immediately prior to such transaction do not, immediately after the transaction, own more than fifty percent (50%) of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities;

(iii) the sale, transfer or assignment of all or substantially all of the assets of the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company) to any third party; or

(iv) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) through (iii), as reasonably determined by the Board of Directors.

(l) “Closing Price” means, with respect to the Common Stock and on any particular date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is listed or admitted for trading or, if the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange, as reported on the quotation system on which such security is quoted. If the Common Stock is not listed or admitted for trading on a United States national or regional securities exchange and not reported on a quotation system on such date, the “Closing Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on such date as reported by the OTC Markets Group Inc. or similar organization. If none of the foregoing apply, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized investment banking firms selected by the Company for this purpose.

(m) “Common Stock” means the common stock, no par value, of the Company.

(n) “Company” has the meaning set forth in the preamble.

(o) “Company Securities” means (i) any Common Stock, (ii) securities convertible into or exercisable or exchangeable for Common Stock, (iii) any Preferred Stock, (iv) any other equity or equity-linked securities issued by the Company, and (v) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked securities issued by the Company.

(p) “Conversion Date” has the meaning set forth in Section 6(c)(i).

(q) “Conversion Notice” has the meaning set forth in Section 6(c)(i).

(r) “Conversion Price” means $1.00 per share of Common Stock, as the same may be adjusted as provided in Section 7 hereof.

(s) “Conversion Rate” means a number equal to (i) $100.00 (as adjusted for any split, subdivision, combination or consolidation, recapitalization or similar event with respect to the Series E Preferred Stock) divided by (ii) the Conversion Price.

(t) “Deemed Liquidation” has the meaning set forth in Section 5(d).

(s) “Deemed Liquidation Payment” has the meaning set forth in Section 5(d).

(u) “Distribution” means payment of dividends or distributions, whether payable in cash, securities, options or other property (including any distributions of any rights, (including rights relating to the issuance, grant or sale of stock, warrants, securities or other property.

(v) “DTC” has the meaning set forth in Section 6(c)(ii).

(w) “Eligible Transferee” has the meaning set forth in Section 6(b).

(x) “Fair Market Value” means, (i) for any security, the Closing Price, (ii) with respect to property other than a security, the fair market value determined in good faith by a nationally recognized investment banking firm selected by the Company, and (iii) for any cash, the amount of such cash.

(x) “Holder” means a holder of shares of Series E Preferred Stock.

(y) “Junior Securities” has the meaning set forth in Section 5(a).

(z) “Liquidation Preference” has the meaning set forth in Section 5.

(aa) “Parity Securities” has the meaning set forth in Section 5(a).

(bb) “Permitted Transfer” means a transfer by any Holder: (i) in a widespread public distribution; (ii) in which no transferee (or group of associated transferees) would receive two percent (2%) or more of any class of Voting Securities of the Company; or (iii) to a transferee that would control more than fifty percent (50%) of the Voting Securities of the Company without any transfer from the Holder.

(cc) “Person” means any individual, entity or “group,” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Act.

(dd) “Registration Rights Agreement” has the meaning set forth in the Securities Purchase Agreement.

(ee) “Reorganization” means

(i) an acquisition, reorganization, merger, consolidation or other corporate transaction involving the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company);

(ii) the sale, transfer or assignment of all or substantially all of the assets of the Company (or of any direct or indirect subsidiary of the Company owning more than 75% of the consolidated assets of the Company); or

(iii) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in clauses (i) or (ii) as reasonably determined by the Board of Directors.

(ff) “Required Reserve Amount” has the meaning set forth in Section 6(e).

(gg) “Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as November 13, 2012, by and between the Company and the investors named therein.

(hh) “Senior Indebtedness” means (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed (including deposit obligations) and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business); (iv) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, banker’s acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contract and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through (v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company).

(ii) “Senior Securities” has the meaning set forth in Section 5(a).

(jj) “Series A Preferred Stock” means the 6,970 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $1.00 par value per share, of the Company previously issued to the U.S. Department of Treasury by the Company pursuant to the U.S. Department of Treasury’s Trouble Asset Relief Program Capital Purchase Program.

(kk) “Series B Preferred Stock” means the 349 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, $1.00 par value per share, of the Company previously issued to the U.S Department of Treasury by the Company pursuant to the U.S Department of Treasury’s Trouble Asset Relief Program Capital Purchase Program.

(ll) “Series C Preferred Stock” means the shares of Series C Convertible Noncumulative Perpetual Preferred Stock, $1.00 par value per share, of the Company.

(mm) “Series D Preferred Stock” means the shares of Series D Convertible Noncumulative Perpetual Preferred Stock, $1.00 par value per share, of the Company.

(nn) “Series E Preferred Stock” has the meaning set forth in Section 3.

(nn) “Share Delivery Date” has the meaning set forth in Section 6(c)(ii).

(oo) “Surviving Entity” means the successor Person in any Reorganization other than the Company, provided that if (i) such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on a national securities exchange, quotation system or over-the-counter market and (ii) the common stock or equivalent equity security of the parent entity that, directly or indirectly, controls such Person (a “Parent Entity”) is quoted or listed on a national securities exchange, quotation system or over-the-counter market, “Surviving Entity” shall mean such Person’s Parent Entity; provided further that if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Reorganization shall be deemed to be the “Surviving Entity”.

(pp) “Transaction Documents” means collectively the Securities and Purchase Agreement, the Registration Rights Agreement, and each of the other agreements entered into by the Company, on the one hand, and Holders and/or the holders of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, on the other hand, in connection with the issuance of the Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

(qq) “Voting Ownership Interest” means, with respect to any particular date and with respect to any Holder, the percentage of any class of Voting Securities of the Company deemed to be owned or controlled by the Holder (when aggregated with its BHC Affiliates) for purposes of, and in accordance with, the BHCA and its implementing regulations and guidance.

(rr) “Voting Securities” means shares of any class or series of capital stock of the Company that entitle the holders thereof (either as a separate class or series, or together with any other class or series of the Company’s capital stock) to vote on (a) the election of directors of the Company or (b) with regard to any additional matter, other than (i) the issuance of additional amounts or classes of senior securities, (ii) the modification of the terms of the security or interest so as to significantly and adversely affect its rights or preference, (iii) the dissolution of the Company, (iv) the payment of dividends by the Company when preferred dividends are in arrears or (v) such other items customarily provided by statute with regard to matters that would significantly and adversely affect the rights or preference of the security or interest.

2. Interpretation. For the purposes hereof, unless the context requires otherwise: (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to the Certificate of Designations as a whole and not to any particular provision of the Certificate of Designations, and Section references are to the Sections of the Certificate of Designations unless otherwise specified; (iii) the word “including” and words of similar import when used in the Certificate of Designations shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) the terms “Dollars”, “cents” and “$” shall mean U.S. dollars; (vi) with respect to determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (vii) references to any statute shall be deemed to refer to such statute as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (viii) the word “hereby,” or the term “contemplated hereby,” when used in the Certificate of Designations, shall refer to the Certificate of Incorporation and the Certificate of Designations and not to any other agreement or instrument; and (ix) any calculations of “as-converted” or “fully converted” basis or similar concept, unless otherwise expressly provided otherwise, shall be of the maximum number of shares of Common Stock into which such Series E Preferred Stock would be convertible assuming for such purposes that the Series E Preferred Stock would be convertible at such time and that there would be sufficient authorized shares of Common Stock to permit such conversion at such time.

3. Designation; Number of Shares. The series of preferred stock to which this Statement of Designation relates is designated “Series E Convertible Noncumulative Perpetual Preferred Stock,” par value $1.00 per share (the “Series E Preferred Stock”). Each share of

Series E Preferred Stock has the designations, preferences, limitations and relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions as described herein. The authorized number of shares of Series E Preferred Stock is 15,000. Each share of Series E Preferred Stock is identical in all respects to every other share of Series E Preferred Stock. The Series E Preferred Stock shall be perpetual until such time as no shares of Series E Preferred Stock remain outstanding

4. Dividends. Distributions may be paid on the Series E Preferred Stock as and when declared by the Board of Directors, subject, however, to the prior and superior rights of the holders of Senior Securities. In addition, the Holders of record shall be entitled to receive, on a fully converted basis, as, when, and if declared by the Board of Directors, Distributions in the same per share amount as paid on the Common Stock, and no Distributions shall be payable on Junior Securities or Parity Securities unless an identical Distribution is payable at the same time on the Series E Preferred Stock; provided however, that if a Distribution payable in Common Stock is declared on the Common Stock, the Conversion Price shall be adjusted pursuant to Section 6(f) in lieu of the Holders receiving an equivalent Distribution. Distributions that are payable on Series E Preferred Stock shall be payable to the Holders of record as they appear on the stock register of the Company on the applicable record date, as determined by the Board of Directors, which record date, in the case of a Distribution in which a Distribution is also paid on the Common Stock, shall be the same as the record date for the Distribution on the Common Stock. The Company will not make any Distribution to the stockholders of the Company which could reasonably be determined to materially adversely affect the rights, powers, privileges and preferences afforded to the Holders with respect to the right to receive the Liquidation Preference in the event of any liquidation, dissolution or winding up of the affairs of the Company (including any such event following a sale, transfer or assignment of all or substantially all of the assets of the Company).

5. Liquidation Preference.

(a) Rank. The Series E Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, in each case rank (i) subordinate and junior to the Company’s Series A Preferred Stock and Series B Preferred Stock, Senior Indebtedness (as defined herein) and all other securities of the Company issued or established after the date of this Certificate of Designations by the Company which, by their respective terms, are senior to the Series E Preferred Stock (“Senior Securities”); (ii) on parity with the Company’s Series C Preferred Stock, the Series D Preferred Stock and each other class or series of preferred stock established after the date of this Certificate of Designations by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series E Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (“Parity Securities”); and (iii) senior to the Company’s Common Stock and each other class or series of the Company’s capital stock outstanding or established or issued after date of this Certificate of Designations by the Company the terms of which do not expressly provide that such shares of capital stock rank on a parity with or senior to the Series E Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (“Junior Securities”).

(b) Liquidation Preference. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, Holders shall be entitled to receive for each share of Series E Preferred Stock, out of the assets of the Company or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Company, subject to the rights of any creditors of the Company, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock or any other Junior Securities, an amount equal to the greater of (i) the sum of (A) $100.00 per share of the Series E Preferred Stock (as adjusted for any split, subdivision, combination or consolidation, recapitalization or similar event with respect to the Series E Preferred Stock) and (B) the amount of any declared, but unpaid, Distributions to the date of payment and (ii) the amount such Holder would have received if such share of Series EPreferred Stock had been fully converted into shares of Common Stock in accordance with this Certificate of Designations immediately prior to such liquidation, dissolution or winding up (such greater amount of the foregoing clauses (i) and (ii), the “Liquidation Preference”).

(c) Partial Payment. If, in any distribution described in Section 4 and this Section 5, the assets of the Company or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Series E Preferred Stock and the corresponding amounts payable with respect to any other stock of the Company ranking equally with Series E Preferred Stock as to such distribution, Holders and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(d) Change in Control; Deemed Liquidations. Not less than twenty calendar days prior to the date that a contemplated Change of Control is expected to be consummated, the Company shall notify each Holder of the anticipated consummation date of such Change of Control by written notice via facsimile or email and overnight courier. Upon the election of a Holder (an “Electing Holder”) in writing given to the Company not later than five Business Days prior to the anticipated consummation date in the foregoing notice, the consummation by the Company of a Change of Control will constitute a liquidation, dissolution or winding up of the Company (a “Deemed Liquidation”) solely with respect to any or all of the Series C Preferred Stock held by such Holders and, upon such election, shall have the right to receive a distribution in accordance with this Section 5 (a “Deemed Liquidation Payment”). The Company shall make payment of the Deemed Liquidation Payment to any Electing Holder concurrently with the consummation of such Change of Control and in the event that the Company does not pay the Deemed Liquidation Payment on such date, an Electing Holder shall have the right to void its election. If the Company fails to pay the Deemed Liquidation Payment in full when due in accordance with this Section 5(d), the Company will pay interest thereon at a rate equal to the lesser of 25% per annum and the maximum rate permitted by applicable law, accruing daily from such date until the Deemed Liquidation Payment, plus all such interest thereon, is paid in full. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 5(d).

6. Conversion.

(a) Series C Preferred Stock. Each share of Series E Preferred Stock shall be convertible at any time into one share of Series C Preferred Stock in the manner set forth in Section 6(c); provided no such conversion may result in a Holder, together with all BHC Affiliates of the Holder, owning or controlling in the aggregate more than a 4.99% Voting Ownership Interest, excluding for the purpose of this calculation any reduction in ownership resulting from transfers by such Holder and its BHC Affiliates of Voting Securities of the Company.

(b) Common Stock. Each share of Series E Preferred Stock shall be convertible into Common Stock only (i) simultaneously with the closing of a transfer to a transferee of such Series E Preferred Stock pursuant to a Permitted Transfer (an “Eligible Transferee”) and (ii) at the sole discretion of the Eligible Transferee into a number of shares of Common Stock equal to the then applicable Conversion Rate in the manner set forth in Section 6(c) upon written notice from the Eligible Transferee. The number of shares of Common Stock into which a share of Series C Preferred Stock shall be convertible shall be determined by dividing (i) $100.00 (as adjusted for any split, subdivision, combination or consolidation, recapitalization or similar event with respect to the Series E Preferred Stock) by (ii) the then Conversion Price (subject to the conversion procedures set forth below in Section 6(c)).

(c) Conversion Mechanics.

(i) (A) An Eligible Transferee may elect to convert any or all of such Eligible Transferee’s shares of Series E Preferred Stock acquired pursuant to a Permitted Transfer into Common Stock into a number of shares of Common Stock equal to the then applicable Conversion Rate and (B) a Holder may elect to convert any or all of such Holder’s eligible shares of Series E Preferred Stock in shares of Series C Preferred Stock pursuant to Section 6(a), in each case at any time in whole or from time to time in part, as and when provided in Section 6 upon written notice delivered to the Company (at the registered office of the Company or at any office of any agent or agents of the Company, as may be designated by the Board of Directors, who shall provide prompt notice of such designation to the Holders in accordance with Section 13, specifying the number of shares of Series E Preferred Stock such Eligible Transferee or Holder is electing to convert (“Conversion Notice”), accompanied by the duly endorsed certificate or certificates evidencing outstanding shares of Series E Preferred Stock (“Certificate(s)” and together with the Conversion Notice, the “Conversion Documents”). The conversion date for such conversion shall be the date on which the Company actually receives the Conversion Documents (but in no event later than the date upon which delivery of the Conversion Documents would be deemed pursuant to Section 13) (the “Conversion Date”) and the Person entitled to receive the shares of Common Stock or Series C Preferred Stock, as applicable, issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock or Series C Preferred Stock on the Conversion Date.

(ii) Upon receipt by the Company of the Conversion Documents, the Company shall, as soon as practicable, but in any event within one Trading Day thereafter, send, via facsimile or email, a confirmation of receipt and copies of such Conversion Documents to such Eligible Transferee or Holder and to the transfer agent, which confirmation shall constitute an instruction to the transfer agent to process such Conversion Notice in accordance with the terms herein and as soon as practicable following the Conversion Date (and in any event within three Trading Days thereafter (the “Share Delivery Date”) and (A) provided the transfer agent is participating in the The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Eligible Transferee or Holder shall be entitled to such Eligible Transferee’s or Holder’s or their respective designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the transfer agent is not participating in the DTC Fast Automated Securities Transfer Program or if such Eligible Transferee or Holder elected (in the Conversion Notice) to not have the shares of Common Stock or shares of Series C Preferred Stock credited to such Eligible Transferee’s or Holder’s balance account with DTC, issue and deliver, to the address as specified in the Conversion Notice, one or more certificates representing shares of Common Stock to which such Eligible Transferee or Holder shall be entitled. In the event less than all of the shares of Series E Preferred Stock represented by a Certificate are being converted into Common Stock or Series C Preferred Stock by an Eligible Transferee or a Holder, as applicable, a new Certificate, of like tenor, at the Company’s sole cost and expense, shall be issued and delivered promptly (and in no event later than the Share Delivery Date) to such Eligible Transferee or Holder representing the number of such shares of Series E Preferred Stock that are not being converted.

(iii) From and after the Conversion Date, the shares of Series E Preferred Stock to be converted on such Conversion Date will no longer be deemed to be outstanding and all rights of the Eligible Transferee or Holder, as applicable, as Holder (except the right to receive the Common Stock or Series C Preferred Stock upon conversion) shall cease and terminate with respect to such shares; provided that a Holder shall be entitled to receive any Distributions that were declared prior to, but remain unpaid as of, the Conversion Date; provided further that in the event that a share of Series E Preferred Stock is not converted due to a default by the Company or because the Company is otherwise unable to issue the requisite shares of Common Stock or Series C Preferred Stock, such share of Series E Preferred Stock will remain outstanding and will be entitled to all of the rights as provided herein.

(iv) The Company acknowledges that a breach by it of its obligations under this Section 6(c) will cause irreparable harm to an Eligible Transferee and/or a Holder, as applicable. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(c) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(c), that an Eligible Transferee or a Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance, without the necessity of showing economic loss and without any bond or other security being required.

(d) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 7 and this Section 6 and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of any Eligible Transferee and/or any Holder, as applicable, against impairment.

(e) Reservation of Shares Issuable Upon Conversion. The Company will at all times reserve and keep available out of its authorized but unissued (i) Common Stock and (ii) Series C Preferred Stock, in each case solely for the purpose of effecting the conversion of the Series E Preferred Stock such number of shares of Common Stock and Series C Preferred Stock as will from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Stock (the “Required Reserve Amount”). If at any time while any shares of Series E Preferred Stock remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock and/or Series C Preferred Stock, as applicable, to satisfy its obligation to reserve for issuance upon conversion of the Series E Preferred Stock at least a number of shares of Common Stock and/or Series C Preferred Stock, as applicable, equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock and/or Series C Preferred Stock, as applicable, to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the shares of Series E Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 60 days after the occurrence of such Authorized Share Failure, the Company shall file a proxy statement for a special meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and/or Series C Preferred Stock, as applicable. In connection with such meeting, the Company shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and/or Series C Preferred Stock, as applicable, and to cause the Board of Directors to unanimously recommend to the stockholders that they approve such proposal.

(f) Cash Damages. If by the Share Delivery Date, the Company shall fail to issue and deliver to an Eligible Transferee or a Holder, as applicable, (i) the number of shares of Common Stock or Series C Preferred Stock, as applicable, to which such Eligible Transferee or Holder is entitled hereunder upon such Eligible Transferee’s or Holder’s conversion of the Series E Preferred Stock or (ii) a new certificate representing the number of shares of Series E Preferred Stock that are not being converted, in addition to all other available remedies to which such Eligible Transferee or Holder may pursue hereunder and under the Transaction Documents, the Company shall pay additional damages to such Eligible Transferee or Holder on each Business Day after the Share Delivery Date that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the number of shares of Common Stock (in the case of a conversion into Common Stock) or the number of Common Stock issuable upon conversion of the shares of Series C Preferred Stock (in the case of a conversion into Series C Preferred Stock), as applicable, not issued to such Eligible Transferee or Holder by the Share Delivery Date and to which such Eligible Transferee or Holder is entitled (or in the case of failure to deliver a new certificate representing shares of Series E Preferred Stock not being converted, the number of shares of Common Stock issuable upon conversion of such shares of Series E Preferred Stock (assuming that a Permitted Transfer was made to an Eligible Transferee) that would be represented by such certificate as of the Share Delivery Date), multiplied by (B) the Closing Price of the Common Stock on the Share Delivery Date. If the

Company fails to pay the damages set forth in this Section 6(f) within five Business Days of the date incurred, then such payments shall bear interest at the rate of 1.5% per month (pro rated for partial months) until such payments are made. Nothing herein shall limit an Eligible Transferee’s or a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock, Series C Preferred Stock and/or a certificate representing the remaining shares of Series E Preferred Stock, as applicable, upon conversion of the Series E Preferred Stock in accordance with the terms hereof.

7. Anti-Dilution Adjustments.

(a) Adjustments for Combinations or Divisions.

(i) Series C Preferred Stock. In the event that the Company at any time or from time to time shall effect a division of the Series C Preferred Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of distributions in Series C Preferred Stock or in any right to acquire the Series C Preferred Stock) and a corresponding division is not made with respect to the Series E Preferred Stock, the number of shares of Series C Preferred Stock issuable on conversion of each share of Series E Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Series C Preferred Stock outstanding. In the event the outstanding Series C Preferred Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Series C Preferred Stock and a corresponding combination or consolidation is not made with respect to the Series E Preferred Stock, the number of shares of Series C Preferred Stock issuable on conversion of each share of Series E Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Series C Preferred Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Common Stock. In the event that the Company at any time or from time to time shall effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of distributions in Common Stock or in any right to acquire the Common Stock), the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series E Preferred Stock shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. In the event the outstanding Common Stock shall be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, the Conversion Price in effect immediately before such combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of Series E Preferred Stock shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustments for Reclassification and Reorganization. If the Common Stock or Series C Preferred Stock, as applicable, issuable upon conversion of the Series E Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, consolidation, reclassification or otherwise (other than a division or combination of shares provided for in Section 7(a)), an Eligible Transferee’s or a Holder’s, as applicable, right to convert the Series E Preferred Stock then in effect shall, concurrently with the effectiveness of such transaction, be proportionately adjusted so that the Series E Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock or Series C Preferred Stock, as applicable, which such Eligible Transferee or Holder would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of such shares that would have been subject to receipt by such Eligible Transferee or Holder upon conversion of the Series E Preferred Stock into Common Stock or Series C Preferred Stock, as applicable, immediately before that change.

(c) Adjustment for Dividends and Distributions.

(i) Common Stock. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a Distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and

(B) the denominator of which shall be (A) the total number of shares of Common Stock issued and outstanding immediately after prior to the time of such issuance on the close of business on such record date plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, however, if such record date shall have been fixed and such Distribution is not fully paid on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 7(c) as of the time of actual payment of such Distribution.

(ii) Series C Preferred Stock. In the event the Company at any time or from time to time shall make or issue, or fix a record date for the determination of holders of Series C Preferred Stock entitled to receive, a Distribution payable on the Series C Preferred Stock in additional shares of Series C Preferred Stock and a corresponding Distribution in shares of Series E Preferred Stock is not made with respect to the Series E Preferred Stock, then and in each such event the number of shares of Series C Preferred Stock issuable on conversion of each share of Series E Preferred Stock shall be increased in proportion to the increase in the aggregate number of shares of Series C Preferred Stock outstanding.

(d) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 7, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than five Business Days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each Holder and Eligible Transferee a certificate executed by the Company’s President and Chief Executive Officer (or other appropriate officer) setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any Holder or Eligible Transferee (but in any event not later than five Business Days following such request), furnish or cause to be furnished to such Holder or Eligible Transferee a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number of shares of Common Stock, the number of shares of Series C Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series E Preferred Stock.

8. Redemption. Except as set forth in Section 5(d), the Series E Preferred Stock shall not be redeemable either at the Company’s option or at the option of the Holders at any time. Notwithstanding the foregoing, the Company shall not be prohibited from repurchasing or otherwise acquiring shares of Series E Preferred Stock in voluntary transactions; provided that Company must offer to repurchase shares of Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock on a pro rata basis among the Holders, the holders of Series C Preferred Stock and the holders of Series D Preferred Stock. Subject to Section 10, any shares of Series E Preferred Stock repurchased or otherwise acquired may be cancelled by the Company and thereafter be reissued as shares of any series of preferred stock of the Company. The Company may not purchase, repurchase or redeem any Junior Securities (other than pursuant to equity incentive agreements with employees giving the Company the right to repurchase Junior Securities upon the termination of services at cost).

9. Voting Rights. Holders of the Series E Preferred Stock shall not have any voting rights except as otherwise required by Section 10 or from time to time under applicable law.

10. Protective Provisions. So long as any shares of Series E Preferred Stock are issued and outstanding, the Company will not (including by means of merger, consolidation or otherwise), without obtaining the approval (by vote or written consent) of the Holders of a majority of the issued and outstanding shares of Series E Preferred Stock, (a) issue additional amounts or classes of Senior Securities, (b) modify the terms of the Series E Preferred Stock so as to significantly and adversely affect its rights or preference, as reasonably determined by the Holders, (c) liquidate, dissolve or wind-up the business and affairs of the Company in any form of transaction, or consent to any of the foregoing, (d) pay dividends when preferred dividends on the Series E Preferred Stock are in arrears or (e) take any other action which, under the laws of Delaware or any other applicable law, requires the prior approval (by vote or written consent) of the Series E Preferred Stock voting as a separate class.

11. Assumption. Upon the occurrence of any Reorganization, the Company shall cause the Surviving Party to, and the Surviving Party shall, be substituted for the Company (so that from and after the date of such Reorganization, the provisions of this Certificate of Designations referring to the “Company” shall refer instead to such Surviving Party) and succeed to and assume all of the obligations, rights and powers of the Company under this Certificate of Designations with the same effect as if such Surviving Party had been named as the Company herein with respect to the shares of Series E Preferred Stock of any Holder who elects such assumption. Upon consummation of such Reorganization, the Surviving Party shall deliver to each Holder that (a) did not elect to treat such Reorganization (if such Reorganization constitutes a Change in Control) as a Deemed Liquidation with respect to all such Holder’s shares of Series E Preferred Stock and (b) elected to have such Surviving Party succeed to the Company’s obligations hereunder, confirmation that there shall be issued upon conversion of the shares of Series E Preferred Stock at any time after the consummation of such Reorganization, in lieu of the shares of Common Stock and/or Series C Preferred Stock issuable upon the conversion of the shares of Series E Preferred Stock prior to such Reorganization, such shares of common stock or preferred stock (or their equivalent) of the Surviving Party, as adjusted to reflect the value of such Reorganization, in accordance with the provisions of this Certificate of Designations. The provisions of this Section 11 shall apply similarly and equally to successive Reorganizations and shall be applied without regard to any limitations on the conversion of the shares of Series E Preferred Stock.

12. Taxes.

(a) If the Company believes that it is required to make a deduction or withholding for or on account of tax from a payment due to a Holder under this Certificate of Designations (or that there is a change in the rate or the basis of such deduction or withholding), the Company shall notify the affected Holders promptly and provide such Holders with a reasonable opportunity to provide any necessary information that may enable the Holders to avoid such deduction or withholding.

(b) The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Common Stock or Series C Preferred Stock upon conversion or due upon the issuance of a new Certificate for any shares of Series E Preferred Stock not converted, except for any documentary, stamp or similar issue or transfer tax due because any shares of Common Stock, Series C Preferred Stock or Series E Preferred Stock are issued in a name other than the name of the converting Holder.

13. Notices. Any notice required by the provisions hereof to be given must be made in writing and will be deemed delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one Business Day after deposit with an overnight courier service or (iv) five days after being sent by certified or registered mail, in each case properly addressed to the party to receive such notice. Unless the Company otherwise provides the Holders notice thereof in accordance with this Section 13, the Company’s address for notices hereunder shall be 357 Roosevelt Road, Glen Ellyn, Illinois 60137.

14. Record Holders. To the fullest extent permitted by law, the Company will be entitled to recognize the Holder of record as the true and lawful owner thereof for all purposes and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof.

15. No Preemptive Rights. Except as otherwise set forth in any agreement with the Company, no share of Series E Preferred Stock has any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

16. Other Rights. The shares of Series E Preferred Stock have no rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or as provided by applicable law.

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its President and Chief Executive Officer and attested by its Corporate Secretary on this             day of             , 2012.

Scott W. Hamer
President and Chief Executive Officer

Christopher P. Barton
Corporate Secretary

Exhibit D

FORM OF OPINION OF COMPANY COUNSEL

[intentionally omitted]

Exhibit E

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 13, 2012, by and among Community Financial Shares, Inc., a Delaware corporation (the “Company”), and the several purchasers signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof between the Company and each Purchaser (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each of the Purchasers agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 8(d).

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Allowable Grace Period” shall have the meaning set forth in Section 2(g).

“Availability Date” shall have the meaning set forth in Section 4(m).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Chicago, Illinois are authorized or required by applicable law to close.

“Closing” shall have the meaning set forth in the Purchase Agreement.

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means shares of the common stock of the Company, no par value per share, and any securities into which such Common Shares may hereinafter be reclassified or otherwise converted.

“Company” shall have the meaning set forth in the Preamble.

“Demand” shall have the meaning set forth in Section 2(b).

“Demand Registration” means a registration required to be effected by the Company pursuant to Section 2(b).

“Demand Registration Statement” means a registration statement of the Company filed under the Securities Act which covers the resale of all of the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(b) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Effective Date” means the date that any Registration Statement required to be filed pursuant to this Agreement is first declared effective by the Commission.

“Effectiveness Deadline” means

(a) with respect to an Initial Registration Statement or a New Registration Statement, the earlier of (i) the 90th calendar day following the applicable Closing Date (or the 120th calendar day following such Closing Date in the event that such registration statement is subject to review by the Commission) and (ii) the 5th Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review; and

(b) with respect to a Demand Registration Statement or an Underwritten Registration Statement, the earlier of (i) the 90th calendar day following any Demand or Underwriting Demand, as applicable (or the 120th calendar day following such Demand or Underwriting Demand in the event that such registration statement is subject to review by the Commission) and (ii) the 5th Trading Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Demand Registration Statement or Underwritten Registration Statement, as applicable, will not be “reviewed” or will not be subject to further review;

provided, that in each of the foregoing clauses (a) and (b), if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business.

“Effectiveness Period” means, with respect to any Registration Statement, the period from the Effective Date until the earlier of (a) such time as there are no Registrable Securities covered by such Registration Statement remaining and (b) such time that all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144 without restriction and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Event” shall have the meaning set forth in Section 2(e).

“Event Date” shall have the meaning set forth in Section 2(e).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Deadline” means

(a) with respect to each Initial Registration Statement, the 30th calendar day following the applicable Closing Date; and

(b) with respect to a Demand Registration Statement or an Underwritten Registration Statement, the 30th calendar following any Demand or Underwriting Demand, as applicable;

provided, that in each of the foregoing clauses (a) and (b), if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

“First Closing Date” shall have the meaning set forth in the Purchase Agreement.

“Grace Period” shall have the meaning set forth in Section 2(g).

“Holder” or “Holders” means the holder or holders (including Affiliates thereof), as the case may be, from time to time of Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initiating Demand Holders” means, with respect to any Demand Registration, the Required Demand Holders who initiated the Demand for such Demand Registration.

“Initiating Underwritten Demand Holders” means, with respect to any Underwritten Demand Registration, the Required Underwritten Demand Holders who initiated the Underwritten Demand for such Underwritten Demand Registration.

“Initial Registration Statement” shall have the meaning set forth in Section 2(a).

“Inspectors” shall have the meaning set forth in Section 4(p).

“Lead Purchasers” shall have the meaning set forth in the Purchase Agreement.

“Liquidated Damages” shall have the meaning set forth in Section 2(e).

“Losses” shall have the meaning set forth in Section 6(a).

“New Registration Statement” shall have the meaning set forth in Section 2(a).

“Piggyback Registration” shall have the meaning set forth in Section 3(a).

“Piggyback Registration Statement” means a registration statement of the Company filed under the Securities Act which covers the resale of all of the Registrable Securities requested to be included therein pursuant to the provisions of Section 3 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means the Trading Market on which the Common Shares are primarily listed on and quoted for trading, which, as of the Closing Date, shall be the OTC Market Group Inc.’s OTC Pink.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Purchaser” or “Purchasers” shall have the meaning set forth in the Preamble.

“Records” shall have the meaning set forth in Section 4(p).

“Registrable Securities” means all of the Common Shares issuable upon the conversion of the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock (in each case, assuming that there are no restrictions on the right of the Purchaser to effect such conversion and that there are sufficient shares of Common Stock available to effect such conversion) and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the such securities, provided, that the Holder has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided, further, that such securities shall cease to be Registrable Securities upon the earliest to occur of the following: (a) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); and (b) when such securities cease to be outstanding.

“Registration Expenses” shall have the meaning set forth in Section 5.

“Registration Restriction Period” shall have the meaning set forth in Section 8(b).

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including without limitation the Initial Registration Statement, the New Registration Statement, any Remainder Registration Statement, any Demand Registration Statements, any Underwritten Registration Statements and any Piggyback Registration Statements), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Remainder Registration Statement” shall have the meaning set forth in Section 2(a).

“Required Demand Holder” means Lead Purchasers holding at least a majority of the Registrable Securities held by the Lead Purchasers for so long as the Lead Purchasers and their respective Affiliates and Persons that share a common investment advisor with a Lead Purchaser hold at least 12% of the Registrable Securities in the aggregate.

“Required Underwritten Demand Holder” means any Lead Purchaser for so long as such Lead Purchaser ands its Affiliates and Persons that share a common investment advisor with such Lead Purchaser hold at least 5% of the Registrable Securities in the aggregate.

“Rights Offering” shall have the meaning set forth in the Purchase Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholder Questionnaire” means a questionnaire in the form attached as Annex B hereto, or such other form of questionnaire as may reasonably be adopted by the Company from time to time.

“Series C Preferred Stock” means the shares of Convertible Noncumulative Perpetual Preferred Stock, Series C, $1.00 par value per share, of the Company.

“Series D Preferred Stock” means the shares of Convertible Noncumulative Perpetual Preferred Stock, Series D, $1.00 par value per share, of the Company.

“Series E Preferred Stock” means the shares of Convertible Noncumulative Perpetual Preferred Stock, Series E, $1.00 par value per share, of the Company.

“Suspension Event” means any event of the types specified in Section 4(c)(iii), Section 4(c)(iv) and Section 4(c)(v).

“Trading Day” means (i) a day on which the Common Shares are traded in any Trading Market, or (ii) if the Common Shares are not quoted on any Trading Market, a day on which the Common Shares are quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided that in the event that the Common Shares are not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the Over-the-Counter Bulletin Board or other national securities exchange, quotation system or over-the-counter market on which the Common Shares are listed or quoted for trading on the date in question.

“Transfer Agent” shall have the meaning set forth in Section 2(e).

“Underwriter” shall mean each of the investment banks and managers of an Underwritten Offering.

“Underwriter Holder” shall have the meaning set forth in Section 4(p).

“Underwriting Demand” shall have the meaning set forth in Section 2(c).

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public, which may be a marketed underwritten offering.

“Underwritten Registration” means a registration required to be effected by the Company pursuant to Section 2(c).

“Underwritten Registration Statement” means a registration statement of the Company filed under the Securities Act which covers resale of all of the the Registrable Securities requested to be included therein pursuant to the provisions of Section 2(c) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.

2. Registration.

(a) Initial Registration.

(i) Required Registration. On or prior to each applicable Filing Deadline with respect to each Closing, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders holding a majority of the Registrable Securities may reasonably determine (each, an “Initial Registration Statement”). Each Initial Registration Statement shall be on such form available to the Company to register for resale of the Registrable Securities as a secondary offering, subject to the provisions of Section 2(h) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section substantially in the form attached hereto as Annex A. Notwithstanding the registration obligations set forth in this Section 2, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (A) inform each of the Holders thereof and use its reasonable best efforts to file amendments to such Initial Registration Statement as required by the Commission and/or (B) withdraw such Initial Registration Statement and file a new registration statement (each, a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Securities Act Rules Compliance and Disclosure Interpretation 612.09. Each New Registration Statement shall be on such form available to the Company to register for resale of the Registrable Securities as a secondary offering, subject to the provisions of Section 2(h) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section substantially in the form attached hereto as Annex A.

(ii) Priority in Initial Registration. Notwithstanding any other provision of this Agreement and subject to the payment of Liquidated Damages in Section 2(e)), if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other Common Shares permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other Common Shares to be registered on such Registration Statement will be reduced in order as follows: (1) the Company shall reduce the number of Registrable Securities to be included by all Holders other than a Lead Purchaser or any of its Affiliates on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders and (2) the Company shall reduce the number of Registrable Securities to be included by all Lead Purchasers and their respective Affiliates on a pro rata basis based on the total number of unregistered Registrable Securities held by such Lead Purchaser and their respective Affiliates.

(iii) Additional Registration Statements. In the event the Company amends an Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (A) or (B) of Section 2(a)(i), the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on such Initial Registration Statement, as amended, or such New Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders holding a majority of the Registrable Securities may reasonably determine (the “Remainder Registration Statements”). Each Remainder Registration Statement shall be on such form available to the Company to register for resale of the Registrable Securities that were not registered for resale on an Initial Registration Statement, as amended, or a New Registration Statement as a secondary offering, subject to the provisions of Section 2(h) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section substantially in the form attached hereto as Annex A; provided that the information to be included in the Selling Stockholders section which relates to a Holder shall be subject to the approval of such Holder, and the Company shall make any changes to such section and the Plan of Distribution section that are reasonably requested by such Holder.

(b) Demand Registration.

(i) Right to Demand. Subject to the limitations set forth in Section 2(a)(ii), at any time or from time to time, the Required Demand Holders shall have the right to request in writing that the Company register all or part of such Required Demand Holders’ Registrable Securities not then already covered by another Registration Statement (a “Demand”) by filing with the Commission a Demand Registration Statement. As promptly as practicable, but no later than five (5) days after receipt of a Demand, the Company shall give written notice of such requested registration to all Holders of Registrable Securities. Subject to Section 2(c)(iv), the Company shall include in a Demand Registration (A) the Registrable Securities intended to be disposed of by the Initiating Demand Holders and (B) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within twenty (20) days after the receipt of such written notice from the Company. The Company shall, as promptly as possible following a Demand (but in no event later than the applicable Filing Deadline), cause to be filed with the Commission a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities so to be registered in accordance with the intended methods of disposition thereof specified in such Demand or further requests.

(ii) Limitations. In no event shall the Company be required to effect a Demand Registration within ninety (90) days of the effectiveness of another Demand Registration Statement.

(iii) Non-Exclusive. The registration rights granted pursuant to the provisions of this Section 2(b) shall be in addition to the registration rights granted pursuant to the other provisions of Section 2.

(c) Underwritten Registration.

(i) Right to Demand. Subject to the limitations set forth in Section 2(c)(iii), at any time or from time to time, any Required Underwritten Demand Holder shall have the right to request in writing that the Company file a post-effective amendment or prospectus supplement to a Registration Statement to effect a take down of the Registrable Securities included in such Registration Statement in the form of an Underwritten Offering (an “Underwriting Demand”). As promptly as practicable, but no later than five (5) days after receipt of an Underwritten Demand, the Company shall give written notice of such requested registration to all Holders of Registrable Securities. Subject to Section 2(c)(iv), the Company shall include in an Underwritten Demand Registration (A) the Registrable Securities intended to be disposed of by the Initiating Underwritten Demand Holders and (B) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within twenty (20) days after the receipt of such written notice from the Company. The Initiating Underwritten Demand Holders may require that all Holders participating in such Underwritten Registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to such Initiating Underwritten Demand Holders.

(ii) Selection of Underwriters. The sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Underwritten Demand Holders, subject to the approval of the Company.

(iii) Limitations; Delay. In no event shall the Company be required to effect an Underwritten Registration within ninety (90) days of the effectiveness of another Registration Statement. Notwithstanding anything to the contrary contained herein, the Company shall have the right to delay its participation in, the filing of or the effectiveness of any Underwritten Registration if in the good faith opinion of the Board of Directors, the Company’s participation in an Underwritten Registration would be impractical or inadvisable at such time, provided that any such delay will count towards the maximum duration of any Suspension Event pursuant to Section 8(d) (such that (i) if the Company files the Underwritten Registration Statement at any time after the applicable Filing Deadline, each day after such Filing Deadline shall count towards the Suspension Event and (ii) if the Underwritten Registration Statement is declared effective by the Commission at any time after the applicable Effectiveness Deadline, each day after such Effectiveness Deadline shall count towards such Suspension Event).

(iv) Priority in Underwritten Offerings.

(A) If the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) Business Days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities, if any, requested to be included in such Underwritten Registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Holders of a majority of the Registrable Securities to be included in such Registration Statement (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the amount of Registrable Securities included in such Underwritten Registration shall be reduced in order as follows: (1) the Company shall reduce the number of Registrable Securities to be included by all other Holders (other than a Lead Purchaser or any of its Affiliates) on a pro rata basis based on the total number of Registrable Securities held by such Holders and (2) the Company shall reduce the number of Registrable Securities to be included by all Lead Purchasers and their respective Affiliates on a pro rata basis based on the total number of Registrable Securities held by such Lead Purchaser and their respective Affiliates.

(B) In the event the Company shall not, by virtue of Section 2(c)(iv), include in any Underwritten Registration all of the Registrable Securities of any Holder requesting to be included in such Underwritten Registration, such Holder may, upon written notice to the Company given within five (5) Business Days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Underwritten Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Underwritten Registration.

(v) Non-Exclusive. The registration rights granted pursuant to the provisions of this Section 2(c) shall be in addition to the registration rights granted pursuant to the other provisions of Section 2.

(d) General.

(i) Effective Registration Statement.

(A) The Company shall use its reasonable best efforts to cause each Registration Statement to be declared effective by the Commission as soon as practicable and no later than the applicable Effectiveness Deadline, and shall use its reasonable best efforts to keep each Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for the Effectiveness Period (including by immediately refiling such Registration Statement (or a New Registration Statement or a Remainder Registration Statement, as applicable) if such Registration Statement expires). The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. New York City time on a Trading Day. Each Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” section substantially in the form attached hereto as Annex A. The Company shall promptly notify the Holders via facsimile or electronic mail of a “.pdf” format data file of the effectiveness of a Registration Statement within one (1) Business Day after the effectiveness order for the Registration Statement appears on the Commission’s EDGAR database. The Company shall, by 9:30 a.m. New York City time on the first Trading Day after the applicable Effective Date, file a final Prospectus with the Commission, as required by Rule 424(b).

(B) A Registration Statement shall not be deemed to have become effective (and the related registration will not be deemed to have been effected) (1) unless it has been declared effective by the Commission and remains effective for the Effectiveness Period, (2) if the offering of any Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, or (iii) if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied other than by the sole reason of any breach, failure or action by the Holders of Registrable Securities or are not otherwise waived by the parties entitled to do so.

(ii) Right to Withdraw. (A) A Demand or an Underwriting Demand may be withdrawn prior to the filing of the Demand Registration Statement or the Underwritten Statement, as applicable, by the Initiating Demand Holders or Initiating Underwritten Demand Holders, as applicable, and (B) a Demand Registration Statement or an Underwritten Registration Statement may be withdrawn prior to the effectiveness thereof by the Initiating Demand Holders or Initiating Underwritten Demand Holders, as applicable.

(e) Liquidated Damages. If: (i) an Initial Registration Statement is not filed with the Commission on or prior to its Filing Deadline, (ii) an Initial Registration Statement or the New Registration Statement, as applicable, is not declared effective by the Commission (or otherwise does not become effective) for any reason on or prior to its Effectiveness Deadline, (iii) after its Effective Date, (A) such Registration Statement ceases for any reason (including without limitation by reason of a stop order or the Company’s failure to update the Registration Statement), to remain continuously effective as to all Registrable Securities for which it is required to be effective or (B) the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities, in the case of (A) and (B) (other than during an Allowable Grace Period (as defined in Section 2(g) of this Agreement)), (iv) a Grace Period (as defined in Section 2(g) of this Agreement) exceeds the length of an Allowable Grace Period, or (v) after the date that is six months following the Closing Date, and only in the event a Registration Statement is not effective or available to sell all Registrable Securities, the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as a result of which the Holders who are not affiliates are unable to sell Registrable Securities without restriction under Rule 144 (or any successor thereto) (any such failure or breach in clauses (i) through (v) above being referred to as an “Event,” and, for purposes of clauses (i), (ii), (iii) or (v), the date on which such Event occurs, or for purposes of clause (iv) the date on which such Allowable Grace Period is exceeded, being referred to as an “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty (“Liquidated Damages”), equal to 1.5% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities held by such Holder on the Event Date. The parties agree that notwithstanding anything to the contrary herein or in the Purchase Agreement, no Liquidated Damages shall be payable (i) to non-affiliates of the Company if as of the relevant Event Date, the Registrable Securities may be sold by non-affiliates without volume or manner of sale restrictions under Rule 144 and the Company is in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent (the “Transfer Agent”) (provided, however, that in the case of any Lead Purchaser or its Affiliates, such determination may not be made without the consent of the applicable Lead Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned) and (ii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this sentence shall not relieve the Company of any Liquidated Damages accruing prior to the expiration of the Effectiveness Period). If the Company fails to pay any Liquidated Damages pursuant to this Section 2(c) in full within three (3) Business Days after the date payable, the Company will pay interest thereon at a rate of 1.5% per month (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such Liquidated Damages are due until such amounts, plus all such interest thereon, are paid in full. The Liquidated Damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date. With respect to a Purchaser, the Effectiveness Deadline for a Registration Statement shall be extended without default or Liquidated Damages hereunder in the event that the Company’s failure to obtain the effectiveness of the Registration Statement on a timely basis results from the failure of such Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case the Effectiveness Deadline would be extended with respect to Registrable Securities held by such Purchaser). On the date of this Agreement, the Company shall have notified each Purchaser of all information required from such Purchaser in order to complete the Initial Registration Statement (and the New Registration Statement, if applicable) in accordance with the requirements of the Securities Act.

(f) Supplied Information. Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire (which shall be furnished by the Company to each Holder no later than five (5) Trading Days following the date hereof). At least ten (10) Trading Days prior to the first anticipated filing date of a Registration Statement for any registration under this Agreement, the Company will notify each Holder of the information the Company requires from that Holder other than the information contained in the Selling Stockholder Questionnaire, if any, which shall be completed and delivered to the Company promptly upon request and, in any event, within two (2) Trading Days prior to the applicable anticipated filing date. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire and a response to any requests for further information as described in the previous sentence. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire or a request for further information, in either case, after its respective deadline, the Company shall use its reasonable best efforts at the expense of the Holder who failed to return the Selling Stockholder Questionnaire or to respond for further information to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire or request for further information. Each Holder acknowledges and agrees that the information in the Selling Stockholder Questionnaire or request for further information as described in this Section 2(f) will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(g) Suspension; Grace Period. Notwithstanding anything to the contrary herein, at any time after a Registration Statement has been declared effective by the Commission, the Company may delay the disclosure of material non-public information concerning the Company if the disclosure of such information at the time is not, in the good faith judgment of the Company, in the best interests of the Company (a “Grace Period”); provided, however, the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period (provided, that the Company shall not disclose the content of such material non-public information to the Holders) or the need to file a post-effective amendment, as applicable, and the date on which such Grace Period will begin, (ii) use reasonable best efforts to terminate a Grace Period as promptly as practicable and (iii) notify the Holders in writing of the date on which the Grace Period ends; provided, further, that no single Grace Period shall exceed ten (10) consecutive days, and during any three hundred sixty five (365) day period, the aggregate of all Grace Periods shall not exceed an aggregate of forty-five (45) days and the first day of any Grace Period must be at least five (5) Trading Days after the last day of any prior Grace Period (each Grace Period complying with this provision being an “Allowable Grace Period”). For purposes of determining the length of a Grace Period, the Grace Period shall be deemed to begin on and include the date the Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date the Holders receive the notice referred to in clause (iii) above and the date referred to in such notice; provided, however, that no Grace Period shall be longer than an Allowable Grace Period. Notwithstanding anything to the contrary, the Company shall cause the Transfer Agent to deliver unlegended Common Shares to a transferee of a Holder in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of the notice of a Grace Period and for which the Holder has not yet settled.

(h) Registration Statement Form. Each Purchaser acknowledges that the Common Shares are not currently listed on a national securities exchange or an “automated quotation system,” as such term is defined under the Exchange Act and the rules of the Commission promulgated thereunder, and that the Company is not currently eligible to use Form S-3 for the Registration Statements required to be filed hereunder and is not eligible to use a “free writing prospectus.” The Company, however, shall undertake to register the Registrable Securities on Form S-3 or any similar short-form registration statement promptly after the Company is permitted to use such short-form registration statement; provided, however that the Company shall maintain the effectiveness of any Registration Statement then in effect until such time as a Registration Statement on Form S-3 or any similar short-form registration statement covering the Registrable Securities has been declared effective by the Commission.

3. Piggyback Registrations.

(a) Right to Participate.

(i) If the Company at any time or from time to time proposes to register any of its securities under the Securities Act, whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, the Company shall deliver prompt written notice (which notice shall be given at least thirty (30) calendar days prior to such proposed registration and which notice shall be given after the Company has publicly disclosed such proposed registration) to all Holders of its intention to undertake such registration, describing in reasonable detail the proposed registration and distribution (including the anticipated range of the proposed offering price, the class and number of securities proposed to be registered and the distribution arrangements) and of such Holders’ right to participate in such registration under this Section 3. Subject to the other provisions of this Section 3, upon the written request of any Holder made within fifteen (15) days after the receipt of such written notice from the Company (which request shall specify the amount of Registrable Securities to be registered), the Company shall effect the registration under the Securities Act of all Registrable Securities requested by Holders to be so registered (a “Piggyback Registration”), to the extent requisite to permit the disposition of such Holders’ Registrable Securities so to be registered, by inclusion of such Registrable Securities in the Registration Statement which covers the securities of the Company which the Company proposes to register and shall cause such Registration Statement to become and remain effective with respect to such Holders’ Registrable Securities in accordance with Section 2 and the registration procedures set forth in Section 4. If a Piggyback Registration involves an Underwritten Offering, immediately upon notification to the Company from the Underwriter(s) of the price at which such Registrable Securities are to be sold, the Company shall so advise each participating Holder. The Holders requesting inclusion in a Piggyback Registration may, at any time prior to the effective date of the Piggyback Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(ii) If at any time after giving written notice of its intention to register any securities and prior to the effective date of the Piggyback Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), without prejudice, however, to the rights of Holders to cause such registration to be effected as a registration under Section 2(b) or the Company’s obligation to effect a registration under Section 2(a), and (b) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities; provided, however, that if such delay shall extend beyond one hundred twenty (120) days from the date the Company received a request to include Registrable Securities in such Piggy Registration, then the Company shall again give all Holders the opportunity to participate therein and shall follow the notification procedures set forth in the preceding paragraph.

(b) Priority in Piggyback Registration. If (x) a Piggyback Registration involves an Underwritten Offering (on a firm commitment basis) and the sole or lead managing Underwriter, as the case may be, of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) Business Days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities, if any, requested to be included in such Piggyback Registration exceeds the number which can be sold in such offering within a price range reasonably acceptable to the Holders of a majority of the Registrable Securities to be included in such Registration Statement (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering) or (y) if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on such Piggyback Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), in each case the number of Registrable Securities to be registered on such Piggyback Registration Statement will be reduced in order as follows:

(i) in the case of a registration initiated by the Company, (1) the Company shall reduce the number of Registrable Securities to be included by all other Holders (other than a Lead Purchaser or any of its Affiliates) on a pro rata basis based on the total number of Registrable Securities held by such Holders, (2) the Company shall reduce the number of Registrable Securities to be included by all Lead Purchasers and their respective Affiliates on a pro rata basis based on the total number of Registrable Securities held by such Lead Purchasers and their respective Affiliates and (3) the Company shall reduce the number of Registrable Securities to be included by the Company; and

(ii) in the case of a registration initiated by anyone other than the Company, (1) the Company shall reduce the number of Registrable Securities to be included by all other Holders (other than a Lead Purchaser or any of its Affiliates) on a pro rata basis based on the total number of Registrable Securities held by such Holders, (2) the Company shall reduce the number of Registrable Securities to be included by all Lead Purchasers and their respective Affiliates on a pro rata basis based on the total number of Registrable Securities held by such Lead Purchaser and their respective Affiliates and (3) the Company shall reduce the number of Registrable Securities to be included by the Persons initiating such registration on a pro rata basis based on the total number of Registrable Securities held by such Persons;

provided, however, that in the event the Company will not, by virtue of this Section 3, include in any such registration all of the Registrable Securities of any Holder requested to be included in such registration, such Holder may, upon written notice to the Company given within three days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such registration.

(c) Non-Exclusive. The registration rights granted pursuant to the provisions of this Section 3 shall be in addition to the registration rights granted pursuant to the provisions of Section 2.

(d) Limitations on Right to Participate. No Holder shall have be entitled to exercise its rights under this Section 3 or to otherwise attempt to effect a Piggyback Registration with respect to (i) the Rights Offering; (ii) a registration statement on Form S-8, (iii) a registration statement on Form S-4 in connection with an acquisition by the Company or (iv) a registration statement to register for resale securities issued by the Company pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company.

4. Registration Procedures.

In connection with the Company’s registration obligations hereunder:

(a) the Company shall not less than three (3) Trading Days prior to the filing of a Registration Statement and not less than one (1) Trading Day prior to the filing of any related Prospectus or any amendment or supplement thereto (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any similar or successor reports), furnish to the Holder copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such Holder (it being acknowledged and agreed that if a Holder does not object to or comment on the aforementioned documents prior to the end of such three (3) Trading Day or one (1) Trading Day period, as the case may be, then such Holder shall be deemed to have consented to and approved the use of such documents). The Company agrees to include in any Registration Statement all information which any selling Holder shall reasonably request. The Company shall not file any Registration Statement or amendment or supplement thereto in a form to which a Holder reasonably objects in good faith, provided, that, the Company is notified of such objection in writing within the three (3) Trading Day or one (1) Trading Day period described above, as applicable;

(b) (i) the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period (except during an Allowable Grace Period); (ii) the Company shall cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424 (except during an Allowable Grace Period); (iii) the Company shall respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible, provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as “Selling Stockholders” but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) the Company shall comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; provided, however, that each Purchaser shall be responsible for the delivery of the Prospectus to the Persons to whom such Purchaser sells any of the Registrable Securities (including in accordance with Rule 172 under the Securities Act), and each Purchaser agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration

Statement and otherwise in compliance with applicable federal and state securities laws; provided that the plan of distribution may be modified to comply with the requirements of the Securities Act, other applicable laws and regulations or SEC Guidance. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 4(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed;

(c) the Company shall notify the Holders (which notice shall, pursuant to clauses (iii) through (v) of this Section 4(c), be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably practicable (and, in the case of (i)(A) of this Section 4(c), not less than two (2) Trading Days prior to such filing, in the case of (iii) and (iv) of this Section 4(c), not more than one Trading Day after such issuance or receipt, and in the case of (v) of this Section 4(c), not more than one Trading Day after the occurrence or existence of such development) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading;

(d) the Company shall use reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable;

(e) the Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities

(f) the Company shall, if requested by a Holder or an Underwriter of an Underwritten Offering, if any, furnish to such Holder or such Underwriter, without charge, (i) one conformed copy of each Registration Statement and each amendment thereto, (ii) as many copies of each Prospectus, preliminary Prospectus and each amendment thereto and (iii) all exhibits to the extent requested by such Holder or Underwriter (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

(g) the Company shall, prior to any resale of Registrable Securities by a Holder, use its reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction;

(h) the Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request. Provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent may credit such Registrable Securities, to the extent permitted by the Purchase Agreement and under law, free from all restrictive legends, to such Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. If the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if such Holder elected to not have the Registrable Securities credited to such Holder’s balance account with DTC, the Transfer Agent shall issue and deliver, to the address as specified by such Holder, one or more certificates representing such Registrable Securities that are, to the extent permitted by the Purchase Agreement and under law, free from all restrictive legends;

(i) the Company shall following the occurrence of any Suspension Event, as promptly as reasonably practicable (taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event), prepare and file a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading;

(j) the Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of Common Shares beneficially owned by such Holder and any Affiliate thereof, (ii) any Financial Industry Regulatory Authority (“FINRA”) affiliations, (iii) any natural Persons who have the power to vote or dispose of the Registrable Securities and (iv) any other information as may be requested by the Commission, FINRA or any state securities commission. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of Registrable Securities because any Holder fails to furnish such information within five (5) Trading Days of the Company’s request, any Liquidated Damages that are accruing at such time as to such Holder only shall be tolled and any Event that may otherwise occur solely because of such delay shall be suspended as to such Holder only, until such information is delivered to the Company;

(k) the Company shall cooperate with any registered broker through which a Holder proposes to resell its Registrable Securities in effecting a filing with FINRA pursuant to FINRA Rule 5110 as requested by any such Holder and the Company shall pay the filing fee required for the first such filing within two (2) Business Days of the request therefor;

(l) if requested by a Holder, the Company shall (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Company reasonably agrees should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(m) the Company shall otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including Rule 172, notify the Holders promptly if the Company no longer satisfies the conditions of Rule 172 and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this Section 4(m), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter);

(n) if any Holder is required under applicable securities laws to be described in the Registration Statement as an underwriter or a Holder believes that it could reasonably be deemed to be an underwriter of Registrable Securities, the Company shall furnish to such Holder, on the Effectiveness Date and thereafter from time to time on such dates as a Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holders, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holders;

(o) no Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent;

(p) the Company shall make available for inspection by (i) a Holder if such Holder is required under applicable securities laws to be described in the Registration Statement as an underwriter or a Holder believes that it could reasonably be deemed to be an underwriter of Registrable Securities (an “Underwriter Holder”), (iii) legal counsel retained by the Underwriter Holders, (iv) legal counsel retained by each Underwriter, (iv) one firm of accountants or other agents retained by the Underwriter Holders and (v) accountants or other agents retained by each Underwriter (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to a Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (B) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (C) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations;

(q) the Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

(r) the Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each Trading Market on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for quotation of all of the Registrable Securities on the Principal Market or (iii) if, despite the Company’s reasonable best efforts, the Company is unsuccessful in satisfying the preceding clauses (i) and (ii), to secure the inclusion for quotation on another Trading Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two (2) market makers to register with FINRA as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 4(r);

(s) the Company shall notify the Holders in writing no later than ten (10) days before filing any other registration statement during a Registration Restriction Period as contemplated by Section 8(b); and

(t) the Company enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities covered by the Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each Underwriter (including any actual Underwriter Holders) and, at the request of the Company and subject to the approval of such independent certified public accountants of the Company, such “comfort” letters may also be addressed to the Board of Directors, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, including but not limited to financial information contained in any preliminary prospectus or Prospectus and (iv) deliver such documents and certificates to each Underwriter (including any actual Underwriter Holders) as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold or the Underwriters (including any actual Underwriter Holders), and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with conditions customarily contained in an underwriting agreement.

5. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for any Holder other than a Lead Purchaser) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence (“Registration Expenses”) shall include, without limitation, (a) all registration and filing fees (including, without limitation, fees and expenses (i) with respect to filings required to be made with any Trading Market on which the Common Shares are then listed for trading, (ii) with respect to compliance with applicable state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (iii) if not previously paid by the Company in connection with a filing by the issuer, with respect to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110, so long as the broker is receiving no more than a customary brokerage commission in connection with such sale, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the Registration Statement), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) reasonable fees and disbursements of counsel for the Lead Purchasers, (f) Securities Act liability insurance, if the Company so desires such insurance, and (g) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees, discounts or commissions with respect to any Registrable Securities to be sold pursuant to a Registration Statement or any legal fees or other costs of the Holders, except for reasonable fees and disbursements of counsel for any Lead Purchaser.

6. Indemnification.

(a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, Affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of, related to, or are based upon (i) any violation or alleged violation by the Company or its agents of any rule or regulation promulgated under the Exchange Act, the Securities Act, FINRA or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any registration, (ii) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which any Registrable Securities are offered (iii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, (iv) any failure to register or qualify the Registrable Securities included in any such registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on a Holder’s behalf, or (v) any violation of this Agreement; provided, however, the Company will not be liable in any such case to the extent, but only to the extent, that (A) any such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex A hereto for this purpose) or (B) in the case of an occurrence of a Suspension Event, to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 8(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, (ii) to the extent, but only to the extent, that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in a Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (iii) in the case of an occurrence of a Suspension Event, to the extent, but only to the extent, related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 8(d), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 6(c)) shall be paid to the Indemnified Party, as incurred, within twenty Trading Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 6(a) or Section 6(b) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 6(d) was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Non-Exclusivity. The indemnity and contribution agreements contained in this Section 6 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution, limitation or in lieu of the indemnification provisions under the Purchase Agreement.

7. Other Obligations of the Company.

(a) Availability of Information.

(i) So long as the Company shall not have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any Holder and upon the request of any Person designated by such Holder as a prospective purchaser of any Registrable Securities, furnish in writing to such Holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the Company’s most recent balance sheet and profit and loss and retained earnings statements, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonable available, provided that, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than sixteen (16) months prior to the date of such request, statements of profit and loss and retained earnings for the twelve (12) months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than six (6) months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request.

(ii) If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it shall timely file any reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 under the Securities Act), and that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (B) any other rule or regulation now existing or hereafter adopted by the Commission. Upon the request of any Holder, the Company shall deliver to such Holder (A) a written statement as to whether it has complied with such requirements and (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q.

8. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) No Piggyback on Registrations; Prohibition on Filing Other Registration Statements. Neither the Company nor any of its security holders may include securities of the Company in a Registration Statement hereunder and the Company shall not enter into any agreement providing any such right to any of its security holders. The Company shall not, from the date hereof until the date that is 60 days after the Effective Date of the Initial Registration Statement, a New Registration Statement, a Remainder Registration Statement or an Underwritten Registration Statement (the “Registration Restriction Period”), as applicable, prepare and file with the Commission a registration statement, prospectus or prospectus supplement relating to an offering for its own account or for the account of its stockholders (other than the Holders pursuant to the terms of this Agreement) under the Securities Act of any of its equity securities, other than (i) in connection with the Rights Offering, a registration statement on Form S-1; (ii) a registration statement on Form S-8, (iii) in connection with an acquisition, on Form S-4, (iv) a registration statement to register for resale securities issued by the Company pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but, other than with respect to the Rights Offering, shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities or (v) relating to an offering of Common Shares by existing stockholders of the Company under the Securities Act pursuant to the terms of registration rights held by such stockholders as of the date hereof or from filing amendments to registration statements filed prior to the date of this Agreement.

(c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it (unless an exemption therefrom is available) in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell the Registrable Securities only in accordance with a method of distribution described in the Registration Statement.

(d) Discontinued Disposition. By its acquisition of Registrable Securities, each Holder agrees that, upon receipt of a notice from the Company of the occurrence of any Suspension Event, such Holder will forthwith discontinue disposition of such Registrable Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed; provided, that the suspension as a result of a Suspension Event or pursuant to Section 2(c)(iii) shall not be for more than forty-five (45) days in any three hundred sixty-five (365) day period. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(e) No Inconsistent Agreements. Neither the Company nor any of its Subsidiaries has entered, as of the date hereof, nor shall the Company or any of its Subsidiaries, on or after the date hereof, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

(f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Holders holding at least a majority of the then outstanding Registrable Securities, provided, that any party may give a waiver as to itself. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, if any such amendment, modification or waiver would adversely affect in any material respect any Holder or group of Holders who have comparable rights under this Agreement disproportionately to the other Holders having such comparable rights, such amendment, modification, or waiver shall also require the written consent of the Holder(s) so adversely affected.

(g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement; provided, that the Company may deliver to each Holder the documents required to be delivered to such Holder under Section 8(a) of this Agreement by e-mail to the e-mail addresses provided by such Holder to the Company solely for such specific purpose.

(h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of all the Holders of the then outstanding Registrable Securities. Each Holder may assign its respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

(i) Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

(k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(m) Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.

(n) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to purchase the Purchased Shares pursuant to the Purchase Agreement has been made independently of any other Purchaser. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Purchased Shares or enforcing its rights under the Purchase Agreement or this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser.

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMMUNITY FINANCIAL SHARES, INC.

By:	Scott W. Hamer
Its:	President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGES OF HOLDERS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

NAME OF PURCHASER

AUTHORIZED SIGNATORY

By:
Its:

ADDRESS FOR NOTICE:

Attn:
Phone:
E-mail:

Annex A

PLAN OF DISTRIBUTION

We are registering the Securities issued to the selling shareholders to permit the resale of these Securities by the holders of the Securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Securities. We will bear all fees and expenses incident to our obligation to register the Securities.

The selling shareholders may sell all or a portion of the Securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling Securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such securities at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

A-i

The selling shareholders also may resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided, that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440-1 and IM-2440-2.

In connection with sales of the Securities or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Securities short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission (the “SEC”), the selling shareholders may deliver Securities covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our Common Shares made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling shareholders and any broker-dealer or agents participating in the distribution of the Securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the applicable prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Securities. Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each such selling shareholder and of the participating broker-dealer(s), (2) the number of shares involved, (3) the price at which such Securities were sold, (4) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (5) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (6) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent.

Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell, and the selling shareholders are not obligated to sell, any or all of the Securities registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities. We will pay all expenses of the registration of the Securities pursuant to a registration rights agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any and any

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related legal expenses incurred by it. We will indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

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Exhibit F

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

COMMUNITY FINANCIAL SHARES, INC.

1.	The name of the corporation is:

COMMUNITY FINANCIAL SHARES, INC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity, for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of capital stock which the corporation shall have authority to issue is seventy-six million (76,000,000), consisting of seventy-five million (75,000,000) shares of common stock (the “Common Stock”), all of such shares of Common Stock shall be without par value, and one million (1,000,000) shares of preferred stock (the “Preferred Stock”), par value $1.00 per share. Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of stockholders.

The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

5A.	The name and mailing address of the incorporator is as follows:

NAME	MAILING ADDRESS
Ward J. Larson	822 Saddlewood Drive Glen Ellyn, IL, 60137

5B.	The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
William F. Behrmann	858 Saddlewood Dr. Glen Ellyn, IL, 60137

H. David Clayton	22W676 Ahlstrand Dr. Glen Ellyn, IL, 60137

Raymond A. Dieter	22W240 Stanton Glen Ellyn, IL, 60137

Donald H. Fischer	1676 Thompson Dr. Wheaton, IL, 60187

Harold W. Gaede	1005 S. Hale Wheaton, IL, 60189

Joe. S. Morrissey	108 E. Farnham Rd. Wheaton, IL, 60187

John M. Mulherin	569 Dorset Ave. Glen Ellyn, IL, 60137

E. Lawrence Young	1481 Sandy Hook Wheaton, IL, 60187

6.	The corporation is to have perpetual existence.

7.	In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.	Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.	The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10.	In all elections of directors and all matters coming to the stockholders, each outstanding common share shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on all matters is non-cumulative.

11.	A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

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12.	The Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Community Financial Shares, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by its officer hereto duly authorized this             day of             , 2012.

COMMUNITY FINANCIAL SHARES, INC.

By:
Name:
Title:

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